As filed with the Securities and Exchange Commission on January 11, 2019
Registration No. 333-228788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The First Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Mississippi	6021	64-0862173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy. 98 West, Suite A
Hattiesburg, Mississippi 39402
(601) 268-8998
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
Donna T. (Dee Dee) Lowery
Chief Financial Officer
6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
With copies to:
Mark C. Kanaly David S. Park Alston & Bird, LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Gerald F. Heupel, Jr. Hugh T. Wilkinson Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W. Suite 100 Washington, DC 20007 (202) 295-4500
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	2,902,218(1)	N/A	$73,281,004.50(2)	$8,881.66(3)

(1)
Represents the maximum number of shares of The First Bancshares, Inc. common stock that could be issued in connection with the merger described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions. In the event the number of shares of common stock required to be issued to consummate the merger described herein is increased after the date this registration statement is declared effective, The First Bancshares, Inc. will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the “Securities Act”), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares.

(2)
Pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the average of the high and low prices for shares of FPB Financial Corp. common stock as reported on the Over-the-Counter Electronic Bulletin Board on January 10, 2019 ($25.25 per share) multiplied by the maximum number of such shares (2,902,218) that may be exchanged for the securities being registered.

(3)
Calculated pursuant to Rule 457(f) of the Securities Act to be $8,881.66 by multiplying the proposed maximum aggregate offering price by 0.0001212. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Registration Statement on Form S-4 on December 13, 2018.

This registration statement shall hereinafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended.

The information in this proxy statement/prospectus is not complete and is subject to change. The First Bancshares, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED JANUARY 11, 2019
Proxy Statement/Prospectus

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Stockholders of FPB Financial Corp.:
The boards of directors of The First Bancshares, Inc., or First Bancshares, and FPB Financial Corp., or FPB, have each unanimously approved the acquisition of FPB by First Bancshares. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of November 6, 2018, which we refer to as the merger agreement, by and between First Bancshares and FPB, whereby FPB will be merged with and into First Bancshares, which we refer to as the merger. Immediately following the merger of FPB with and into First Bancshares, Florida Parishes Bank, a wholly owned savings bank subsidiary of FPB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, A National Banking Association, or The First, with The First as the surviving bank, which we refer to as the bank merger.
If the merger is completed, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83, or the exchange ratio, of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date, or the measurement price, is either less than $34.61 or greater than $43.39.
Although the number of shares of First Bancshares common stock that FPB stockholders will receive is fixed (provided that the measurement price of First Bancshares common stock is within the band of  $34.61 per share and $43.39 per share), the market value of the merger consideration will fluctuate with the market price of First Bancshares common stock and will not be known at the time FPB stockholders vote on the merger. First Bancshares common stock is currently quoted on the NASDAQ Global Market under the symbol “FBMS.” On November 6, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of First Bancshares common stock of $36.83 per share, the 0.83 exchange ratio represented approximately $30.57 in value for each share of FPB common stock to be converted into First Bancshares common stock. Based on the most recent reported closing sale price of First Bancshares common stock on January 10, 2019 of  $31.11 per share, the exchange ratio, as adjusted, represented approximately $28.73 in value for each share of FPB common stock to be converted into First Bancshares common stock. Based on the exchange ratio and the number of shares of FPB common stock outstanding (assuming the exercise of all outstanding warrants), the maximum number of shares of First Bancshares common stock offered by First Bancshares and issuable in the merger is 2,902,218, assuming the exchange ratio is adjusted to 1.00. We urge you to obtain current market quotations for the price of First Bancshares common stock (trading symbol “FBMS”) and FPB common stock (trading symbol “FPBF”).
FPB will hold a special meeting of its stockholders, referred to as the FPB special meeting, where FPB stockholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and (2) a proposal to adjourn the FPB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
The FPB special meeting will be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana, on March 1, 2019, at 10:00 a.m., Central Time, subject to any adjournment or postponement thereof.
Each of First Bancshares and FPB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the FPB common stock exchanged for First Bancshares common stock will generally be tax-free.
Your vote is important. Completion of the merger is subject to the approval of the merger agreement by the stockholders of FPB. Regardless of whether or not you plan to attend the FPB special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the FPB special meeting.
The board of directors of FPB has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the stockholders of FPB, has unanimously approved the merger agreement and the merger and unanimously recommends that the stockholders of FPB vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the FPB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
This proxy statement/prospectus describes the FPB special meeting, the merger, the merger agreement, other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 23, for a discussion of the risks relating to the proposed merger. You also can obtain information about First Bancshares from documents that it has filed with the Securities and Exchange Commission.
If you have any questions concerning the merger, please contact Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880. We look forward to seeing you at the meeting.
/s/ Fritz W. Anderson II

Fritz W. Anderson II
Chairman of the Board and Chief Executive Officer
FPB Financial Corp.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either First Bancshares or FPB, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is January 31, 2019, and it is first being mailed or otherwise delivered to the FPB stockholders on or about January 31, 2019.

FPB FINANCIAL CORP.
1300 West Morris Avenue
Hammond, Louisiana 70403
(985) 345-1880

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 1, 2019
To the Stockholders of FPB Financial Corp.:
A special meeting of the stockholders of FPB Financial Corp., or FPB, will be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana, on March 1, 2019, at 10:00 a.m., Central Time, subject to any adjournment or postponement thereof, for the following purposes:
1.
To consider and vote upon a proposal, which we refer to as the merger proposal, to approve the Agreement and Plan of Merger, dated as of November 6, 2018, which we refer to as the merger agreement, by and between FPB and The First Bancshares, Inc., or First Bancshares, which provides for the merger of FPB with and into First Bancshares with First Bancshares as the surviving company, which is referred to herein as the merger; and

2.
To consider and vote upon a proposal to adjourn the special meeting, referred to herein as the FPB special meeting, to a later date or dates if the board of directors of FPB determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the FPB special meeting to approve the merger, which we refer to as the adjournment proposal.

No other business may be conducted at the FPB special meeting. All holders of shares of common stock of FPB of record as of the close of business as of 5:00 p.m. Central Time on January 18, 2019 will be entitled to notice of and to vote at the FPB special meeting and any adjournments thereof. The FPB special meeting may be adjourned from time to time upon approval of holders of FPB common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.
FPB stockholders have the right to assert appraisal rights under Part 13 of the Louisiana Business Corporation Act, or LBCA. Appraisal rights allow a stockholder to avoid the effects of the proposed corporate action described in this notice by selling the stockholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a stockholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the stockholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the stockholder intends to assert appraisal rights. If a stockholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the stockholder an appraisal form that the stockholder must complete and return, and a copy of Part 13 of the LBCA governing appraisal rights. A copy of the applicable statutory provisions of the LBCA is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger — Appraisal Rights,” beginning on page 67 of the proxy statement/prospectus. The merger might not be completed if the holders of more than 10.0% of the outstanding shares of FPB common stock exercise appraisal rights.
If you have any questions concerning the merger agreement, the merger, the FPB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of FPB common stock, please contact Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880.
By Order of the Board of Directors,
G. Wayne Allen
Corporate Secretary
Hammond, Louisiana
January 31, 2019

The FPB board of directors unanimously recommends that holders of FPB common stock entitled to vote at the FPB special meeting vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Your Vote is Very Important
A proxy card is enclosed. Whether or not you plan to attend the FPB special meeting, if you are a holder of shares of FPB common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may also vote via the Internet or telephone by following the instructions on the proxy card. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of FPB common stock and attend the FPB special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about First Bancshares from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Bancshares at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting First Bancshares at the contact information set forth below:
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or February 22, 2019.
If you are a FPB stockholder and have any questions about the merger agreement, the merger, the FPB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of FPB common stock, please contact Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880.
You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated January 31, 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document. Neither the mailing of this document to FPB stockholders nor the issuance by First Bancshares of shares of First Bancshares common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding FPB has been provided by FPB and information contained in this document regarding First Bancshares has been provided by First Bancshares. See “Where You Can Find More Information” for more details.

i

ii

QUESTIONS AND ANSWERS
The following are answers to some questions that FPB stockholders may have regarding the proposed transaction between First Bancshares and FPB and the proposals being considered at the FPB special meeting. First Bancshares and FPB urge you to read carefully this entire proxy statement/prospectus, including the annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.
Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “First Bancshares” refer to The First Bancshares, Inc., a Mississippi corporation, and its affiliates; (2) “The First” refer to The First, A National Banking Association, a national banking association and the wholly owned bank subsidiary of First Bancshares; (3) “FPB” refer to FPB Financial Corp., a Louisiana corporation, and its affiliates; and (4) “Florida Parishes Bank” refer to Florida Parishes Bank, a federal savings bank and the wholly owned bank subsidiary of FPB.
Q:
Why am I receiving this proxy statement/prospectus?

A:
First Bancshares and FPB have entered into an Agreement and Plan of Merger, dated as of November 6, 2018, which we refer to as the merger agreement. Pursuant to the merger agreement, FPB will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Florida Parishes Bank, a wholly owned savings bank subsidiary of FPB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, with The First as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the majority of the outstanding shares of FPB common stock entitled to vote at the FPB special meeting vote in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal.
In addition, FPB is soliciting proxies from its stockholders with respect to a proposal to approve one or more adjournments of the FPB special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal.
This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the FPB special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) FPB is soliciting proxies from the FPB stockholders and the proxy statement provides important information about the FPB special meeting to vote on the merger proposal and the adjournment proposal, and (2) First Bancshares will issue shares of First Bancshares common stock to holders of FPB common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow FPB stockholders to authorize a proxy to vote their shares without attending the FPB special meeting.
Your vote is important. We encourage you to authorize your proxy as soon as possible.
Q:
What will I receive in the merger?

A:
If the merger is completed, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83, or the exchange ratio, of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price per share of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date, or the measurement price, is either less than $34.61 or greater than $43.39. Each outstanding share of FPB common stock subject to vesting restrictions under an FPB stock benefit plan shall become vested immediately prior to the effective time of the merger and will be converted into the right to receive the same merger consideration that other FPB stockholders are entitled to receive. Each warrant to purchase shares of FPB common stock that consents to being cashed out shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of  (i) the total number of shares of FPB common stock subject to such warrant times (ii) the excess, if any, of  (A) the product of the measurement price multiplied by the exchange ratio, over (B) the exercise price per share of FPB common stock subject to such warrant. If a holder of a warrant to purchase FPB common stock does not exercise the warrant prior to completion of the merger and does not consent to the warrant being cashed out, then such holder’s warrant will be assumed by First Bancshares, subject to adjustments in accordance with the terms of the merger agreement.
First Bancshares or FPB may terminate the merger agreement if the measurement price is either less than $33.15 or more than $44.85.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FPB stockholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the twenty (20) trading days ending on the business days immediately prior to the closing date.
Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. The value of the merger consideration may fluctuate based upon the market value for First Bancshares common stock between the date of this proxy statement/prospectus and the completion of the merger. If the measurement price of First Bancshares common stock is within the band of  $34.61 per share and $43.39 per share, FPB stockholders will receive 0.83 of a share of First Bancshares common stock for each share of FPB common stock they hold. Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus will change the value of the shares of First Bancshares common stock that FPB stockholders may receive.

Q:
How does FPB’s board of directors recommend that I vote at the special meeting?

A:
FPB’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:
When and where is the FPB special meeting?

A:
The FPB special meeting will be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana, on March 1, 2019, at 10:00 a.m., Central Time.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the FPB special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you are a registered stockholder, you may also vote via the Internet or telephone by following the instructions on the proxy card. Submitting your proxy by mail, voting via the Internet or telephone or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the FPB special meeting. Your proxy card must be received prior to the special meeting on March 1, 2019, in order to be counted.

Q:
What constitutes a quorum for the FPB special meeting?

A:
Holders representing at least a majority of the issued and outstanding shares of FPB common stock entitled to vote at the FPB special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the FPB special meeting will be postponed until the holders of the number of shares of FPB common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of FPB common stock will be counted for purposes of determining whether a quorum is present at the FPB special meeting. If additional votes must be solicited to approve the merger proposal, it is expected that the FPB special meeting will be adjourned to solicit additional proxies.
Q:
What is the vote required to approve each proposal?

A:
The merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of FPB common stock entitled to vote at the FPB special meeting. The adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter.

Q:
What would happen if the adjournment proposal does not get approved by FPB stockholders?

A:
The completion of the merger is not conditioned upon stockholder approval of the adjournment proposal. If a quorum is present at the FPB special meeting and the adjournment proposal is not approved and there are not sufficient votes at the time of the FPB special meeting to approve the merger proposal, then the FPB board of directors will not have the ability to adjourn to solicit additional votes and the merger proposal will not be approved.

Q:
Why is my vote important?

A:
If you do not submit a proxy or vote in person, it may be more difficult for FPB to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of FPB common stock. FPB’s board of directors unanimously recommends that you vote “FOR” the merger proposal.

Q:
How many votes do I have?

A:
FPB stockholders are entitled to one vote on each proposal to be considered at the special meeting for each share of FPB common stock owned as of the close of business on January 18, 2019, which is the record date for the FPB special meeting.

Q:
How do I vote?

A:
If you are a stockholder of record, you may have your shares of FPB common stock voted on the matters to be presented at the FPB special meeting in any of the following ways:

•
You may vote by mail.   You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

•
You may vote by telephone.   If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included with the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

•
You may vote on the Internet.   If you are a registered stockholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included with the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

•
You may vote in person at the meeting.   You may vote by attending the special meeting and casting your vote in person.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:
Do FPB directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of the FPB board of directors with respect to the merger agreement, you should be aware that FPB’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of FPB’s stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of FPB’s stockholders include but are not limited to the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement, accelerated vesting of restricted stock issued to executive officers and directors, payment of change in control payments and employment agreement payments to certain executives and entry into new employment agreements with The First.

Q:
What if I abstain from voting, fail to authorize a proxy or fail to vote in person?

A:
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the FPB special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All FPB stockholders as of the record date, including stockholders of record and stockholders who hold their shares through any other holder of record, are invited to attend the FPB special meeting. Holders of record of FPB common stock can vote in person at the FPB special meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the FPB special meeting. If you plan to attend the FPB special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. FPB reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the FPB special meeting is prohibited without express written consent. Even if you plan to attend the special meeting, FPB encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to attend the special meeting.

Q:
Can I change my vote?

A:
Yes. If you are a holder of record of FPB common stock, you may revoke your proxy at any time prior to the FPB special meeting by: (1) delivering written notice of revocation to G. Wayne Allen, Corporate Secretary, FPB Financial Corp., 1300 West Morris Avenue, Hammond, Louisiana 70403, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, (3) voting by telephone or on the Internet (your latest telephone or Internet vote will be counted) or (4) by attending the FPB special meeting and voting in person. Your attendance at the FPB special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot in person at the special meeting or deliver a written revocation to the FPB Corporate Secretary prior to the voting of such proxy.

Q:
Will FPB be required to submit the merger proposal to its stockholders even if FPB’s board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the FPB special meeting, FPB is required to submit the merger proposal to its stockholders even if FPB’s board of directors has withdrawn, modified or qualified its recommendation.

Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of FPB common stock?

A:
Each of First Bancshares and FPB expects the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the merger agreement will constitute a “plan or reorganization” as such term is used in Sections 354 and 361 of the Code. Accordingly, a U.S. holder (as defined below) of FPB common stock that receives only shares of First Bancshares common stock in the merger generally would not recognize gain or loss on the exchange of such holder’s FPB common stock. However, holders of FPB common stock will be subject to tax on any cash received in lieu of a fractional share of First Bancshares common stock.
For further information, see “The Merger — Material U.S. Federal Income Tax Consequences.”
The U.S. federal income tax consequences described above may not apply to all holders of FPB common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Are FPB stockholders entitled to exercise appraisal rights?

A:
Yes. Under Louisiana law, record holders of shares of FPB common stock have the right to demand in writing to receive a payment in cash for the “fair value” of their shares as determined by an appraisal process. To exercise those appraisal rights, an FPB stockholder must follow exactly the procedures specified under Louisiana law. These procedures are summarized in this proxy statement/prospectus. In addition, the text of the applicable provisions of Louisiana law is included as Annex C to this document. Failure to strictly comply with these provisions may result in the loss of appraisal rights. The value determined in the appraisal process may be more or less than the value an FPB stockholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable Louisiana law provisions will result in the loss of the right of appraisal. For further information, see “The Merger — Appraisal Rights.”

Pursuant to the merger agreement, the merger may not be completed if appraisal rights are properly asserted with respect to 10% or more of the outstanding shares of FPB common stock.
Q:
Should I send my FPB stock certificates with my proxy card for the FPB special meeting?

A:
No. You should NOT send your FPB stock certificates with your proxy card. First Bancshares, through its appointed exchange agent, will send FPB stockholders separate instructions for exchanging FPB stock certificates and FPB common stock held in book-entry form for the merger consideration.

Q:
What should I do if I hold my shares of FPB common stock in book-entry form?

A:
You are not required to take any specific actions to exchange your shares of FPB common stock if your shares are held in book-entry form. After the completion of the merger, shares of FPB common stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of First Bancshares common stock in book-entry form, and any cash to be paid in lieu of fractional shares in the merger.

Q:
What happens if I sell or transfer ownership of shares of FPB common stock after the record date for the FPB special meeting?

A:
The record date for the FPB special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of FPB common stock after the record date for the FPB special meeting, but prior to completion of the merger, you will retain the right to vote at the FPB special meeting, but the right to receive the merger consideration will transfer with the shares of FPB common stock.

Q:
Whom may I contact if I cannot locate my FPB stock certificate(s)?

A:
If you are unable to locate your original FPB stock certificate(s), you should contact Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as First Bancshares or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.
Q:
When do you expect to complete the merger?

A:
First Bancshares and FPB expect to complete the merger in the first quarter of 2019. However, neither First Bancshares nor FPB can assure you when or if the merger will occur. First Bancshares and FPB must first obtain the approval of FPB stockholders for the merger proposal, as well as the necessary regulatory approvals.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of FPB common stock will not receive any consideration for their shares of FPB common stock that otherwise would have been received in connection with the merger. Instead, FPB will remain an independent private company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of FPB common stock.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger agreement, the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of FPB common stock, please contact: Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (page 89)
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of September 30, 2018, First Bancshares had consolidated assets of approximately $2.5 billion, loans of  $1.7 billion, deposits of  $2.0 billion, and stockholders’ equity of  $288.8 million. As of September 30, 2018, First Bancshares operated 55 full service branches, one limited service branch, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
On October 31, 2018, First Bancshares completed its acquisition of FMB Banking Corporation, or FMB, the holding company for Farmers & Merchants Bank. Pursuant to the merger agreement, holders of FMB common stock received, at the election of each FMB shareholder, either (i) $204.70 in cash or (ii) 5.6391 shares of First Bancshares common stock, provided that the total mix of merger consideration was fixed 80% stock and 20% cash. As a result of the FMB acquisition, First Bancshares, as of November 1, 2018, had approximately $3.0 billion in total assets, $2.0 billion in total loans, $2.5 billion in total deposits and $350 million in stockholders’ equity. The First also has 67 locations across Mississippi, Louisiana, Alabama, Florida and Georgia as of November 1, 2018.
Additional information about First Bancshares and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”
FPB Financial Corp.
1300 West Morris Avenue
Hammond, Louisiana 70403
(985) 345-1880
FPB was incorporated in Louisiana in 1999 and owns all of the outstanding shares of common stock of Florida Parishes Bank, a federally chartered savings bank headquartered in Hammond, Louisiana. As of September 30, 2018, FPB had consolidated assets of  $382.7 million, net loans of  $238.5 million, deposits of $317.7 million, and stockholders’ equity of  $44.0 million. FPB operates seven full service offices in Louisiana. Florida Parishes Bank’s deposits are insured by the FDIC.
Additional information about FPB and its subsidiaries is included below under “The Companies” beginning on page 89.
The Merger
The Merger Agreement (page 71)
First Bancshares and FPB entered into an Agreement and Plan of Merger, dated as of November 6, 2018, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Merger (page 35)
Pursuant to the merger agreement, FPB will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Florida Parishes Bank, a wholly owned savings bank subsidiary of FPB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, with The First as the surviving bank, which we refer to as the bank merger.
The Merger Consideration (page 72)
If the merger is completed, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83, or the exchange ratio, of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price per share of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date, or the measurement price, is either less than $34.61 or greater than $43.39.
The following table provides examples of how the exchange ratio and the value of the consideration to be received by FPB stockholders in the merger may change depending on the measurement price of the First Bancshares common stock. The range of measurement prices set forth in the table has been included for representative purposes only. Neither FPB nor First Bancshares can assure you as to what the market price of the First Bancshares common stock to be issued in the merger will be at or following the effective time of the merger.
Hypothetical Measurement Price of First Bancshares Common Stock	Exchange Ratio	Implied Merger Consideration Value Received in Exchange Per FPB Share*
$45.00**	0.8002	$36.01
$44.85**	0.8029	$36.01
$44.00	0.8184	$36.01
$43.39	0.83	$36.01
$43.00	0.83	$35.69
$42.00	0.83	$34.86
$41.00	0.83	$34.03
$40.00	0.83	$33.20
$39.00	0.83	$32.37
$38.00	0.83	$31.54
$37.00	0.83	$30.71
$36.00	0.83	$29.88
$35.00	0.83	$29.05
$34.61	0.83	$28.73
$34.00	0.8450	$28.73
$33.15**	0.8667	$28.73
$33.00**	0.8706	$28.73
$32.00**	0.8978	$28.73
$31.00**	0.9268	$28.73
$30.00**	0.9577	$28.73

*
Cash will be paid in lieu of any fractional share of First Bancshares common stock.

**
The merger agreement provides that either party may terminate the merger agreement if the measurement price is either greater than $44.85 or less than $33.15.

The examples above are illustrative only. The number of shares you receive for each of your shares of FPB common stock will be based on the actual measurement price. The actual measurement price may be outside the range of the amounts set forth above, and as a result, the actual exchange ratio and implied value of the consideration per share of First Bancshares common stock may not be shown in the above table.
The hypothetical measurement price of First Bancshares common stock for the ten (10) trading days ending on January 10, 2019 was $30.46. If this was the actual measurement price, you would receive 0.9432 of a share of First Bancshares common stock for each share of FPB common stock owned by you. Before deciding how to vote, you should obtain more recent prices of First Bancshares common stock, which trades on the NASDAQ Global Market under the symbol “FBMS”.
The exchange ratio was arrived at through arm’s-length negotiations between FPB and First Bancshares. The merger agreement provides that if First Bancshares effects a stock dividend, reclassification, recapitalization, split, or combination of the shares of First Bancshares common stock, then an appropriate adjustment to the exchange ratio will be made.
Each outstanding share of FPB common stock subject to vesting restrictions under an FPB stock benefit plan shall become vested immediately prior to the effective time of the merger and will be converted into the right to receive the same merger consideration that other FPB stockholders are entitled to receive. If a holder of a warrant to purchase shares of FPB common stock consents to the warrant being cashed out, then such warrant shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of  (i) the total number of shares of FPB common stock subject to such warrant times (ii) the excess, if any, of  (A) the product of the measurement price multiplied by the exchange ratio, over (B) the exercise price per share of FPB common stock subject to such warrant. If a holder of a warrant to purchase FPB common stock does not exercise the warrant prior to completion of the merger and does not consent to the warrant being cashed out, then the warrant will be assumed by First Bancshares, subject to adjustments in accordance with the terms of the merger agreement
On November 6, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of First Bancshares common stock of  $36.83 per share, the 0.83 exchange ratio represented approximately $30.57 in value for each share of FPB common stock to be converted into First Bancshares common stock. Based on the most recent reported closing sale price of First Bancshares common stock on January 10, 2019 of  $31.11 per share, the exchange ratio represented approximately $28.73 in value for each share of FPB common stock to be converted into First Bancshares common stock. Based on the exchange ratio and the number of shares of FPB common stock outstanding (assuming the exercise of all outstanding warrants), the maximum number of shares of First Bancshares common stock offered by First Bancshares and issuable in the merger is 2,902,218, assuming the exchange ratio is adjusted to 1.00.
Either party may terminate the merger agreement if the measurement price is either less than $33.15 or more than $44.85.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FPB stockholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the twenty (20) trading days ending on the business days immediately prior to the closing date.
Exchange Procedures (page 73)
Promptly after the effective time of the merger, First Bancshares’ exchange agent will mail to each holder of record of FPB common stock that is converted into the right to receive the merger consideration a letter of transmittal and instructions for the surrender of the holder’s FPB stock certificate(s) for the merger consideration (including cash in lieu of any fractional FPB shares), and any dividends or distributions to which such holder is entitled to pursuant to the merger agreement.

Please do not send in your certificates until you receive these instructions.
Ancillary Agreements
Voting Agreements (page 87)
As a condition to First Bancshares entering into the merger agreement, all directors of FPB and Florida Parishes Bank who have voting power over shares of FPB common stock entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of FPB common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of FPB in the merger agreement.
Non-Competition and Non-Disclosure Agreements (page 88)
In addition, as a condition to First Bancshares entering into the merger agreement, each director of FPB and Florida Parishes Bank, other than Messrs. Ronnie Fugarino and Albert Kelleher, entered into non-competition and non-disclosure agreements with First Bancshares in the form attached as Exhibit C to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of FPB for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with First Bancshares, including not soliciting employees and customers of FPB, and (3) for a period of two years following the closing of the merger, not serve as a director or management official of another financial institution in the counties in Louisiana in which Florida Parishes Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties.
Claims Letters (page 88)
At the time of the execution of the merger agreement, each director of FPB and Florida Parishes Bank executed a letter agreement with First Bancshares in the form attached as Exhibit D to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, FPB and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), from any and all liabilities or claims that the director has or claims to have as of the effective time of the merger, with certain exceptions.
Risk Factors Related to the Merger (page 23)
Before voting at the FPB special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.
The FPB Special Meeting (page 30)
The special meeting of FPB stockholders will be held on March 1, 2019, at 10:00 a.m. Central Time, at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana 70403. At the special meeting, FPB stockholders will be asked to:
•
approve the merger proposal; and

•
approve the adjournment proposal.

Only holders of record at the close of business on January 18, 2019, the FPB record date, will be entitled to vote at the FPB special meeting. Each outstanding share of FPB common stock is entitled to one vote on each proposal to be considered at the FPB special meeting. As of the FPB record date, there were approximately 2,712,423 shares of FPB common stock entitled to vote at the FPB special meeting. All directors of FPB and Florida Parishes Bank have entered into voting agreements with First Bancshares, pursuant to which they have agreed, solely in their capacity as FPB stockholders, to vote all of their shares of FPB common stock in favor of the proposals to be presented at the FPB special meeting. As of the FPB record date, the directors who are parties to the voting agreements owned and were entitled to vote an aggregate of approximately 748,742 shares of FPB common stock, which represented approximately 27.6% of the shares of FPB common stock outstanding on that date. As of the FPB record date, the directors and executive officers of FPB and their affiliates beneficially owned and were entitled to vote approximately 779,727 shares of FPB common stock, which represented approximately 28.6% of the shares of FPB common stock outstanding on that date. As of the FPB record date, First Bancshares and its subsidiaries did not hold any shares of FPB common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates did not hold any shares of FPB common stock.
To approve the merger proposal, the holders of at least a majority of the outstanding shares of FPB common stock entitled to vote on the proposal must vote in favor of the proposal. Your failure to submit a proxy or vote in person at the FPB special meeting, failure to instruct your bank or broker how to vote, or abstention with respect to the merger proposal will have the same effect as a vote against the merger proposal.
The adjournment proposal requires the affirmative vote of a majority of the votes cast on such matter.
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy and fail to vote in person at the FPB special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.
Recommendation of the FPB Board (page 31)
FPB’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of FPB and its stockholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. FPB’s board of directors unanimously recommends that FPB stockholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by FPB’s board of directors in reaching its decision to approve the merger, see “The Merger — FPB’s Reasons for the Merger.”
Board Composition and Management of First Bancshares after the Merger (page 56)
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.
Interests of FPB Directors and Executive Officers in the Merger (page 56)
FPB stockholders should be aware that FPB’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of FPB stockholders generally. These interests and arrangements may create potential conflicts of interest. FPB’s board of directors was aware of these interests and considered these interests, among other matters, in adopting and approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in recommending that FPB stockholders vote in favor of the merger proposal.
These interests include:
•
accelerated vesting of restricted stock issued to executive officers;

•
cash payments to be made to four executive officers who have employment or change in control agreements with FPB and/or Florida Parishes Bank;

•
new employment agreements with The First for two of the four executive officers; and

•
the right to continued indemnification and directors’ and officers’ liability insurance coverage.

For a more complete description of these interests, see “The Merger — Interests of FPB’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance.”
Appraisal Rights in the Merger (page 67)
Under Louisiana law, record holders of shares of FPB common stock have the right to demand in writing to receive a payment in cash for the “fair value” of their shares as determined by an appraisal process. To exercise those appraisal rights, an FPB stockholder must follow exactly the procedures specified under Louisiana law. These procedures are summarized in this proxy statement/prospectus. In addition, the text of the applicable provisions of Louisiana law is included as Annex C to this document. Failure to strictly comply with these provisions may result in the loss of appraisal rights. The value determined in the appraisal process may be more or less than the value an FPB stockholder would receive in the merger under the terms of the merger agreement.
For further information, see “The Merger — Appraisal Rights.”
Pursuant to the merger agreement, First Bancshares’ board of directors may terminate the merger agreement and abandon the merger if rights of appraisal are properly asserted with respect to more than 10.0% of the outstanding shares of FPB common stock.
Conditions to Completion of the Merger (page 84)
Currently, First Bancshares and FPB expect to complete the merger in the first quarter of 2019. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
approval of the merger agreement by the holders of at least a majority of the outstanding shares of FPB common stock entitled to vote at the FPB special meeting;

•
the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods;

•
the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•
each party’s receipt of a U.S. federal income tax opinion from its outside legal counsel, dated the closing date of the merger, confirming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•
the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered;

•
the absence of 10% or more of the outstanding shares of FPB’s common stock exercising their appraisal rights; and

•
the absence of the occurrence of a material adverse effect on FPB or First Bancshares.

Neither First Bancshares nor FPB can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Regulatory Approvals Required for the Merger (page 62)
Both First Bancshares and FPB have agreed to use their reasonable best efforts to obtain all regulatory approvals (or waivers) required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the Office of the Comptroller of the Currency, or the OCC, and various securities and other regulatory authorities. The U.S. Department of Justice may also review the impact of the merger on competition. First Bancshares and FPB have submitted all applications, waiver requests and notifications to obtain the required regulatory approvals and First Bancshares has already received a waiver from the Federal Reserve with respect to the merger. Although neither First Bancshares nor FPB knows of any reason why the remaining regulatory approvals cannot be obtained, First Bancshares and FPB cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.
No Solicitation (page 82)
Under the merger agreement, FPB has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to FPB or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which FPB is a party, or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
However, prior to obtaining FPB’s required stockholder approval, FPB may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). FPB must notify First Bancshares promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.
Additionally, prior to obtaining FPB’s required stockholder approval, FPB may, under certain specified circumstances, withdraw its recommendation to its stockholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that failure to take such actions more likely than not would cause it to violate its fiduciary duties to FPB’s stockholders under applicable law. However, FPB cannot take any of those actions in response to a superior proposal unless it provides First Bancshares with a four business day period to negotiate in good faith to enable First Bancshares to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.
Termination of the Merger Agreement (page 85)
The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:
•
if the merger is not consummated on or before June 30, 2019, subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals;

•
if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•
in the event that approval by the stockholders of FPB is not obtained at a meeting at which a vote was taken;

•
in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within 30 days; or

•
if the measurement price is either less than $33.15 or more than $44.85.

In addition, First Bancshares may terminate the merger agreement in the following circumstances:
•
if FPB fails to comply in all material respects with its obligations pursuant to the non-solicitation covenants;

•
if FPB withdraws, qualifies, amends, modifies or withholds its recommendation to its stockholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the stockholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•
if FPB materially breaches its obligation to call, give notice of, and commence a meeting of stockholders to vote on the merger agreement;

•
if FPB approves or recommends an acquisition proposal (other than the merger agreement proposal);

•
if FPB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its stockholders within three business days of being requested to do so by First Bancshares; or

•
if FPB resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

In addition, FPB may terminate the merger agreement if FPB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement but only if FPB pays to First Bancshares a $3,600,000 termination fee.
Termination Fee (page 86)
If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by FPB’s board of directors, FPB may be required to pay First Bancshares a termination fee of  $3,600,000. The termination fee could discourage other companies from seeking to acquire or merge with FPB.
Expenses (page 86)
Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.
Material U.S. Federal Income Tax Consequences (page 63)
The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of First Bancshares and FPB to complete the merger that each of First Bancshares and FPB receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder (as defined below) of FPB common stock will not recognize gain or loss with respect to the receipt of First Bancshares common stock in the merger. However, holders of FPB common stock will be subject to tax on the receipt of cash received in lieu of a fractional share of First Bancshares common stock. For further information, see “The Merger — Material U.S. Federal Income Tax Consequences.”
The U.S. federal income tax consequences described above may not apply to all holders of FPB common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of the Merger (page 67)
First Bancshares will account for the merger under the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles, or GAAP.
The Rights of Holders of FPB Common Stock Will Change as a Result of the Merger (see page 94)
The rights of holders of FPB common stock are governed by Louisiana law, as well as FPB’s Articles of Incorporation (which we refer to as the FPB Articles), and FPB’s Bylaws, as amended (which we refer to as the FPB Bylaws). After completion of the merger, the rights of former FPB stockholders will be governed by Mississippi law and by First Bancshares’ Amended and Restated Articles of Incorporation, as amended (which we refer to as the First Bancshares Articles), and First Bancshares’ Amended and Restated Bylaws (which we refer to as the First Bancshares Bylaws).
Material differences between the rights of stockholders of FPB and shareholders of First Bancshares include the process for determining the size of the board of directors, the process for removing directors, limitations of director liability, indemnification of officers, directors and employees, the ability of stockholders to act by written consent, and stockholder proposals and advance notice requirements. The material differences between the organizational documents and the rights of stockholders of FPB and stockholders of First Bancshares are explained in more detail under the section “Comparison of Rights of First Bancshares Stockholders and FPB Stockholders” beginning on page 94.
Opinion of FPB’s Financial Advisor (page 44 and Annex B)
Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”), FPB’s financial advisor, delivered its opinion, dated November 5, 2018, to FPB’s board of directors to the effect that, as of the date of the opinion and subject to factors, qualifications, limitations and assumptions set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the common stockholders of FPB.
The full text of the written opinion of Sandler O’Neill, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in connection with its opinion, is attached as Annex B to this proxy statement/prospectus. Sandler O’Neill’s opinion was for the information of, and directed to, FPB’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. Sandler O’Neill’s opinion is not a recommendation as to how any holder of FPB’s common stock should vote with respect to the proposal to approve the merger agreement or any other matter. It does not address the underlying business decision of FPB to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for FPB or the effect of any other transaction in which FPB might engage.
For further information, please see the section entitled “The Merger — Opinion of FPB’s Financial Advisor” beginning on page 44.
Closing and Effective Time of the Merger (see page 71)
The closing date is currently expected to occur in the first quarter of 2019. Simultaneously with the closing of the merger, First Bancshares will file the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Louisiana. The merger will become effective at the later of the time the articles of merger are filed or such other time as may be specified in the articles of merger. Neither First Bancshares nor FPB can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and FPB’s stockholder approvals will be received.

Market Prices and Share Information (see page 22 )
First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” FPB common stock is traded on the Over-the-Counter Electronic Bulletin Board, or OTCBB, under the symbol “FPBF.” The following table sets forth the closing sale prices of First Bancshares common stock as reported on the NASDAQ Global Market on November 6, 2018, the last full trading day before the public announcement of the merger agreement, and on January 10, 2019, the latest practicable trading date before the date of this proxy statement/prospectus.
	First Bancshares Common Stock	FPB Common Stock	Implied Value of One Share of FPB Common Stock to be Converted to First Bancshares Common Stock
November 6, 2018	$36.83	$22.25	$30.57
January 10, 2019	$31.11	$25.25	$28.73

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of First Bancshares, FPB and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to First Bancshares, FPB, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require FPB to pay a termination fee to First Bancshares;

•
the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of FPB stockholders;

•
the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•
risks associated with the timing of the completion of the merger;

•
management time and effort may be diverted to the resolution of merger-related issues;

•
the risk that the businesses of First Bancshares and FPB will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•
First Bancshares’ ability to achieve the synergies and value creation contemplated by the proposed merger with FPB;

•
the expected growth opportunities or costs savings from the merger with FPB may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•
potential deposit attrition, higher than expected costs, customer loss and business disruption associated with First Bancshares’ integration of FPB, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•
the outcome of any legal proceedings that may be instituted against First Bancshares or FPB or their respective boards of directors;

•
general economic conditions, either globally, nationally, in the States of Mississippi or Louisiana, or in the specific markets in which First Bancshares or FPB operate;

•
limitations placed on the ability of First Bancshares and FPB to operate their respective businesses by the merger agreement;

•
the effect of the announcement of the merger on First Bancshares’ and FPB’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•
customer acceptance of the combined company’s products and services;

•
the amount of any costs, fees, expenses, impairments and charges related to the merger;

•
fluctuations in the market price of First Bancshares common stock and the related effect on the market value of the merger consideration that FPB stockholders will receive upon completion of the merger;

•
the introduction, withdrawal, success and timing of business initiatives;

•
significant increases in competition in the banking and financial services industry;

•
legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which First Bancshares or FPB are engaged, including potential changes resulting from currently proposed legislation;

•
credit risk of borrowers, including any increase in those risks due to changing economic conditions;

•
changes in consumer spending, borrowing, and savings habits;

•
competition among depository and other financial institutions;

•
liquidity risk affecting First Bancshares’ or FPB’s ability to meet their respective obligations when they become due;

•
interest rate risk involving the effect of a change in interest rates;

•
compliance risk resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards;

•
strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•
reputational risk that adversely affects earnings or capital arising from negative public opinion;

•
terrorist activities risk that results in loss of consumer confidence and economic disruptions; and

•
other risks and uncertainties detailed from time to time in First Bancshares’ SEC filings.

Any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. First Bancshares and FPB do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to First Bancshares, FPB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
OF FIRST BANCSHARES
The following selected consolidated financial information for the fiscal years ended December 31, 2013 through December 31, 2017 is derived from audited consolidated financial statements of First Bancshares. The consolidated financial information as of and for the nine months ended September 30, 2018 and 2017 is derived from unaudited consolidated financial statements and, in the opinion of First Bancshares’ management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the nine months ended September 30, 2018 is not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with First Bancshares’ consolidated financial statements and related notes thereto included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, and in First Bancshares’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, each of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(in thousands, except ratios, share and per share data)
Selected Consolidated Operating Data:
Interest income	$69,422	$48,926	$66,069	$44,604	$40,202	$36,371	$31,318
Interest expense	9,803	4,987	6,909	4,315	3,208	2,973	2,917
Net interest income	59,619	43,939	59,160	40,289	36,994	33,398	28,401
Provision for loan losses	1,546	384	506	625	410	1,418	1,076
Net interest income after provision for loan losses	58,073	43,555	58,655	39,664	36,584	31,980	27,325
Noninterest income	14,164	10,807	14,363	11,247	7,588	7,803	7,083
Noninterest expense	54,064	43,056	55,446	36,862	32,160	30,734	28,165
Income before income tax expense	18,173	11,306	17,571	14,049	12,012	9,049	6,243
Income tax expense	3,809	3,104	6,955	3,930	3,213	2,435	1,604
Net income	14,364	8,202	10,616	10,119	8,799	6,614	4,639
Preferred dividends and stock accretion	—	—	—	453	343	363	424
Net income available to common shareholders	14,364	8,202	$10,616	$9,666	$8,456	$6,251	$4,215
Balance Sheet Data:
Securities available for sale	$424,940	$353,035	$356,893	$243,206	$239,732	$254,746	$244,051
Securities held to maturity	6,000	6,000	6,000	6,000	7,092	8,193	8,438
Loans, net of allowance for loan losses	1,742,987	1,190,018	1,221,808	865,424	769,742	700,540	577,574
Total assets	2,508,942	1,787,976	1,813,238	1,277,367	1,145,131	1,093,768	940,890
Deposits	2,046,446	1,507,991	1,470,565	1,039,191	916,695	892,775	779,971
Shareholders’ equity	288,798	166,980	222,468	154,527	103,436	96,216	85,108
Per Share Data:
Earnings per common share, basic	$1.14	$0.90	$1.12	$1.78	$1.57	$1.20	$0.98
Earnings per common share, diluted	1.13	0.89	1.11	1.57	1.55	1.19	0.96
Cash dividends paid per common share	0.15	0.1125	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding, basic	12,565,000	9,140,375	9,484,460	5,435,088	5,371,111	5,227,768	4,319,485
Weighted average common shares outstanding, diluted	12,684,752	9,212,182	9,561,260	6,259,333	5,442,050	5,270,669	4,372,930
Book value per common share	$22.09	$18.24	$19.92	$17.19	$16.05	$14.88	$13.34

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(in thousands, except ratios, share and per share data)
Performance Ratios:
Return on average assets	0.63%	0.47%	0.60%	0.79%	0.75%	0.61%	0.45%
Return on average equity	5.5	5.2	6.2	8.00	8.60	7.10	5.00
Net interest margin	3.84	3.76	3.75	3.63	3.63	3.58	3.31
Net interest margin, fully tax equivalent basis(1)	3.89	3.84	3.83	3.71	3.72	3.70	3.44
Asset Quality Ratios:
Nonaccrual loans to total loans and other real estate	0.78%	0.46%	0.46%	0.37%	0.95%	0.85%	0.54%
Allowance for loan losses to total loans	0.56	0.68	0.67	0.86	0.87	0.86	0.98
Allowance for loan losses to nonaccrual loans	71.9	168.5	146.1	230.1	91.6	100.6	180.1
Net charge-offs to average total loans	(0.01)	(0.03)	(0.02)	(0.02)	(0.03)	0.17	0.01
Consolidated Capital Ratios:
Tier 1 leverage ratio	10.1%	8.6%	11.7%	11.9%	8.7%	8.4%	9.0%
Common equity Tier 1 capital ratio	12.1	10.3	14.2	13.8	8.1	—	—
Tier 1 risk-based capital ratio	12.7	11.0	14.9	14.7	11.1	11.5	12.5
Total risk-based capital ratio	16.6	11.6	15.5	15.5	11.9	12.3	13.4
Total shareholders’ equity to total assets	11.5	9.3	12.3	12.1	9.0	8.8	9.0

(1)
We report net interest margin on a fully tax equivalent basis, which calculation is not in accordance with GAAP. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 25.3% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis, and believes it enhances the comparability of income and expenses arising from taxable and nontaxable sources. Net interest margin on a fully tax equivalent basis should not be viewed as a substitute for net interest margin provided in accordance with GAAP.

COMPARATIVE MARKET PRICES AND DIVIDENDS
First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” FPB common stock is traded on the Over-the-Counter Electronic Bulletin Board, or OTCBB, under the symbol “FPBF.” As of January 10, 2019, the latest practicable date prior to this proxy statement/prospectus, there were 14,833,348 shares of First Bancshares common stock outstanding, which were held by approximately 2,225 holders of record. As of the record date for the FPB special meeting, there were approximately 2,712,423 shares of FPB common stock outstanding, which were held by approximately 590 stockholders. The following table sets forth the high and low reported intra-day sales prices per share of First Bancshares common stock and FPB common stock, and the cash dividends declared per share for the periods indicated.
	First Bancshares Common Stock			FPB Common Stock
	Sales Price		Dividends Declared Per Share	Sale Price		Dividends Declared Per Share
	High	Low		High	Low
2016
First Quarter	$18.50	$15.32	$0.0375	$15.00	$11.67	$0.0467
Second Quarter	$17.72	$15.50	$0.0375	$18.00	$12.55	$0.0500
Third Quarter	$19.55	$16.99	$0.0375	$16.15	$16.00	$0.0500
Fourth Quarter	$28.50	$17.10	$0.0375	$17.00	$15.20	$0.0500
2017
First Quarter	$30.80	$26.00	$0.0375	$17.10	$15.75	$0.0500
Second Quarter	$28.75	$26.75	$0.0375	$18.36	$17.00	$0.0500
Third Quarter	$30.85	$26.05	$0.0375	$22.00	$17.16	$0.0500
Fourth Quarter	$34.70	$27.99	$0.0375	$19.00	$17.20	$0.0500
2018
First Quarter	$35.10	$30.75	$0.0500	$18.15	$17.55	$0.0600
Second Quarter	$36.60	$29.75	$0.0500	$19.75	$17.70	$0.0750
Third Quarter	$43.53	$34.80	$0.0500	$22.00	$19.75	$0.0750
Fourth Quarter	$39.77	$27.85	$0.0500	$29.15	$22.00	$0.0750
On November 6 2018, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of First Bancshares common stock and FPB common stock was $36.83 and $22.50, respectively, and on January 10, 2019, the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of First Bancshares common stock and FPB common stock was $31.11 and $25.25, respectively.
FPB stockholders are advised to obtain current market quotations for First Bancshares common stock and FPB common stock. The market price of First Bancshares common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of First Bancshares common stock before or after the effective date of the merger. Changes in the market price of First Bancshares common stock prior to the completion of the merger may affect the market value of the merger consideration that FPB stockholders will receive.
Dividends
The principal sources of funds to First Bancshares to pay dividends are the dividends received from The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by First Bancshares’ regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years. See “Description of Capital Stock — Common Stock — Dividends.”

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
Risks Related to the Merger
Because of the fixed exchange ratio and the fluctuation of the market price of First Bancshares common stock, FPB stockholders will not know at the time of the special meeting the market value of the merger consideration they will receive at the effective time of the merger.
Pursuant to the merger agreement, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83 of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price per share of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date is either less than $34.61 or greater than $43.39.
The market value of the merger consideration may vary from the market value on the date FPB and First Bancshares announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the FPB special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of First Bancshares common stock. If the measurement price were calculated for the ten (10) trading days ending on November 6, 2018 (the last full trading day before the public announcement of the merger agreement), it would have been $35.67, the exchange ratio would have been 0.83 and the implied value of the merger consideration for one share of FPB common stock would have been $29.61. If the measurement price were calculated for the ten (10) trading days ending on January 10, 2019, it would have been $30.46, the exchange ratio would have been 0.9432 and the implied value of the merger consideration for one share of FPB common stock would have been $28.73.
Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus will change the value of the shares of First Bancshares common stock that FPB stockholders may receive. Stock price changes may result from a variety of factors that are beyond the control of First Bancshares and FPB, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the FPB special meeting, FPB stockholders will not know the precise market value of the merger consideration they may receive at the effective time of the merger. In addition, FPB stockholders will not know the exact exchange ratio at the time of the FPB special meeting, as it may be adjusted as a result of the measurement price. FPB stockholders should obtain current sale prices for shares of First Bancshares common stock and FPB common stock before voting their shares at the FPB special meeting.
The merger and related transactions are subject to approval by FPB stockholders.
The merger cannot be completed unless the FPB stockholders approve the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of FPB’s common stock entitled to vote at the FPB special meeting.
Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of FPB.
If the merger is not completed, the ongoing business of FPB could be adversely affected and FPB will be subject to a variety of risks associated with the failure to complete the merger, including the following:
•
FPB being required, under certain circumstances, to pay to First Bancshares a termination fee equal to $3,600,000;

•
substantial costs incurred by FPB in connection with the proposed merger, such as legal, accounting, financial advisor, printing and mailing fees;

•
the loss of key employees and customers;

•
the disruption of operations and business;

•
deposit attrition, customer loss and revenue loss;

•
unexpected problems with costs, operations, personnel, technology and credit;

•
diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•
reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of FPB common stock.
FPB will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on FPB. These uncertainties may impair FPB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with FPB to seek to change existing business relationships with FPB. Retention of certain employees by FPB may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with FPB or First Bancshares. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with FPB or First Bancshares, FPB’s business or the business assumed by First Bancshares following the merger could be harmed. In addition, FPB has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement — Covenants and Agreements” for a description of the restrictive covenants applicable to FPB.
The merger agreement limits FPB’s ability to pursue an alternative acquisition proposal and requires FPB to pay a termination fee of  $3,600,000 under limited circumstances relating to alternative acquisition proposals.
Under the merger agreement, FPB has agreed not to initiate, solicit, induce or knowingly encourage, or take any action to facilitate any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement — No Solicitation” on page 82. The merger agreement also provides for FPB to pay to First Bancshares a termination fee in the amount of  $3,600,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement — Termination Fee” on page 86. These provisions could discourage a potential competing acquirer that might have an interest in acquiring FPB from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.
The merger agreement contains provisions granting both FPB and First Bancshares the right to terminate the merger agreement in certain circumstances.
The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to June 30, 2019 (subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals) or if the average closing price per share of First Bancshares common stock over a specified period prior to completion of the merger is either less than $33.15 or more than $44.85, and the right of FPB to terminate the merger agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the merger by the FPB board of directors. If the merger is not completed, the ongoing business of FPB could be adversely affected and FPB will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.
The hypothetical measurement price of First Bancshares common stock for the ten (10) trading days ending on January 10, 2019 was $30.46. Accordingly, either First Bancshares or FPB would have the right to terminate the merger agreement if the hypothetical measurement price as of January 10, 2019 was the actual measurement price. The measurement price will be based on the average closing price of shares of First Bancshares common stock during the ten (10) trading days ending five (5) business days immediately prior to the closing date of the merger. No assurance can be given as to the market value of First Bancshares common stock during the period that the measurement price will be determined or whether the exchange ratio will be more than or less than 0.83. In addition, no assurance can be given whether First Bancshares or FPB would exercise its right to terminate the merger agreement in the event that the measurement price is less than $33.15 or greater than $44.85. In the event the merger agreement were to be terminated, then the merger would not be completed, stockholders of FPB would not receive any shares of First Bancshares common stock as merger consideration and FPB would continue its existence as an independent entity.
The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions.
The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement by the holders of at least a majority of the outstanding shares of FPB common stock entitled to vote at the FPB special meeting; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (6) the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered; (7) the absence of 10% or more of the outstanding shares of FPB’s common stock exercising their appraisal rights; (8) the absence of the occurrence of a material adverse effect on FPB or First Bancshares; and (9) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement — Conditions to Completion of the Merger” on page 84. While it is currently anticipated that the merger will be completed during the first quarter of 2019, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when FPB stockholders will receive the merger consideration, if at all.
First Bancshares and FPB may waive one or more of the conditions to the merger without re-soliciting stockholder approval for the merger.
Each of the conditions to the obligations of First Bancshares and FPB to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of First Bancshares and FPB, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of First Bancshares and FPB may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. First Bancshares and FPB, however, generally do not expect any such waiver to be significant enough to require re-solicitation of stockholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of stockholders, the companies will have the discretion to complete the merger without seeking further stockholder approval.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the transactions contemplated by the merger agreement may be completed, approvals or waivers must be obtained from various regulatory authorities, which include the Federal Reserve Board, the OCC, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by First Bancshares and FPB, or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger — Regulatory Approvals Required for the Merger” on page 62.
The directors and executive officers of FPB have interests in seeing the merger completed that are different from, or in addition to, those of the other FPB stockholders.
The directors and executive officers of FPB have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the stockholders of FPB generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of FPB to support or approve the merger and the merger agreement. See “The Merger — Interests of FPB’s Directors and Executive Officers in the Merger” beginning on page 56.
The opinion of FPB’s financial advisor does not reflect changes in circumstances between the date of such opinion and the completion of the merger.
FPB’s board of directors received an opinion from its financial advisor to the effect that, as of November 5, 2018 and subject to the qualifications, assumptions and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of FPB common stock. Subsequent changes in the operations and prospects of FPB or First Bancshares, general market and economic conditions and other factors that may be beyond the control of FPB or First Bancshares, may significantly alter the value of FPB or First Bancshares or the price of the shares of First Bancshares common stock by the time the merger is completed. The opinion does not address the fairness of the exchange ratio from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of FPB’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger — Opinion of FPB’s Financial Advisor” on page 44.
The merger may be completed even if First Bancshares or FPB experiences adverse changes in its business.
In general, either First Bancshares or FPB may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to First Bancshares or FPB would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on First Bancshares or FPB, including the following:
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changes in laws and regulations affecting financial institutions and their holding companies generally, or interpretations thereof by courts or governmental entities, if such changes do not have a disproportionate impact on the affected company;

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changes in GAAP or regulatory accounting requirements generally applicable to financial institutions and their holding companies, if such changes do not have a disproportionate impact on the affected company;

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changes in global, national or regional political conditions including the outbreak of war or acts of terrorism, or in economic or market conditions affecting the financial services industry generally, if such changes do not have a disproportionate impact on the affected company;

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changes or effects from the announcement of the merger agreement and the transactions contemplated thereby, and compliance by the parties with the merger agreement on the business, financial condition or results of operations of the parties;

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any failure by FPB of First Bancshares to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (but not including the underlying causes thereof);

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changes in the trading price or trading volume of First Bancshares common stock (but not including the underlying causes thereof unless otherwise specifically excluded); however, either party may terminate the merger agreement if the average closing price per share of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date is either less than $33.15 or more than $44.85; and

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the impact of the merger agreement and the transactions contemplated thereby on relationships with customers or employees, including the loss of personnel subsequent to the date of the merger agreement.

Litigation in transactions of this type are sometimes filed against the board of directors of either party that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that FPB stockholders may file putative class action lawsuits against the boards of directors of First Bancshares and/or FPB. Among other remedies, these stockholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to First Bancshares and FPB. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.
Risks Related to the Combined Company Following the Merger
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of FPB and First Bancshares. Although First Bancshares and FPB have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.
Following the merger, the combined company may be unable to integrate FPB’s business with First Bancshares successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.
The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process, including:
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the inability to successfully combine FPB’s business with First Bancshares in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

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the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

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potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

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performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.
Following the merger, the combined company may be unable to retain key employees.
The success of the combined company after the merger will depend in part upon its ability to retain key employees. Simultaneous with the execution of the merger agreement, First Bancshares entered into employment agreements with certain key employees of FPB, the effectiveness of which is conditioned upon the completion of the merger. However, key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that FPB or First Bancshares or, following the merger, the combined company will be able to retain key employees.
The voting power of FPB stockholders will be diluted by the merger.
The merger will result in FPB stockholders having an ownership stake in the combined company that is smaller than their current stake in FPB. Upon completion of the merger of FPB with First Bancshares, we estimate that FPB stockholders will own approximately 14.6% to 19.57% of the issued and outstanding shares of common stock of the combined company. Consequently, FPB stockholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of FPB.
Future capital needs could result in dilution of stockholder investment.
First Bancshares’ board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of First Bancshares common stock. New investors may also have rights, preferences and privileges senior to First Bancshares’ stockholders which may adversely impact its stockholders.
Risks Related to an Investment in the Combined Company’s Common Stock
The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of First Bancshares common stock before the merger.
The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting First Bancshares’ or FPB’s results of operations and the market prices of shares of First Bancshares common stock. Accordingly, the historical financial results of First Bancshares and FPB and the historical market prices of shares of First Bancshares common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of First Bancshares and FPB and certain risks to consider in connection with evaluating the proposals to be considered at the FPB special meeting, see the documents incorporated by reference by First Bancshares into this proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page 106.

The market price of the combined company’s common stock may decline as a result of the merger.
The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, First Bancshares and FPB stockholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current First Bancshares and FPB stockholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.
After the merger is completed, FPB stockholders who receive shares of First Bancshares common stock in the merger will have different rights that may be less favorable than their current rights as FPB stockholders.
After the closing of the merger, FPB stockholders who receive shares of First Bancshares common stock in the merger will have different rights than they currently have as FPB stockholders, which may be less favorable than their current rights as FPB stockholders. For a detailed discussion of the significant differences between the current rights of a stockholder of FPB and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of First Bancshares Shareholders and FPB Stockholders” beginning on page 94.
Risks Related to Tax
The merger may have adverse tax consequences.
Each of First Bancshares and FPB expects the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of First Bancshares and FPB to complete the merger that each of First Bancshares and FPB receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to the effect that the merger will so qualify. A legal opinion represents the judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then each holder of FPB common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of First Bancshares common stock received by such holder in the merger and the amount of cash received by such U.S. holder in the merger and (2) its adjusted tax basis in the shares of FPB common stock surrendered in exchange therefor. The consequences of the merger to any particular stockholder will depend on that stockholder’s individual situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Risks Related to First Bancshares’ Business
There are certain risks relating to First Bancshares’ business.
You should read and consider risk factors specific to First Bancshares’ business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 106 for the location of information incorporated by reference into this proxy statement/prospectus.

THE FPB SPECIAL MEETING
This proxy statement/prospectus is being provided to the holders of FPB common stock as part of a solicitation of proxies by the FPB board of directors for use at the FPB special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of FPB common stock with information they need to know to be able to vote or instruct their vote to be cast at the FPB special meeting.
General
FPB is furnishing this proxy statement/prospectus to the holders of FPB common stock as of the record date for use at FPB’s special meeting and any adjournment or postponement of its special meeting.
Date, Time and Place
The FPB special meeting will be held at FPB’s office located at 1300 West Morris Avenue, Hammond, Louisiana, on March 1, 2019, at 10:00 a.m., Central Time, subject to any adjournment or postponement thereof.
Purpose of the FPB Special Meeting
At the FPB special meeting, FPB stockholders will be asked to consider and vote on the following:
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Proposal One:   The Merger Proposal — To approve the merger agreement, which we refer to as the merger proposal; and

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Proposal Two:   The Adjournment Proposal — To approve the adjournment of the FPB special meeting to a later date or dates, if the FPB board of directors determines it is necessary, among other things, to permit solicitation of additional proxies if there are not sufficient votes at the time of the FPB special meeting to approve the merger proposal.

Completion of the merger is conditioned on, among other things, the approval of the merger by the FPB stockholders.
No other matter can be brought up or voted upon at the FPB special meeting.
Proposal One: Merger Proposal
FPB is asking its stockholders to approve the merger proposal. After careful consideration, FPB’s board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of FPB and FPB’s stockholders.
FPB stockholders should carefully read this document in its entirety, including the annexes and the documents incorporated by reference, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 71. In addition, FPB stockholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.
Proposal Two: Adjournment Proposal
If, at the FPB special meeting, the number of shares of FPB common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, FPB may move to adjourn the FPB special meeting in order to enable the FPB board of directors to solicit additional proxies for approval of the merger proposal. In that event, FPB’s stockholders will be asked to vote upon the adjournment proposal and not the merger proposal.
In the adjournment proposal, FPB is asking its stockholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the FPB board of directors to adjourn the FPB special meeting to another time and place for the purpose of soliciting additional proxies. If FPB’s stockholders approve the adjournment proposal, FPB could adjourn the FPB special meeting and any adjourned session of the FPB special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from FPB stockholders who have previously voted. If a quorum is not present at the meeting, the meeting will not be convened to conduct business and neither the merger proposal nor the adjournment proposal will be considered. In the absence of a quorum, FPB may adjourn the meeting to a later date or time to solicit additional proxies.
Recommendation of the FPB Board of Directors
On November 6, 2018, the FPB board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of FPB and its stockholders, and it adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement.
Accordingly, the FPB board of directors unanimously recommends that FPB stockholders vote as follows:
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“FOR” Proposal One approving the merger agreement; and

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“FOR” Proposal Two approving the adjournment of the FPB special meeting if necessary to permit solicitation of additional proxies.

Holders of FPB common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Record Date; Stockholders Entitled to Vote
The record date for the FPB special meeting is January 18, 2019, which we refer to herein as the FPB record date. Only record holders of shares of FPB common stock as of the close of business (5:00 p.m. Central Time), on the FPB record date are entitled to notice of, and to vote at, the FPB special meeting or any adjournment thereof. At the close of business on the FPB record date, the only outstanding securities of FPB with a right to vote on the proposals were FPB common stock, with approximately 2,712,423 shares of FPB common stock issued and outstanding. Each share of FPB common stock outstanding on the FPB record date is entitled to one vote on each proposal.
Quorum and Adjournment
No business may be transacted at the FPB special meeting unless a quorum is present. Holders representing at least a majority of the issued and outstanding shares of FPB common stock entitled to vote at the FPB special meeting must be present, in person or represented by proxy, to constitute a quorum.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. If the adjournment of the FPB special meeting is for a period of less than 30 days, no notice of an adjourned FPB special meeting need be given if the new date, time and place are announced at the special meeting before adjournment, and no new record date is required to be set. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a new record date must be set and a new notice must be given to the stockholders as of the new record date. At any adjourned FPB special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the FPB special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned FPB special meeting.
All shares of FPB common stock represented at the FPB special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.

Vote Required for Approval; Abstentions; Failure to Vote
The required votes to approve the FPB proposals are as follows:
Proposal One: The Merger Proposal — Approving the merger proposal requires the affirmative vote of at a majority of the issued and outstanding shares of FPB common stock entitled to vote at the FPB special meeting. Failure to vote and abstentions will have the same effect as a vote AGAINST this proposal.
Proposal Two: The Adjournment Proposal — Approving the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. Failure to vote and abstentions will have no effect on this proposal.
If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.
Voting by FPB Directors and Executive Officers
At the close of business on the FPB record date, FPB directors and executive officers and their affiliates were entitled to vote 779,727 shares of FPB common stock, or approximately 28.6% of the shares of FPB common stock outstanding on that date. FPB expects that its directors and executive officers and their affiliates will vote their shares in favor of both of the FPB proposals.
FPB Common Stock Subject to Voting Agreements
All directors of FPB and Florida Parishes Bank, solely in their capacity as stockholders of FPB, have entered into voting agreements with First Bancshares pursuant to which they have agreed to vote their shares of FPB common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the FPB record date, 748,742 shares of FPB common stock, or approximately 27.6% of the outstanding shares of FPB common stock entitled to vote at the FPB special meeting, are bound by the voting agreements.
Voting on Proxies by Holders of Record; Incomplete Proxies
If you were a record holder of FPB common stock at the close of business on the FPB record date, a proxy card is enclosed for your use. FPB requests that you vote your shares as promptly as possible by submitting your FPB proxy card by mail using the enclosed return envelope. If you are a registered stockholder, you may also vote via the Internet or telephone by following the instructions on the proxy card. When the accompanying proxy card is returned properly executed or if you voted via the Internet or telephone, the shares of FPB common stock represented by it will be voted at the FPB special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.
If a record holder returns an executed proxy card without an indication as to how the shares of FPB common stock represented by it are to be voted with regard to a particular proposal, the shares of FPB common stock represented by the proxy will be voted in accordance with the recommendation of the FPB board of directors and, therefore, such shares will be voted:
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“FOR” Proposal One approving the merger agreement; and

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“FOR” Proposal Two approving the adjournment of the FPB special meeting, if necessary to permit solicitation of additional proxies.

At the date hereof, the FPB board of directors has no knowledge of any business that will be presented for consideration at the FPB special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in FPB’s Notice of Special Meeting of Stockholders.
Your vote is important. Accordingly, if you were a record holder of FPB common stock on the FPB record date, please sign, date and return the enclosed proxy card or vote via the Internet or telephone whether or not you plan to attend the FPB special meeting in person.

Shares Held in “Street Name”
If your shares of FPB common stock are held in an account with a bank, broker or other nominee, which are referred to as shares held in “street name,” the bank, broker or other nominee is considered the stockholder of record with respect to these shares and you are the beneficial owner of these “street name” shares. If your shares are held in “street name” through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. You should refer to the voting form used by that firm to determine whether you may vote by telephone, Internet or mail.
If your shares are held in “street name,” FPB recommends that you mark, date, sign and promptly mail the voting instruction form provided by your bank, broker or other nominee in accordance with the instructions provided by such nominee.
Banks, brokers and other nominees who hold shares of FPB common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. The merger proposal and the adjournment proposal are non-routine matters. Accordingly, if your broker, bank or other nominee holds your shares of FPB common stock in “street name,” your broker, bank or other nominee will vote your shares of FPB common stock with respect to the merger proposal and the adjournment proposal only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus. If you do not provide instructions to your broker, bank or other nominee with respect to either the merger proposal or the adjournment proposal, it will result in a failure to vote your shares on such proposal. Failure to vote has the same effect as a vote against the merger proposal.
Revocability of Proxies and Changes to an FPB Stockholder’s Vote
An FPB stockholder entitled to vote at the FPB special meeting may revoke a proxy at any time before such time that the proxy card for any such holders of FPB common stock must be received at the FPB special meeting by taking any of the following actions:
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delivering written notice of revocation to G. Wayne Allen, Corporate Secretary, FPB Financial Corp., 1300 West Morris Avenue, Hammond, Louisiana 70403;

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delivering a proxy card bearing a later date than the proxy that such stockholder desires to revoke;

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voting by telephone or on the Internet (your latest telephone or Internet vote will be counted); or

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attending the FPB special meeting and voting in person.

Merely attending the FPB special meeting will not, by itself, revoke your proxy; an FPB stockholder must cast a subsequent vote at the FPB special meeting using forms provided for that purpose. The last valid vote that FPB receives before the polls close at the FPB special meeting is the vote that will be counted.
If you hold your shares in “street name” through a bank, broker or other nominee (referred to in this proxy statement/prospectus as a “beneficial owner”), you must contact such bank, broker or nominee if you desire to revoke your proxy as described above.
Solicitation of Proxies
The FPB board of directors is soliciting proxies for the FPB special meeting from holders of its FPB common stock entitled to vote at the FPB special meeting. In accordance with the merger agreement, FPB will pay its own cost of soliciting proxies from its stockholders, including the cost of mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by FPB’s officers, directors and regular employees, without additional remuneration, in person, by telephone or other means of communication.

FPB will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of FPB common stock. FPB may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.
Attending the FPB Special Meeting; Voting in Person
Only record holders of FPB common stock at the close of business on the record date, their duly appointed proxies, and invited guests may attend the FPB special meeting. However, only holders of FPB common stock will be entitled to vote.
A stockholder who holds shares in “street name” through a broker, bank, trustee or other nominee who desires to attend the FPB special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.
A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of FPB common stock who desires to attend the FPB special meeting in person must also bring the validly executed proxy naming such person as the proxy holder, signed by the FPB stockholder of record, and proof of the signing stockholder’s record ownership as of the record date.
Assistance
If you need assistance in completing your proxy card, have questions regarding the FPB special meeting or would like additional copies of this proxy statement/prospectus, please contact Fritz W. Anderson, II, Chairman of the Board and Chief Executive Officer, at (985) 345-1880.

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
General
Each of First Bancshares’ and FPB’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of FPB by First Bancshares pursuant to the merger of FPB with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Florida Parishes Bank, a wholly owned savings bank subsidiary of FPB, will be merged with and into The First, a wholly owned bank subsidiary of First Bancshares, with The First as the surviving bank, which we refer to as the bank merger.
Purchase Price and Purchase Price Adjustments
At the effective time of the merger, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83, or the exchange ratio, of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price per share of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date, or the measurement price, is either less than $34.61 or greater than $43.39. The exchange ratio is subject adjustment as set forth: (i) if the measurement price is greater than $43.39, then the exchange ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $36.01 by the measurement price; and (ii) if the measurement price is less than $34.61, then the exchange ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $28.73 by the measurement price.
The following table provides examples of how the exchange ratio and the value of the consideration to be received by FPB stockholders in the merger may change depending on the measurement price of the First Bancshares common stock. The range of measurement prices set forth in the table has been included for representative purposes only. Neither FPB nor First Bancshares can assure you as to what the market price of the First Bancshares common stock to be issued in the merger will be at or following the time of the merger.
Hypothetical Measurement Price of First Bancshares Common Stock	Exchange Ratio	Implied Merger Consideration Value Received in Exchange Per FPB Share*
$45.00**	0.8002	$36.01
$44.85**	0.8029	$36.01
$44.00	0.8184	$36.01
$43.39	0.83	$36.01
$43.00	0.83	$35.69
$42.00	0.83	$34.86
$41.00	0.83	$34.03
$40.00	0.83	$33.20
$39.00	0.83	$32.37
$38.00	0.83	$31.54
$37.00	0.83	$30.71
$36.00	0.83	$29.88
$35.00	0.83	$29.05

Hypothetical Measurement Price of First Bancshares Common Stock	Exchange Ratio	Implied Merger Consideration Value Received in Exchange Per FPB Share*
$34.61	0.83	$28.73
$34.00	0.8450	$28.73
$33.15**	0.8667	$28.73
$33.00**	0.8706	$28.73
$32.00**	0.8978	$28.73
$31.00**	0.9268	$28.73
$30.00**	0.9577	$28.73

*
Cash will be paid in lieu of any fractional share of First Bancshares common stock.

**
The merger agreement provides that either party may terminate the merger agreement if the measurement price is either greater than $44.85 or less than $33.15.

The examples above are illustrative only. The number of shares you receive for each of your shares of FPB common stock will be based on the actual measurement price. The actual measurement price may be outside the range of the amounts set forth above, and as a result, the actual exchange ratio and implied value of the consideration per share of First Bancshares common stock may not be shown in the above table.
The hypothetical measurement price of First Bancshares common stock for the ten (10) trading days ending on January 10, 2019 was $30.46. If this was the actual measurement price, you would receive 0.9432 of a share of First Bancshares common stock for each share of FPB common stock owned by you. Before deciding how to vote, you should obtain more recent prices of First Bancshares common stock, which trades on the NASDAQ Global Market under the symbol “FBMS”.
The exchange ratio was arrived at through arm’s-length negotiations between FPB and First Bancshares. The merger agreement provides that if First Bancshares effects a stock dividend, reclassification, recapitalization, split, or combination of the shares of First Bancshares common stock, then an appropriate adjustment to the exchange ratio will be made.
Each outstanding share of FPB common stock subject to vesting restrictions under an FPB stock benefit plan shall become vested immediately prior to the effective time of the merger and will be converted into the right to receive the same merger consideration that other FPB stockholders are entitled to receive. If a holder of a warrant to purchase shares of FPB common stock consents to the warrant being cashed out, then such warrant shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of  (i) the total number of shares of FPB common stock subject to such warrant times (ii) the excess, if any, of  (A) the product of the measurement price multiplied by the exchange ratio, over (B) the exercise price per share of FPB common stock subject to such warrant. If a holder of a warrant to purchase FPB common stock does not exercise the warrant prior to completion of the merger and does not consent to the warrant being cashed out, then the warrant will be assumed by First Bancshares, except that (i) the assumed warrant may be exercised solely for shares of First Bancshares common stock, (ii) the number of shares of First Bancshares common stock subject to such warrant shall be equal to the number of shares of FPB common stock subject to such warrant immediately prior to the effective time of the merger multiplied by the exchange ratio (rounded down to the nearest share), and (iii) the per share exercise price of such warrant shall be adjusted by dividing the per share exercise price of such warrant immediately prior to the effective time of the merger by the exchange ratio (rounded down to the nearest cent).
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FPB stockholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the twenty (20) trading days ending on the business days immediately prior to the closing date.
FPB stockholders are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
From time to time over the past several years, the FPB board of directors has periodically discussed and reviewed FPB’s business, performance and prospects and has considered various strategic alternatives. In the context of such reviews, the strategic alternatives considered by FPB’s board of directors have included continuing its on-going operations as an independent institution, acquiring other depository institutions or branch offices, and entering into a strategic merger with a similarly sized or larger institution. The FPB board of directors also periodically reviewed, often with input from different investment banking firms, the competitive environment in FPB’s market area and merger and acquisition activity in the financial services industry in general and in the southeastern Louisiana market area in particular.
In recent periods, in conjunction with an annual review of FPB’s strategic plan, the FPB board of directors reviewed FPB’s growth prospects and the need to raise additional capital to fund its continued growth. FPB successfully raised additional capital in both 2016 and 2017 through separate private placements of its common stock. While Florida Parishes Bank has been and continues to remain well-capitalized, the FPB board of directors believed that additional capital would need to be raised if FPB was to remain independent and further grow its balance sheet.
Beginning in September 2017 and continuing into 2018, the FPB board of directors reviewed FPB’s operating results and its strategic options to enhance stockholder value and create additional liquidity in FPB’s common stock. The board considered raising additional capital to fund substantial increases in its loan portfolio and reviewed different growth strategies, including a retail strategy focused on a larger number of customers with both smaller deposit and loan balances and a private banking strategy focused on fewer customers with larger deposit and loan balances. The board also reviewed the possibility of FPB entering into a business combination transaction.
Beginning in April 2018, Mr. Anderson, Chairman of the Board, had informal discussions with various financial institutions who could have an interest in acquiring FPB, both in person and by telephone, and Messrs. Fugarino and Kelleher attended several of the meetings. In addition, the FPB board of directors also reviewed materials from both Sandler O’ Neill and another investment banking firm with respect to the various strategic options available to FPB. Both Sandler O’Neill and the other investment banking firm are nationally recognized and have substantial experience with respect to transactions involving community based financial institutions and their holding companies. After considering the qualifications and experience of the two firms, including the terms of the draft engagement letters received from each firm and the presentations that each firm made, the FPB board of directors decided to retain Sandler O’Neill and executed an engagement letter with Sandler O’Neill dated May 16, 2018. Pursuant to the engagement letter, FPB engaged Sandler O’Neill on an exclusive basis to render financial advisory and investment services to FPB in connection with its consideration of potential business combination transactions. The FPB board of directors directed Sandler O’Neill to prepare a list of institutions that might be interested in a business combination transaction with FPB if FPB decided not to remain independent.
From mid-May to mid-June 2018, in consultation with FPB, Sandler O’Neill developed a list of potentially interested parties, comprised solely of financial institutions and their holding companies that Sandler O’Neill believed, based on its experience and information available, might be interested in entering into a transaction with FPB. During this time period, Sandler O’Neill also worked with management to prepare marketing materials and to establish an electronic data room that could be accessed by interested parties who executed confidentiality agreements. Beginning in early July 2018, Sandler O’Neill contacted 18 institutions, of which eight elected not to participate and the remaining 10 institutions (including First Bancshares) signed non-disclosure agreements and received a confidential information memorandum relating to FPB’s operations and financial performance. The 10 institutions were provided with access to confidential information regarding FPB in order for such parties to undertake their preliminary due diligence reviews. FPB requested that the parties submit specific, written indications of interest by July 26, 2018.
On July 12, 2018, the FPB board of directors was updated on the status of the process. Mr. Anderson indicated that he had met with each of the 10 institutions who had signed non-disclosure agreements except for one, and that Messrs. Fugarino and Kelleher had attended some of the meetings. Mr. Anderson also reviewed with the board their fiduciary duties and responsibilities, as well as the confidential materials being provided to interested parties.
On July 17, 2018, First Bancshares commenced its due diligence review of FPB and contacted Hovde Group, LLC to serve as First Bancshares’ financial advisor. On July 31, 2018, First Bancshares executed an engagement letter with Hovde Group, LLC.
On July 26, 2018, seven of the 10 institutions that had entered into confidentiality agreements, including First Bancshares, submitted non-binding indications of interest to acquire FPB. The FPB board of directors held a special meeting on August 2, 2018 and reviewed with Sandler O’Neill the indications of interest that had been received. Each of the seven bids offered either all stock or at least 80% stock (with the remainder in cash) as the merger consideration to be received by the FPB stockholders, except one bid was for 67% stock. The FPB board also reviewed the performance of each of the interested bidders, as well as their stock performance and valuations and the liquidity in their stock. Because the values of the different bids were very close to each other, the FPB board authorized Sandler O’Neill to continue discussions with all seven of the interested parties and to permit all seven institutions to conduct additional due diligence. In addition, the interested bidders were asked to submit their best and final offer.
On August 21 and August 22, 2018, six of the seven institutions submitted revised indications of interest, while the seventh institution withdrew from the process. The FPB board of directors met on August 23, 2018 to review the revised indications of interest with Sandler O’Neill. Each of the indications of interest were subject to the satisfactory completion of additional due diligence, and all but one of the bidders requested an exclusivity arrangement (First Bancshares requested a 60-day exclusivity period). The indication of interest from First Bancshares was for a 100% stock exchange with a value for the FPB common stock of  $32.50 to $33.00 per share, equating to an exchange ratio of 0.79172 to 0.80390 shares of common stock of First Bancshares for each share of FPB common stock based on the then market prices of the First Bancshares common stock. Under the First Bancshares indication of interest, the outstanding warrants to purchase FPB common stock would be cashed out. The FPB board noted that three of the other bidders were offering a Board seat in the combined company to the FPB board and that two of these three other bidders had also specified management positions in the combined company for one or more of the executive officers of FPB, whereas the First Bancshares indication did not do so. Because First Bancshares’ indication of interest offered the highest value per share to the FPB stockholders, the FPB board did not view the proffered Board seat and management roles in the combined company by the other bidders as a material factor. After a detailed review and comparison of each of the bids that were received, the FPB board authorized management to proceed exclusively with First Bancshares, subject to First Bancshares agreeing to reduce its requested exclusivity period.
First Bancshares then revised its indication of interest to shorten the exclusivity period to a period ending on the earlier of  (a) the date of execution of the definitive merger agreement or (b) September 30, 2018, provided that the September 30 date would be automatically extended for one additional 15-day period unless FPB provided notice to First Bancshares at least five days prior to September 30, 2018. FPB and First Bancshares executed a non-binding indication of interest on September 4, 2018, and First Bancshares continued with its due diligence.
On September 13, 2018, Mr. Anderson updated the FPB board of directors with respect to the ongoing negotiations with First Bancshares.

On September 20, 2018, Alston & Bird LLP, outside counsel to First Bancshares, provided an initial draft of the proposed merger agreement to FPB’s counsel, Silver, Freedman, Taff  & Tiernan LLP. FPB’s counsel reviewed the agreement with both FPB and Sandler O’Neill and provided comments on the proposed merger agreement to Alston & Bird LLP on September 26, 2018. FPB permitted the exclusivity period to automatically extend to October 15, 2018. Legal counsel for both First Bancshares and FPB, together with the parties and their investment bankers, continued to negotiate the terms of the definitive merger agreement and related documents. In addition, FPB, First Bancshares and their respective financial and legal advisors continued to discuss various matters related to the proposed combination of FPB and First Bancshares. Beginning in late September, representatives of FPB, Sandler O’Neill and FPB’s legal counsel were provided access to, and reviewed, certain non-public information regarding First Bancshares.
FPB indicated that it desired to have price collars with respect to the proposed fixed exchange ratio, in order to ensure that the implied value of the stock consideration to be received by the FPB stockholders upon completion of the merger would not be less than a specified dollar amount. The parties and their legal and financial advisors had multiple discussions regarding the terms of the price collars, including at what point the fixed exchange ratio would begin to adjust and the ability of the parties to terminate the agreement under certain circumstances. In light of current market conditions, FPB believed that it was appropriate and in the best interests of its stockholders to have the downside price protection of price collars, even though it would also limit the upside potential available to FPB common stockholders upon completion of the merger.
On October 4, 2018, legal counsel for First Bancshares made additional due diligence requests and began discussions about a possible second extension of the exclusivity period. Also on that date, Mr. Anderson reviewed the current draft of the merger agreement with the FPB board of directors, the negotiations regarding the price collars and the request for an extension of the exclusivity period.
The FPB board of directors met on October 11, 2018 to further discuss the draft merger agreement and related issues, including a possible short extension of the exclusivity period. During this time, as the stock market continued to be volatile and the market prices for financial institutions, including First Bancshares, were generally declining, the parties continued to discuss the fixed exchange ratio and the price collars. The exclusivity period expired on October 15, 2018, but the parties continued their discussions thereafter.
On October 18, 2018, First Bancshares’ board of directors met at its regularly scheduled meeting to review and discuss the proposed merger and the merger agreement. At this meeting, First Bancshares’ board of directors received presentations from its legal counsel, Alston & Bird LLP and its financial advisor, Hovde Group, LLC. Following this discussion, First Bancshares’ board of directors unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized First Bancshares’ executives to execute the merger agreement.
On October 22, 2018, Alston & Bird LLP provided a revised draft of the merger agreement, which, among other things, increased the exchange ratio to 0.83 shares of First Bancshares common stock for each share of FPB common stock and included price collars. On October 23, 2018, the FPB board of directors met to discuss the merger agreement and the value of the stock consideration being offered, including the effects of the price collars. Both Sandler O’Neil and Silver, Freedman, Taff  & Tiernan LLP participated in the meeting by telephone. Sandler O’Neill reviewed the valuation analysis and price metrics and discussed in detail the price collars. FPB’s legal counsel reviewed and discussed with the FPB board of directors the provisions in the merger agreement. The board was also provided with copies of the exhibits to the merger agreement, a written summary of the merger agreement and a transaction overview for their review.
At a special meeting of the executive committee of the board of directors of First Bancshares on October 23, 2018, members of First Bancshares’s senior management, together with representatives of Hovde Group, LLC, provided the executive committee with, among other items, a detailed update regarding the potential transaction with FPB and the related financial analysis. The executive committee approved a range of fixed exchange ratios (which included the fixed exchange ratio of 0.83 that was ultimately accepted by FPB) and authorized Hovde Group, LLC and members of First Bancshares’s senior management to negotiate the price and other terms of the transaction with FPB and its representatives.

The parties continued to have discussions regarding the terms of the merger agreement, the exhibits thereto and related documents. On November 2, 2018, Alston & Bird LLP provided a revised draft of the merger agreement.
On November 5, 2018, FPB’s board of directors held a special meeting to review the merger proposal as set forth in the definitive merger agreement and related documents negotiated by FPB and First Bancshares and their respective financial and legal advisors. The FPB board received presentations regarding the merger agreement from its legal counsel, Silver, Freedman, Taff  & Tiernan LLP, and the merger from its financial advisor, Sandler O’Neill. Legal counsel, Sandler O’Neill and management of FPB also briefed the board on the results of the due diligence review conducted on First Bancshares. At the meeting, Sandler O’Neill provided its written opinion to the FPB board of directors to the effect that, as of November 5, 2018, the exchange ratio in the merger agreement was fair to the common stockholders of FPB from a financial point of view. Representatives of Silver, Freedman, Taff  & Tiernan LLP and Sandler O’Neill responded to questions from FPB’s board. After careful and deliberate consideration of these presentations as well as the interest of FPB’s stockholders, the FPB board decided to reconvene the next day in order to continue its deliberations and to vote on the proposed merger agreement.
During the afternoon on November 6, 2018, FPB’s board of directors met again to discuss the merger agreement and received updates from both Sandler O’ Neill and Silver, Freedman, Taff  & Tiernan LLP. The FPB board unanimously approved the merger agreement and the related documents.
On November 6, 2018, the merger agreement and related documents were executed and the parties issued a press release announcing the proposed merger.
First Bancshares’ Reasons for the Merger
In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as the merger consideration, the First Bancshares board of directors considered a number of factors, including the following material factors:
•
each of First Bancshares’ and FPB’s business, operations, financial condition, asset quality, earnings and prospects;

•
the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

•
the opportunity to strategically expand in the greater south Louisiana market;

•
the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the potential efficiencies of scale resulting from the increased size of First Bancshares following the merger;

•
its understanding of the current and prospective environment in which First Bancshares and FPB operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on First Bancshares both with and without the proposed transaction;

•
its review and discussions with First Bancshares’ management concerning the due diligence investigation of FPB, including its review of FPB’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•
the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•
the structure of the transaction as a combination in which the combined company would operate under the First Bancshares brand and First Bancshares’ board of directors and management would have substantial participation in the combined company;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•
the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of FPB’s business between the date of the merger agreement and the date of completion of the merger.

First Bancshares’ board of directors also considered potential risks relating to the merger including the following:
•
First Bancshares management’s attention and First Bancshares resources may be diverted from the operation of First Bancshares’ business and towards the completion of the merger;

•
First Bancshares may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of FPB’s operations with First Bancshares;

•
the nature and amount of payments and other benefits to be received by FPB management in connection with the merger pursuant to existing FPB plans and compensation arrangements and the merger agreement;

•
the substantial costs that First Bancshares will incur in connection with the merger even if it is not consummated;

•
approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs; and

•
the possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by the First Bancshares board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the First Bancshares board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as the merger consideration, the First Bancshares board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Bancshares board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.
FPB’s Reasons for the Merger
After careful consideration, FPB’s board of directors determined that it was advisable and in the best interests of FPB and its stockholders for FPB to enter into the merger agreement with First Bancshares. Accordingly, FPB’s board unanimously recommends that FPB’s stockholders vote “FOR” the approval of the merger agreement.
The board of directors of FPB has considered the terms and provisions of the merger agreement and concluded that they are fair to the stockholders of FPB and that the merger is in the best interests of FPB and its stockholders.
The board of directors of FPB believes that the merger will provide the resulting institution with additional resources necessary to compete more effectively in the greater south Louisiana market. In addition, the FPB board of directors believes that the customers and communities served by FPB will benefit from the resulting institution’s enhanced abilities to meet their banking needs.
In reaching its decision to approve the merger agreement, the FPB board of directors consulted with management, as well as with FPB’s financial and legal advisors, and considered a variety of factors, including the following:
•
The consideration being offered to FPB’s stockholders in relation to the market value, book value per share, earnings per share and projected earnings per share of FPB;

•
The results that could be expected to be obtained by FPB if it continued to operate independently and the potential future value of FPB stock compared to the value of the merger consideration offered by First Bancshares and the potential future trading value of the First Bancshares common stock;

•
The current and prospective environment in which FPB operates, including national, regional and local economic conditions, the competitive environment for financial institutions, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

•
The relatively limited trading market for FPB stock, which is traded in the Over-the-Counter Market, compared to greater liquidity of First Bancshares’ common stock, which is listed on Nasdaq;

•
The form of merger consideration offered by First Bancshares, including the opportunity for FPB stockholders to receive shares of First Bancshares common stock on a tax-free basis for their shares of FPB stock;

•
The potential adjustment of the 0.83 exchange ratio in the event that the measurement price is either less than $34.61 or greater than $43.39;

•
The fact that the merger agreement provides that either FPB or First Bancshares may terminate the merger agreement if the measurement price of First Bancshares common stock is less than $33.15 or greater than $44.85;

•
The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining FPB with First Bancshares;

•
The complementary geographic locations of the FPB and First Bancshares branch networks in the southern Gulf coastal region of the United States;

•
The results that could be expected to be obtained by FPB if it continued to operate independently, and the likely benefits to stockholders of continued independent operations, as compared to the value of the consideration to be received by FPB’s stockholders as a result of the merger;

•
First Bancshares’s asset size and capital position, which would give the resulting institution over $3.4 billion in assets;

•
The earnings prospects of the combined company;

•
The additional products offered by First Bancshares to its customers and the ability of the resulting institution to provide comprehensive financial services to its customers;

•
FPB’s and First Bancshares’s shared community banking philosophies; and

•
Sandler O’Neill’s written opinion, dated November 5, 2018, to the effect that, as of such date, the exchange ratio was fair to FPB’s common stockholders from a financial point of view. The opinion is attached as Annex B to this proxy statement/prospectus. For a summary of the presentation of Sandler, O’Neill, see “— Opinion of FPB’s Financial Advisor” below.

Other factors considered by FPB’s board of directors included:
•
The terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, a provision which permits FPB’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire FPB and a provision providing for FPB’s payment of a termination fee to First Bancshares if the merger agreement is terminated under certain circumstances and the effect such termination fee could have on a third party’s decision to propose a merger or similar transaction to FPB at a higher price than that contemplated by the merger with First Bancshares;

•
The reports of FPB’s management and discussions with representatives of Sandler O’Neill concerning the operations, financial condition and prospects of First Bancshares and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

•
The likelihood of successful integration and the successful operation of the combined company;

•
The likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•
The potential cost-saving opportunities;

•
The effects of the merger on FPB’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to FPB employees; and

•
The review by the FPB board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger, including the condition that the merger must qualify as a transaction that will permit FPB’s stockholders to receive First Bancshares shares in exchange for their FPB shares on a tax-free basis for federal income tax purposes.

In the course of its deliberation, the FPB board of directors also considered a variety of risks and other countervailing factors, including:
•
The fact that the exchange ratio is fixed, provided that the measurement price is not less than $34.61 or greater than $43.39, and the value of the consideration to be received by FPB’s stockholders is subject to fluctuation;

•
The risks and costs to FPB if the merger does not close, including:

•
the diversion of management and employee attention, potential employee attrition and the effect on customers and business relationships; and

•
the potential adverse impact on the value of FPB’s common stock if the merger agreement is terminated;

•
The restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that FPB would be obligated to pay a $3.6 million termination fee to First Bancshares under certain circumstances; and

•
The fact that FPB will no longer exist as an independent, stand-alone company.

The FPB board of directors also considered the potential risks associated with the merger in connection with its deliberation of the proposed transaction, including the challenges of integrating FPB’s businesses, operations and employees with those of First Bancshares, the need to obtain approval by stockholders of FPB as well as regulatory approvals in order to complete the transaction, and the risks associated with the operations of the combined company including the ability to achieve the anticipated cost savings. The board also considered the structural protections included in the merger agreement such as the ability of FPB to terminate the merger agreement in the event of any change or development affecting First Bancshares which has, or is reasonably likely to have, a material adverse effect on First Bancshares and which is not cured within 30 days after notice or cannot be cured prior to consummation of the merger.
The foregoing discussion of the information and factors considered by FPB’s board of directors is not exhaustive, but includes all material factors considered by FPB’s board. In view of the wide variety of factors considered by the FPB board of directors in connection with its evaluation of the merger and the complexity of these matters, the FPB board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. FPB’s board of directors evaluated the factors described above, including asking questions of FPB’s management and FPB’s legal and financial advisors. In considering the factors described above, individual members of FPB’s board of directors may have given different weights to different factors. The FPB board of directors relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. See “— Opinion of FPB’s Financial Advisor” below. It should also be noted that this explanation of the reasoning of FPB’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 17.
After evaluating these factors and consulting with its legal counsel and financial advisors, the FPB board of directors determined that the merger agreement was advisable and in the best interests of FPB’s stockholders. Accordingly, the FPB board of directors has unanimously adopted the merger agreement and approved the merger.
THE FPB BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.
Opinion of FPB’s Financial Advisor
FPB retained Sandler O’Neill to act as financial advisor to FPB’s board of directors in connection with FPB’s consideration of a possible business combination. FPB selected Sandler O’Neill as its financial advisor because Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.
Sandler O’Neill acted as financial advisor to FPB in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the November 5, 2018 meeting at which FPB’s board of directors considered the merger and the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which was subsequently confirmed in writing on November 5, 2018, to the effect that, as of such date, the exchange ratio was fair to the holders of FPB common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of FPB common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Sandler O’Neill’s opinion was directed to the Board of Directors of FPB in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any stockholder of FPB as to how any such stockholder should vote at any meeting of stockholders called to consider and vote upon the approval of the merger agreement and the merger. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of FPB common stock and did not address the underlying business decision of FPB to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for FPB or the effect of any other transaction in which FPB might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of FPB or First Bancshares, or any class of such persons, if any, relative to the compensation to be received in the merger by any other stockholder. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.
In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:
•
An execution version of the merger agreement;

•
Certain publicly available financial statements and other historical financial information of FPB and its banking subsidiary, Florida Parishes Bank, that Sandler O’Neill deemed relevant;

•
Certain publicly available financial statements and other historical financial information of First Bancshares and its banking subsidiary, The First, A National Banking Association, that Sandler O’Neill deemed relevant;

•
Certain internal financial projections for FPB for the years ending December 31, 2018 and December 31, 2019, as provided by the senior management of FPB, as well as a long-term net income growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of FPB;

•
An earnings per share estimate for First Bancshares for the year ending December 31, 2018, publicly available median analyst earnings per share estimates for First Bancshares for the year ending December 31, 2019 as well as a long-term earnings per share growth rate for the years thereafter, and publicly available median analyst dividends per share estimates for the years ending December 31, 2018 and December 31, 2019 with estimated annual dividends per share for the years thereafter;

•
The pro forma financial impact of the merger on First Bancshares based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses;

•
The publicly reported historical price and trading activity for FPB common stock and First Bancshares common stock, including a comparison of certain stock market information for FPB common stock and First Bancshares common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•
A comparison of certain financial information for FPB and First Bancshares with similar financial institutions for which information is publicly available;

•
The financial terms of certain recent business combinations in the banking industry (on a regional and nationwide basis), to the extent publicly available;

•
The current market environment generally and the banking environment in particular; and

•
Such other information, financial studies, analyses and investigations and financial, economic and market criteria that Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of FPB and its representatives the business, financial condition, results of operations and prospects of FPB and held similar discussions with First Bancshares’ financial advisor regarding the business, financial condition, results of operations and prospects of First Bancshares.
In performing Sandler O’Neill’s review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by FPB or First Bancshares or their respective representatives, or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering Sandler O’Neill’s opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective managements of FPB and First Bancshares that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FPB or First Bancshares or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of FPB or First Bancshares. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of FPB or First Bancshares, or of the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to FPB or First Bancshares. Sandler O’Neill assumed, with FPB’s consent, that the respective allowances for loan losses for both FPB and First Bancshares were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Sandler O’Neill used certain internal financial projections for FPB for the years ending December 31, 2018 and December 31, 2019, as provided by the senior management of FPB, as well as a long-term net income growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of FPB. In addition, Sandler O’Neill used an earnings per share estimate for First Bancshares for the year ending December 31, 2018, publicly available median analyst earnings per share estimates for First Bancshares for the year ending December 31, 2019 as well as a long-term earnings per share growth rate for the years thereafter, and publicly available median analyst dividends per share estimates for the years ending December 31, 2018 and December 31, 2019 with estimated annual dividends per share for the years thereafter. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses. With respect to the foregoing information, the senior management of FPB and First Bancshares’ financial advisor confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments as to the future financial performance of FPB and First Bancshares, respectively, and the other matters covered thereby, and Sandler O’Neill assumed that the future financial performance reflected in such information would be achieved. Sandler O’Neill expressed no opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of FPB or First Bancshares since the date of the most recent financial statements which were made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to Sandler O’Neill’s analysis that FPB and First Bancshares would remain as going concerns for all periods relevant to Sandler O’Neill’s analysis.
Sandler O’Neill also assumed, with FPB’s consent, that (i) each of the parties to the merger agreement will comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on FPB, First Bancshares, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with FPB’s consent, Sandler O’Neill relied upon the advice that FPB received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.
Sandler O’Neill’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw Sandler O’Neill’s opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading value of FPB common stock or First Bancshares common stock at any time or what the value of First Bancshares common stock would be once it is actually received by the holders of FPB common stock.
In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to FPB’s board of directors, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler

O’Neill’s comparative analyses described below is identical to FPB or First Bancshares and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of FPB and First Bancshares and the companies to which they were compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the exchange ratio to the holders of FPB common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.
In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of FPB, First Bancshares, and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to FPB’s board of directors at its November 5, 2018 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of FPB common stock or First Bancshares common stock or the prices at which FPB or First Bancshares common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by FPB’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of FPB’s board of directors with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics.   Sandler O’Neill reviewed the financial terms of the proposed transaction. As set forth in the merger agreement, at the effective time, each share of FPB’s common stock issued and outstanding immediately prior to the effective time, except for certain shares of FPB common stock as specified in the merger agreement, will be converted into and exchanged for the right to receive 0.83 of a share of First Bancshares common stock (subject to adjustment as provided in the merger agreement). Sandler O’Neill calculated an implied purchase price per share of  $31.27, or an aggregate implied transaction value of approximately $87.4 million, consisting of the implied value of 0.83 of a share of First Bancshares common stock based on the closing price of First Bancshares common stock on November 2, 2018. Based upon financial information for FPB as of or for the most recent available completed quarter (“MRQ”) ended September 30, 2018 and the closing price of FPB common stock on November 2, 2018, Sandler O’Neill calculated the following implied transaction metrics:
Purchase Price Per Share/LTM EPS	20.1x
Purchase Price Per Share/YTD Annualized EPS	16.6x
Purchase Price Per Share/2018 Estimated EPS(1)	16.3x
Purchase Price Per Share/September 30, 2018 Book Value Per Share	192%
Purchase Price Per Share/September 30, 2018 Tangible Book Value Per Share	192%
Purchase Price Per Share/September 30, 2018 Adjusted Tangible Book Value Per Share(2)	218%
Tangible Book Premium/Core Deposits(3) (“Core Deposit Premium”)	15.7%
Market Premium as of November 2, 2018(4)	39.0%

(1)
Estimated EPS as provided by FPB senior management.

(2)
Adjusted tangible book value reflects multiple paid on “normalized” Tangible Common Equity/Tangible Assets of 9.00% and dollar-for-dollar on all excess capital.

(3)
Core Deposits defined as total deposits less time deposits greater than $100,000.

(4)
Closing price of FPB common stock on November 2, 2018 was $22.50.

Stock Trading History.   Sandler O’Neill reviewed the historical publicly reported trading prices of FPB common stock for the one-year and three-year periods ended November 2, 2018 and the historical publicly reported trading prices of First Bancshares common stock for the three-year period ended November 2, 2018. Sandler O’Neill then compared the relationship between the movements in the price of FPB common stock and First Bancshares common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.
FPB’s One-Year Stock Performance
	Beginning Value November 2, 2017	Ending Value November 2, 2018
FPB	100%	128.6%
FPB Peer Group	100%	104.9%
S&P 500 Index	100%	105.6%
NASDAQ Bank Index	100%	94.4%

FPB’s Three-Year Stock Performance
	Beginning Value November 2, 2015	Ending Value November 2, 2018
FPB	100%	204.6%
FPB Peer Group	100%	140.7%
S&P 500 Index	100%	129.4%
NASDAQ Bank Index	100%	128.4%
First Bancshares’ Three-Year Stock Performance
	Beginning Value November 2, 2015	Ending Value November 2, 2018
First Bancshares	100%	230.2%
First Bancshares Peer Group	100%	150.3%
S&P 500 Index	100%	129.4%
NASDAQ Bank Index	100%	128.4%
Comparable Company Analyses.   Sandler O’Neill used publicly available information to compare selected financial information for FPB with a group of financial institutions selected by Sandler O’Neill. The FPB peer group included eleven United States-based banks and thrifts whose securities were publicly traded on the NASDAQ, NYSE or NYSE MKT exchanges and with assets between $250 million and $500 million and year-to-date net income greater than $0, but excluded targets of announced merger transactions (the “FPB Peer Group”). The FPB Peer Group consisted of the following companies:
Citizens First Corporation Bank of South Carolina Corporation Glen Burnie Bancorp WVS Financial Corp. Melrose Bancorp, Inc. Ottawa Bancorp, Inc.	Carolina Trust BancShares, Inc. Home Federal Bancorp, Inc. of Louisiana Bancorp 34, Inc. FSB Bancorp, Inc. HV Bancorp, Inc.
The analysis compared publicly available financial information for FPB with corresponding data for the FPB Peer Group as of or for year-to-date ended September 30, 2018 with pricing data as of November 2, 2018. The table below sets forth the data for FPB and the high, low, mean, and median data for the FPB Peer Group. Certain financial data prepared by Sandler O’Neill, as referenced in the table presented below, may not correspond to the data presented in FPB’s historical financial statements, as a result of the different periods, assumptions and methods used by Sander O’Neill to compute the financial data presented.

FPB Comparable Company Analysis
	FPB	FPB Peer Group High	FPB Peer Group Low	FPB Peer Group Mean	FPB Peer Group Median
Total Assets ($ millions)	383	474	278	378	373
Loans/Deposits	75.3%(2)	127.9%	55.5%	95.5%	96.9%
Non-Performing Assets(1)/Total Assets	1.22%(2)	2.18%	0.02%	0.78%	0.62%
Tangible Common Equity/Tangible Assets	11.49%	18.69%	8.11%	11.28%	10.32%
Leverage Ratio	10.50%(2)	15.71%	8.08%	10.67%	10.35%
Total Risk Based Capital Ratio	17.26%(2)	21.05%	12.64%	16.10%	16.54%
CRE/Total Risk Based Capital Ratio	191.9%(2)	422.4%	24.3%	167.6%	142.7%
YTD Return on Average Assets (“ROAA”)	1.46%	1.58%	0.04%	0.69%	0.59%
YTD Return on Average Equity (“ROAE”)	12.53%	16.54%	0.39%	6.39%	4.97%
YTD Net Interest Margin	4.48%	4.25%	2.01%	3.35%	3.52%
YTD Efficiency Ratio	61.2%	96.0%	47.2%	73.1%	71.3%
Stock Price/Tangible Book Value	138%	250%	76%	122%	112%
Stock Price/YTD Annualized Earnings Per Share	12.0x	39.3x	12.8x	22.2x	19.9x
Current Dividend Yield	1.6%	3.4%	0.0%	1.2%	1.1%
Market Capitalization ($ millions)	60	108	24	50	46

(1)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

(2)
Bank level financial data as of or for the period ending September 30, 2018.

Note: Prior period or bank level data used where GAAP data unavailable
Sandler O’Neill used publicly available information to perform a similar analysis for First Bancshares by comparing selected financial information for First Bancshares with a group of financial institutions selected by Sandler O’Neill. The First Bancshares peer group included eighteen United States-based banks and thrifts whose securities were publicly traded on the NASDAQ, NYSE or NYSE MKT exchanges and with assets between $2.0 billion and $3.0 billion and year-to-date return on average tangible common equity greater than 9.5%, but excluded targets of announced merger transactions (the “First Bancshares Peer Group”). The First Bancshares Peer Group consisted of the following companies:

First Financial Corporation
Arrow Financial Corporation
Enterprise Bancorp, Inc.
United Community Financial Corp.
Old Second Bancorp, Inc.
Hingham Institution for Savings
First Community Bankshares, Inc.
People’s Utah Bancorp
Summit Financial Group, Inc.

BSB Bancorp, Inc.
Old Line Bancshares, Inc.
Capital City Bank Group, Inc.
Southern National Bancorp of Virginia, Inc.
Bank of Marin Bancorp
Farmers National Banc Corp.
Peoples Financial Services Corp.
West Bancorporation, Inc.
RBB Bancorp

The analysis compared publicly available financial information for First Bancshares with corresponding data for the First Bancshares Peer Group as of or for the year-to-date ended September 30, 2018 with pricing data as of November 2, 2018. The table below sets forth the data for First Bancshares and the high, low, mean, and median data for the First Bancshares Peer Group. Certain financial data prepared by Sandler O’Neill, as referenced in the table presented below, may not correspond to the data presented in First Bancshares’ historical financial statements, as a result of the different periods, assumptions and methods used by Sander O’Neill to compute the financial data presented.
First Bancshares Comparable Company Analysis
	First Bancshares	First Bancshares Group High	First Bancshares Peer Group Low	First Bancshares Peer Group Mean	First Bancshares Peer Group Median
Total Assets ($ millions)	2,512	2,981	2,137	2,558	2,579
Loans/Deposits	85.4%	132.8%	74.5%	94.6%	92.0%
Non-Performing Assets(1)/Total Assets	1.07%(2)	3.07%	0.09%	0.71%	0.54%
Tangible Common Equity/Tangible Assets	9.14%	13.31%	6.66%	9.46%	8.87%
Leverage Ratio	11.84%(2)	14.45%	6.76%	10.30%	9.89%
Total Risk Based Capital Ratio	15.38%(2)	22.21%	11.34%	14.20%	13.34%
CRE/Total Risk Based Capital Ratio	193.6%	426.0%	89.3%	252.6%	262.8%
YTD Return on Average Assets	0.83%	2.01%	0.83%	1.32%	1.31%
YTD Return on Average Tang. Common Equity	9.7%	17.7%	10.1%	14.4%	15.0%
YTD Net Interest Margin	3.75%	5.25%	2.17%	3.7%	3.75%
YTD Efficiency Ratio	59.3%	79.5%	29.9%	54.5%	56.2%
Stock Price/Tangible Book Value	220%	249%	136%	184%	193%
Stock Price/YTD Annualized EPS	25.0x	20.2x	9.5x	13.6x	12.6x
Stock Price/Consensus Analyst 2018E EPS	16.5x	19.7x	9.8x	13.7x	13.0x
Stock Price/Consensus Analyst 2019E EPS	13.5x	17.5x	9.3x	12.7x	12.2x
Current Dividend Yield	0.5%	3.7%	0.0%	1.6%	1.7%
Market Capitalization ($ millions)	493	624	259	437	423

(1)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

(2)
Bank level financial data as of or for the period ending September 30, 2018.

Note: Prior period or bank level data used where GAAP data unavailable; First Bancshares data not pro forma for the then pending acquisition of FMB Banking Corp., which was announced on July 24, 2018
Analysis of Precedent Transactions.   Sandler O’Neill reviewed a group of merger and acquisition transactions consisting of bank and thrift transactions involving targets headquartered in the Southeast region, Louisiana or Texas, which were announced between January 1, 2017 and November 2, 2018 with target company assets between $250 million and $500 million and a disclosed deal value greater than $15 million (the “Regional Precedent Transactions”). Sandler O’Neill also reviewed a national group of merger and acquisition transactions consisting of bank and thrift transactions which were announced between January 1, 2018 and November 2, 2018 with disclosed deal values greater than $15 million and target company assets between $250 million and $500 million (the “Nationwide Precedent Transactions”).

The Regional Precedent Transactions group was composed of the following transactions:
Acquiror	Target

First Bancshares, Inc.
Spirit of Texas Bancshares, Inc.
CapStar Financial Holdings, Inc.
Business First Bancshares, Inc.
Hilltop Holdings, Inc.
Park National Corp.
CB Financial Services, Inc.
First Bancshares, Inc.
First Financial Bankshares
Business First Bancshares, Inc.
Reliant Bancorp, Inc.
National Commerce Corp.
Veritex Holdings, Inc.
Select Bancorp, Inc.
Seacoast Banking Corp. of FL
United Community Bank, Inc.
Progress Financial Corp.
HCBF Holding Co.

FMB Banking Corp.
Comanche National Corp.
Athens Bancshares Corp.
Richland State Bancorp, Inc.
Bank of River Oaks
NewDominion Bank
First WV Bancorp, Inc.
Southwest Banc Shares, Inc.
Commercial Bancshares, Inc.
Minden Bancorp, Inc.
Community First, Inc.
FirstAtlantic Financial Holdings, Inc.
Liberty Bancshares, Inc.
Premara Financial, Inc.
Palm Beach Community Bank
HCSB Financial Corp.
First Partners Financial, Inc.
Jefferson Bankshares, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to book value per share, transaction price to tangible book value per share, core deposit premium, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the high, low, mean and median metrics of the Regional Precedent Transactions.
	First Bancshares/ FPB	Regional Precedent Transactions High	Regional Precedent Transactions Low	Regional Precedent Transactions Mean	Regional Precedent Transactions Median
Transaction price/LTM earnings per share	20.1x	33.0x	4.5x	19.6x	20.0x
Transaction price/Book value per share	192%	235%	139%	175%	170%
Transaction price/Tangible book value per share	192%	235%	148%	181%	179%
Core deposit premium(1)	15.7%	23.6%	6.7%	11.6%	10.6%
1-Day market premium	39.0%	38.2%	(61.9)%	10.6%	25.7%

(1)
Core deposits defined as total deposits, less time deposit accounts with a balance of at least $100,000.

The Nationwide Precedent Transactions group was composed of the following transactions:
Acquiror	Target

Peoples Bancorp, Inc.
OceanFirst Financial Corp.
Byline Bancorp, Inc.
Citizens and Northern Corp.
Lakeland Bancorp
Farmers and Merchants Bancorp
Hometown Financial Group MHC
First Bancshares, Inc.
Spirit of Texas Bancshares, Inc.
FS Bancorp, Inc.
Peoples Bancorp MHC
City Holding Co.
Citizens Community Bancorp
First Mid-Illinois Bancshares
CapStar Financial Holdings, Inc.
First Midwest Bancorp, Inc.
Business First Bancshares, Inc.
Independent Bank Corp.
Capitol Federal Financial, Inc.
Heritage Financial Corp.
RCB Holding Co.
Hilltop Holdings, Inc.
Park National Corp.
CNB Bank Shares, Inc.
Mackinac Financial Corp.
Heritage Commerce Corp.

First Prestonburg Bancshares, Inc.
Capital Bank of New Jersey
Oak Park River Forest Bankshares
Monument Bancorp, Inc.
Highlands Bancorp, Inc.
Limberlost Bancshares, Inc.
Pilgrim Bancshares, Inc.
FMB Banking Corp.
Comanche National Corp.
Anchor Bancorp
First Suffield Financial, Inc.
Poage Bankshares, Inc.
United Bank
SCB Bancorp, Inc.
Athens Bancshares Corporation
Northern States Financial Corp.
Richland State Bancorp, Inc.
MNB Bancorp
Capital City Bancshares, Inc.
Premier Commercial Bancorp
Central B&TC
Bank of River Oaks
NewDominion Bank
Jacksonville Bancorp
First Federal of Northern Michigan Bancorp
United American Bank

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to book value per share, transaction price to tangible book value per share, core deposit premium, and 1-day market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the high, low, mean and median metrics of the Nationwide Precedent Transactions.
	First Bancshares/ FPB	Nationwide Precedent Transactions High	Nationwide Precedent Transactions Low	Nationwide Precedent Transactions Mean	Nationwide Precedent Transactions Median
Transaction price/LTM earnings per share	20.1x	37.7x	5.6x	21.4x	20.1x
Transaction price/Book value per share	192%	289%	116%	176%	171%
Transaction price/Tangible book value per share	192%	289%	116%	181%	174%
Core deposit premium(1)	15.7%	31.4%	3.0%	11.7%	10.8%
1-Day market premium	39.0%	33.5%	2.1%	19.2%	20.5%

(1)
Core deposits defined as total deposits, less time deposit accounts with a balance of at least $100,000.

Net Present Value Analyses.   Sandler O’Neill performed an analysis that estimated the net present value per share of FPB common stock, assuming internal earnings per share projections, as provided by FPB senior management, for the years ending December 31, 2018 and December 31, 2019, as well as a long-term earnings per share growth rate for the years thereafter and dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of FPB. To approximate the terminal value of FPB common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings multiples ranging from 15.0x to 21.25x and multiples of December 31, 2022 tangible book value ranging from 95% to 145%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of FPB common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of FPB common stock of $22.34 to $37.51 when applying multiples of earnings and $14.16 to $25.22 when applying multiples of tangible book value.
	Imputed Present Values Per Share Based on Earnings Multiples:
Discount Rate	15.00x	16.25x	17.50x	18.75x	20.00x	21.25x
10.0%	$26.87	$29.00	$31.13	$33.26	$35.38	$37.51
11.0%	25.88	27.93	29.98	32.02	34.07	36.12
12.0%	24.93	26.90	28.88	30.85	32.82	34.79
13.0%	24.03	25.93	27.83	29.73	31.62	33.52
14.0%	23.17	25.00	26.83	28.65	30.48	32.31
15.0%	22.34	24.11	25.87	27.63	29.39	31.15
	Imputed Present Values Per Share Based on Tangible Book Multiples
Discount Rate	95%	105%	115%	125%	135%	145%
10.0%	$16.99	$18.63	$20.28	$21.93	$23.58	$25.22
11.0%	16.37	17.95	19.54	21.12	22.71	24.30
12.0%	15.78	17.30	18.83	20.36	21.88	23.41
13.0%	15.21	16.68	18.15	19.62	21.09	22.56
14.0%	14.67	16.09	17.51	18.92	20.34	21.75
15.0%	14.16	15.52	16.89	18.25	19.62	20.98
Sandler O’Neill also considered and discussed with the FPB board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming FPB’s earnings varied from 15% above projections to 15% below projections. This analysis resulted in the following range of per share values for FPB common stock, applying the price to 2022 earnings multiples range of 15.0x to 21.25x referred to above and a discount rate of 12.68%.
	Imputed Present Values per Share Based on Earnings Multiples:
Annual Estimate Variance	15.00x	16.25x	17.50x	18.75x	20.00x	21.25x
(15.0)%	$20.86	$22.49	$24.12	$25.76	$27.39	$29.02
(10.0)%	22.01	23.74	25.47	27.20	28.93	30.66
(5.0)%	23.16	24.99	26.81	28.64	30.46	32.29
0.0%	24.31	26.24	28.16	30.08	32.00	33.92
5.0%	25.47	27.49	29.50	31.52	33.54	35.55
10.0%	26.62	28.73	30.85	32.96	35.07	37.19
15.0%	27.77	29.98	32.19	34.40	36.61	38.82
Sandler O’Neill also performed an analysis that estimated the net present value per share of First Bancshares common stock, assuming an earnings per share estimate for First Bancshares for the year ending December 31, 2018, publicly available median analyst earnings per share estimates for First Bancshares for the year ending December 31, 2019 as well as a long-term earnings per share growth rate for the years thereafter, and publicly available median analyst dividends per share estimates for the years ending December 31, 2018 and December 31, 2019 with estimated annual dividends per share for the years thereafter. To approximate the terminal value of First Bancshares common stock at December 31, 2022, Sandler O’Neill applied price to 2022 earnings multiples ranging from 13.0x to 20.5x and multiples of December 31, 2022 tangible book value ranging from 150% to 225%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Bancshares common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of First Bancshares common stock of  $26.33 to $49.53 when applying multiples of earnings and $25.15 to $45.01 when applying multiples of tangible book value.
	Imputed Present Values per Share Based on Earnings Multiples:
Discount Rate	13.0x	14.5x	16.0x	17.5x	19.0x	20.5x
9.0%	$31.78	$35.33	$38.88	$42.43	$45.98	$49.53
10.0%	30.59	34.00	37.41	40.83	44.24	47.66
11.0%	29.45	32.73	36.02	39.30	42.59	45.87
12.0%	28.36	31.52	34.68	37.85	41.01	44.17
13.0%	27.32	30.37	33.41	36.46	39.50	42.55
14.0%	26.33	29.27	32.20	35.13	38.06	41.00
	Imputed Present Values per Share Based on Tangible Book Multiples
Discount Rate	150%	165%	180%	195%	210%	225%
10.0%	$30.35	$33.28	$36.21	$39.14	$42.08	$45.01
11.0%	29.21	32.03	34.85	37.67	40.49	43.31
12.0%	28.12	30.83	33.55	36.26	38.98	41.69
13.0%	27.08	29.70	32.31	34.92	37.53	40.15
14.0%	26.09	28.61	31.13	33.64	36.16	38.67
15.0%	25.15	27.57	30.00	32.42	34.84	37.26
Sandler O’Neill also considered and discussed with the FPB board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming First Bancshares’ earnings varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for First Bancshares common stock, applying the price to 2022 earnings multiples range of 13.0x to 20.5x referred to above and a discount rate of 12.68%.
	Imputed Present Values per Share Based on Earnings Multiples:
Annual Estimate Variance	13.0x	14.5x	16.0x	17.5x	19.0x	20.5x
(15.0)%	$23.64	$26.26	$28.88	$31.50	$34.12	$36.74
(10.0)%	24.98	27.75	30.53	33.30	36.07	38.85
(5.0)%	26.31	29.24	32.17	35.10	38.03	40.95
0.0%	27.65	30.73	33.81	36.90	39.98	43.06
5.0%	28.98	32.22	35.46	38.69	41.93	45.17
10.0%	30.32	33.71	37.10	40.49	43.88	47.27
15.0%	31.66	35.20	38.74	42.29	45.83	49.38
Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
Pro Forma Merger Analysis.   Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the merger closes at the end of the first calendar quarter of 2019. Sandler O’Neill utilized the following information and assumptions: (a) earnings per share estimate for First Bancshares for the year ending December 31, 2018, and publicly available median consensus analyst earnings per share estimates for First Bancshares for the year ending December 31, 2019, as well as a long-term earnings per share growth rate for the years thereafter; (b) earnings per share estimates for FPB for the years ending December 31, 2018 through December 31, 2022, as provided by First Bancshares’ financial advisor; and (c) certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings. The analysis indicated that the merger could be accretive to First Bancshares’ estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2019 through December 31, 2022 and accretive to First Bancshares’ estimated tangible book value per share at close and in the years ending December 31, 2019 through December 31, 2022.
In connection with this analysis, Sandler O’Neill considered and discussed with the FPB board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the merger, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.
Sandler O’Neill’s Relationship.   Sandler O’Neill is acting as FPB’s financial advisor in connection with the merger and will receive a fee for such services in an amount equal to 0.90% of the aggregate purchase price, which fee is contingent upon the closing of the merger. At the time of announcement of the merger, Sandler O’Neill’s fee was approximately $787,000. Sandler O’Neill also received a $150,000 fee from FPB upon rendering its opinion, which opinion fee will be credited in full towards the transaction fee becoming payable to Sandler O’Neill upon closing of the merger. FPB has also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of Sandler O’Neill’s engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with Sandler O’Neill’s engagement.
In the two years preceding the date of Sandler O’Neill’s opinion, Sandler O’Neill did not provide any other investment banking services to FPB, nor did Sandler O’Neill provide any investment banking services to First Bancshares in the two years preceding the date thereof. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to FPB, First Bancshares and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of FPB, First Bancshares and their respective affiliates for Sandler O’Neill’s account and for the accounts of Sandler O’Neill’s customers
Board Composition and Management of First Bancshares after the Merger
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the First Bancshares Articles and First Bancshares Bylaws.
Interests of FPB’s Directors and Executive Officers in the Merger
In considering the recommendation of FPB’s board of directors to vote for the merger proposal, FPB stockholders should be aware that directors and officers of FPB have interests in the merger that are in addition to, or different from, their interests as stockholders of FPB. The FPB board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the decision to recommend that the FPB stockholders approve the merger proposal. These interests are described below.
FPB Restricted Stock Awards
Under the terms of FPB’s equity compensation plans, outstanding equity awards held by FPB’s directors and executive officers, as well as employees, will have accelerated vesting upon completion of a change in control transaction. The merger will constitute a change in control for purposes of the plans. As a result, each outstanding FPB restricted stock award will become fully vested and will be converted into the right to receive the merger consideration.

The following table sets forth, for each of FPB’s executive officers, the number of all outstanding restricted shares held by each such person as of January 18, 2019, and the estimated value of the merger consideration that each will receive as of the effective time of the merger in connection with such award (none of the non-employee directors of FPB or Florida Parishes Bank hold any unvested equity awards, except that Mr. Murphy, a director of Florida Parishes Bank, holds 450 restricted shares).
Name	Number of Restricted Shares (#)	Resulting Restricted Share Consideration(1) ($)
Executive Officers:
Fritz W. Anderson, II	10,000	$289,000
Ronnie Fugarino	10,300	297,670
Albert Kelleher	5,000	144,500
Derek Shants	5,000	144,500
Total	30,300	$875,670

(1)
Based on the average per share closing price of the FPB common stock for the first five trading days following the first public announcement of the merger, which average price was $28.90 per share. The value of the stock merger consideration may be higher or lower at the time of closing than the above average price.

For further information regarding the beneficial ownership of FPB common stock by the directors and executive officers of FPB, see “— Beneficial Ownership of FPB Common Stock by Management and Principal Stockholders of FPB” beginning on page 61.
Employment Agreements with FPB
FPB and Florida Parishes Bank are a party to an employment agreement with Mr. Anderson, and Florida Parishes Bank is a party to employment agreements with each of Messrs. Fugarino and Kelleher. Under the employment agreements with Messrs. Anderson and Fugarino, if the executive’s employment is terminated for any reason other than cause, death or disability, or if the executive terminates his employment for good reason (which includes a material reduction in his authority, duties or responsibilities, a material reduction in his base salary, any requirement that the executive report to a corporate officer or employee instead or reporting directly to the Board of Directors, a material change in the geographic location at which the executive must perform his duties or any material breach by FPB and/or Florida Parishes Bank of the employment agreement), then the executive will be entitled to severance equal to his “annual compensation” (defined as the sum of his then current annual salary and the cash bonus earned for the immediately preceding calendar year) each year for a period of three years, payable in equal monthly installments. The employment agreements with Messrs. Anderson and Fugarino provide that the severance payments will be reduced by any cash salary or cash bonus earned by the executive as a result of employment by another employer during the three-year severance period. In addition, Messrs. Anderson and Fugarino are entitled to continued insurance benefits for three years under their employment agreements at no premium cost to them, except their agreements provide that their right to continued insurance benefits will cease if they obtain full-time employment with another employer during the three-year period. The employment agreements with Messrs. Anderson and Fugarino include an agreement (a) not to compete with Florida Parishes Bank in the delivery of financial services and (b) not to solicit the employees or customers of Florida Parishes Bank, in each case for a period of two years following termination of employment.
The employment agreement with Mr. Kelleher provides that his base salary will increase to $800,000 upon completion of a change in control and that if his employment is terminated by Florida Parishes Bank for any reason, or by Mr. Kelleher for good reason as defined in the agreement, concurrently with or within 12 months following the change in control, then he will receive his base salary for the remainder of the period ending on the one-year anniversary of the completion of the change in control, with such amount to be paid in equal installments. The employment agreement with Mr. Kelleher includes an agreement (a) not to compete with Florida Parishes Bank in the delivery of financial services and (b) not to solicit the employees or customers of Florida Parishes Bank, in each case for a period expiring upon the earlier of six months following termination of employment or the one-year anniversary of completion of the change in control.
In connection with the execution of the merger agreement, First Bancshares agreed to terminate each of the above employment agreements (as well as the change in control agreement with Mr. Shants described below) and to provide each of the executives with a lump sum cash payment. The amounts to be paid to each of the executives upon termination of their existing agreements is set forth in the table under “— Golden Parachute Compensation” below.
Change in Control Agreement with Florida Parishes Bank
Florida Parishes Bank is a party to a change in control agreement with Mr. Shants which provides that Mr. Shants will receive a lump sum cash payment of  $100,000 if his employment is terminated concurrently with or following a change in control by either (a) Florida Parishes Bank other than for cause, disability, retirement or death or (b) Mr. Shants for good reason as defined in the agreement.
New Employment Agreements with The First
In connection with the execution of the merger agreement, The First entered into new employment agreements with each of Messrs. Fugarino and Kelleher, which will take effect upon completion of the merger. The new employment agreement with Mr. Fugarino provides that Mr. Fugarino shall serve as the Market President for Tangipahoa and Livingston Parishes at an annual base salary of  $210,000 subject to increases from time to time and shall be eligible to participate in The First’s cash incentive plan, 401(k) plan and Employee Stock Ownership Plan. Mr. Fugarino will also receive insurance benefits at no premium cost to him and will be eligible to receive a $25,000 retention bonus following each of the first two annual anniversaries of completion of the merger. Mr. Fugarino’s new employment agreement has a two-year term. If Mr. Fugarino’s employment is involuntarily terminated by The First without cause prior to the two-year anniversary of the completion of the merger, then The First will (a) pay Mr. Fugarino his remaining base salary until the two-year anniversary and his cash retention bonuses to the extent not yet paid, and (b) provide Mr. Fugarino with continued insurance benefits at no premium cost to him (or provide monthly cash payments equal to the cost of such coverage) for the period ending on the earlier of the three-year anniversary of the completion of the merger and the date Mr. Fugarino obtains full-time employment with another employer. If the new employment agreement terminates due to the expiration of its term on the two-year anniversary of the completion of the merger, then The First will provide the insurance benefits as set forth in the preceding sentence. Mr. Fugarino agreed not to compete against The First or its affiliates or to solicit employees or customers during the term of his new agreement and for a period of two years thereafter.
The new employment agreement with Mr. Kelleher provides that Mr. Kelleher shall serve as the Market President for New Orleans at an annual base salary of  $150,000 subject to increases from time to time and shall be eligible to participate in The First’s cash incentive plan, 401(k) plan and Employee Stock Ownership Plan. Mr. Kelleher will also receive insurance benefits, with Mr. Kelleher to pay the same premium costs as applicable to other officers of The First. Mr. Kelleher’s new employment agreement has a one-year term. If Mr. Kelleher’s employment is involuntarily terminated by The First without cause prior to the one-year anniversary of the completion of the merger, then The First will (a) pay Mr. Kelleher his remaining base salary until the one-year anniversary, and (b) provide Mr. Kelleher with continued insurance benefits (or provide monthly cash payments equal to the cost of such coverage) until the one-year anniversary of the completion of the merger, with Mr. Kelleher to pay the employee cost of such coverage. Mr. Kelleher agreed not to compete against The First or its affiliates or to solicit employees or customers during the term of his new agreement and, if his employment is involuntarily terminated for cause or if Mr. Kelleher voluntarily resigns prior to the one-year anniversary, for a period of six months after his termination of employment. If Mr. Kelleher’s employment is terminated either during the one-year term without cause or subsequent to the one-year anniversary of the completion of the merger, then the non-competition and non-solicitation provisions in the preceding sentence will not be applicable.

Indemnification of Directors and Officers
First Bancshares has agreed to indemnify the directors, officers, employees and agents of FPB and its subsidiaries for a period of six years following the effective time of the merger. First Bancshares has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided, subject to a cap on the cost of such policy equal to 250% of the last annual premium paid by FPB. In addition, First Bancshares has agreed to honor the rights to indemnification that the directors, officers, employees or agents of FPB or Florida Parishes Bank may have under applicable law or regulation or the articles of incorporation, bylaws or equivalent documents of FPB and Florida Parishes Bank.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding certain compensation which FPB’s named executive officers may receive that is based on or that otherwise relates to the merger. The amounts are calculated assuming that the effective date of the merger and a qualifying termination occurs on March 1, 2019 (which is the earliest date that we expect the merger to close), and that all required conditions to the payment of these amounts have been satisfied. The executive officers named in the table will not receive any enhanced pension benefits or tax reimbursement payments in connection with the merger. The table does not include the payments or benefits to be provided to Messrs. Fugarino and Kelleher pursuant to their new employment agreements with The First.
Name	Cash ($)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)	Total ($)(5)(6)
Fritz W. Anderson, II	$451,901(1)	$289,000	$51,689	$—	$792,590
Ronnie Fugarino	1,269,661(1)	297,670	—	—	1,567,331
Albert Kelleher	800,000(2)	144,500	—	—	944,500
Derek Shants	100,000(2)	144,500	—	—	244,500

(1)
Reflects estimated cash severance payable to each of Messrs. Anderson and Fugarino in the event the executive’s employment is terminated for any reason other than cause, death or disability, or if the executive terminates his employment for good reason (double-trigger), each as described above. Pursuant to the termination agreements that The First will enter into with the executives, the estimated severance will be paid in a lump sum shortly following completion of the merger, except that Florida Parishes Bank prepaid $218,000 to Mr. Anderson and $550,000 to Mr. Fugarino in December 2018 as part of tax planning to enable the executives to obtain the full amounts available to them under their employment agreements. The amount of the prepaid severance is not subject to repayment to Florida Parishes Bank if the transaction is not completed for any reason, and such prepayment is deemed to be a single-trigger payment. The cash amounts in the table also include (a) $2,501 for Mr. Anderson in lieu of continued life and disability insurance coverage, and (b) $9,661 for Mr. Fugarino in lieu of continued long-term care insurance coverage. Because Mr. Fugarino will receive the amount shown even though he will continue to be employed by The First following completion of the merger, the payment of his amount may be deemed to be a single-trigger payment. While each of the employment and change of control agreements with the four executives provide that severance and other payments will be reduced by the amount necessary to ensure that no amounts payable to the executives will be considered excess parachute payments under Code Section 280G, no such reduction is expected to be triggered under any of the agreements.

(2)
Reflects estimated cash severance payable to Messrs. Kelleher and Shants pursuant to their respective employment and change in control agreements. Pursuant to the termination agreements that The First will enter into with the executives, the estimated severance will be paid in a lump sum shortly following completion of the merger. Because Mr. Kelleher will receive the amount shown even though he will continue to be employed by The First following completion of the merger, the payment of his amount may be deemed to be a single-trigger payment.
(3)
Reflects the value of single-trigger accelerated vesting of restricted stock awards that will become fully vested on the closing date of the merger, based on the $28.90 average per share closing price of the FPB common stock for the first five trading days following the first public announcement of the merger. The value of the stock consideration may be higher or lower at the time of closing than the above average price.

(4)
Represents the present value of estimated medical, dental and vision insurance premiums pursuant to Mr. Anderson’s employment agreement. These double-trigger benefits will be provided for a period of three years following completion of the merger or, if earlier, until the date Mr. Anderson obtains full-time employment with another employer. Because Mr. Fugarino will receive his continued insurance benefits pursuant to his new employment agreement with The First, the value of such benefits have been excluded from the table.

(5)
Amounts listed in this column are subject to reduction in connection with Section 280G of the Code, although no such reduction is expected to be triggered.

(6)
The following table quantifies, for each named executive officer, the portion of the total estimated amount of golden parachute compensation that is payable in connection with the merger and not conditioned on a termination of employment, referred to as “single trigger,” and the portion of the total amount of golden parachute compensation that is payable only after both consummation of the merger and a termination of employment (or a date certain, subject to the executive’s continued employment), referred to as “double trigger.”

Name	Single Trigger ($)	Double- Trigger ($)
Fritz W. Anderson, II	$289,000	$503,590
Ronnie Fugarino	1,567,331	—
Albert Kelleher	944,500	—
Derek Shants	144,500	100,000

Beneficial Ownership of FPB Common Stock by Management and Principal Stockholders of FPB
The following table includes, as of January 10, 2019, certain information as to the FPB common stock beneficially owned by (1) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to FPB to be the beneficial owner of more than 5% of the issued and outstanding FPB common stock, (2) each director of FPB, and (3) all directors and executive officers of FPB and Florida Parishes Bank as a group.
Name of Beneficial Owner	FPB Common Stock Beneficially Owned as of January 10, 2019(1)(2)(3)
	Amount	%
Siena Capital Partners GP, LLC 100 North Riverside Plaza, Suite 1630 Chicago, Illinois 60606	230,948(4)	8.5%
JAM Special Opportunities Fund III, L.P. 11 East 20th Street, Suite 1900 New York, New York 10010	165,834(5)	6.0%
Directors:
G. Wayne Allen	55,165	2.0%
Fritz W. Anderson, II	190,119(6)	7.0%
George Anthon	60,377(7)	2.2%
Ronnie Fugarino	86,111(8)	3.2%
Dean Hughes	47,700(9)	1.8%
Laura Inge	105,660(10)	3.9%
Kathy Kent	30,827(11)	1.1%
Vincent Roubique	51,411(12)	1.9%
Gary L. Smith, Sr.	31,454(13)	1.2%
Dwain Tycer	39,372(14)	1.5%
Executive Officers (who are not Directors):
Albert Kelleher	29,000(15)	1.1%
Derek Shants	22,985(16)	0.8%
All directors and executive officers of FPB and Florida Parishes Bank as a group (15 persons)	779,727	28.6%

(1)
Based upon information furnished by the respective persons. A person is deemed to beneficially own shares of common stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2)
A person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding warrants to purchase common stock (which were issued in connection with FPB’s 2017 private placement) or stock options. Shares of common stock which are subject to warrants or stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. The amounts in the table include warrants to purchase 2,000 shares for Mr. Anderson, 6,000 shares for Mr. Kelleher, 5,970 shares for Mr. Smith and 13,970 shares for all directors and executive officers as a group. None of the directors or executive officers held any stock options as of the date shown.

(3)
Includes unvested restricted shares granted pursuant to FPB’s 2008 and 2016 Recognition and Retention Plans as follows: for Mr. Anderson, 10,000 shares; for Mr. Fugarino, 10,300 shares; for Mr. Kelleher, 5,000 shares; for Mr. Shants, 5,000 shares; and for all directors and executive officers as a group, 30,750 shares. While these restricted shares have not yet vested or been distributed to the recipient of the grant, the grant recipients are entitled to vote the restricted shares.

(4)
Includes 207,132 shares and 19,700 warrants held by Siena Capital Partners I, LP and 3,816 shares and 300 warrants held by Siena Capital Partners Accredited, LP.

(5)
Includes 33,334 warrants to purchase FPB common stock, which were issued in connection with FPB’s 2017 private placement.

(6)
Includes 10,650 shares held by his spouse and 14,624 shares held by two children.

(7)
Includes 450 shares held by his children.

(8)
Includes 55,290 shares held jointly with his spouse.

(9)
Includes 11,250 shares held by his spouse.

(10)
Includes 65,070 shares held in a living trust established by her parents, of which Ms. Inge is the trustee.

(11)
Includes 19,369 shares held jointly with her spouse.

(12)
Includes 4,468 shares held by his spouse and 3,015 shares held jointly with his spouse.

(13)
Includes 3,787 shares held by a corporation controlled by Mr. Smith, 3,787 shares held by his children, and 17,910 shares held by Mr. Smith as custodian for his minor children.

(14)
Includes 4,500 shares held jointly with his spouse, 1,350 shares held by his spouse and 2,510 shares held by his children.

(15)
Includes 6,000 warrants to purchase FPB common stock, which were issued in connection with FPB’s 2017 private placement.

(16)
Includes 11,250 shares held jointly with his spouse.

Regulatory Approvals Required for the Merger
Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, FPB and First Bancshares have agreed to use their reasonable best efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals or waivers required or advisable to complete the transactions contemplated by the merger agreement. These approvals and waivers include, among others, a waiver from the Federal Reserve Board and an approval from the OCC. First Bancshares and/or FPB have filed applications, waiver requests and notifications to obtain the required regulatory approvals or waivers.
Federal Reserve Board
The merger of FPB with First Bancshares must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations, unless the Federal Reserve Board waives the application requirements of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve

Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate. First Bancshares filed a written request that the Federal Reserve Board waive the application requirements of the BHC Act with regard to its acquisition of FPB on December 12, 2018.
Office of the Comptroller of the Currency
The merger of Florida Parishes Bank with and into The First must be approved by the OCC under the National Bank Consolidation and Merger Act, 12 U.S.C. 215, 215a, commonly known as the Bank Merger Act. An application for approval of the bank merger was filed with the OCC on December 7, 2018 and will be subject to a 30-day comment and review period by the OCC. In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction; (2) financial and managerial resources of the banks party to the bank merger or merger; (3) the convenience and needs of the community to be served and the record of the banks under the Community Reinvestment Act; (4) the banks’ effectiveness in combating money-laundering activities; and (5) the extent to which the bank merger or merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the OCC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.
First Bancshares and FPB believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither First Bancshares nor FPB can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties have agreed that First Bancshares will not be required, and FPB and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on First Bancshares and its subsidiaries or FPB and its subsidiaries as of and following the completion of the merger.
The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. First Bancshares and FPB will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.
Neither First Bancshares nor FPB is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of FPB common stock that exchange their shares of FPB stock for shares of First Bancshares common stock, cash, or a combination thereof in the merger. This discussion is based upon the Code, its legislative history, the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of FPB common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds FPB common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership. Partnerships holding FPB common stock and partners in such partnerships should consult their tax advisors.
The discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, published positions of the Internal Revenue Service, and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion addresses only those U.S. holders of FPB common stock that hold their shares of FPB common stock as a “capital asset” within the meaning of Section 1221 of the Code. Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:
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a bank or other financial institution;

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a tax-exempt organization;

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a regulated investment company;

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a real estate investment trust;

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a mutual fund;

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an S corporation, partnership or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

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a retirement plan, individual retirement account or other tax-deferred account;

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an insurance company;

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a dealer or broker in stocks and securities, or currencies;

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a trader in securities that elects to use the mark-to-market method of accounting;

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a holder of FPB common stock subject to the alternative minimum tax provisions of the Code;

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a holder of FPB common stock that received FPB common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;

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a holder of FPB common stock that has a functional currency other than the U.S. dollar;

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a holder of FPB common stock that holds such stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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a person that is not a U.S. holder; or

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a U.S. expatriate or former citizen or resident of the United States.

This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally
In connection with the filing with the SEC of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, Alston & Bird LLP, tax counsel to First Bancshares, has rendered its tax opinion to First Bancshares and Silver, Freedman, Taff  & Tiernan LLP, tax counsel to FPB, has rendered its tax opinion to FPB that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The discussion below of the material U.S. federal income tax consequences of the merger serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Alston & Bird LLP and Silver, Freedman, Taff  & Tiernan LLP as to the material U.S. federal income tax consequences of the merger. In rendering their respective tax opinions, each counsel relied upon representations and covenants, including those contained in certificates of officers of First Bancshares and FPB, reasonably satisfactory in form and substance to each such counsel. If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4.
The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by First Bancshares and FPB of opinions from Alston & Bird LLP and Silver, Freedman, Taff  & Tiernan LLP, respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both First Bancshares and FPB. Neither First Bancshares nor FPB currently intends to waive the conditions related to the receipt of the closing opinions. If receipt of the closing opinions were to be waived, the vote of the holders of FPB stock to approve the merger agreement would be resolicited.
These opinions of Alston & Bird LLP and Silver, Freedman, Taff  & Tiernan LLP provided to First Bancshares and FPB, respectively, will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Alston & Bird LLP and Silver, Freedman, Taff  & Tiernan LLP will rely upon representations and covenants of First Bancshares and FPB, including those representations contained in certificates of officers of First Bancshares and FPB, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete without regard to any knowledge limitation and that such covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. In addition, neither FPB nor First Bancshares has requested nor does either of them intend to request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or described in the tax opinions.
The following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
U.S. Holders that Exchange FPB Common Stock Solely for First Bancshares Common Stock
Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges all of its FPB common stock solely for shares of First Bancshares common stock generally:
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will not recognize any gain or loss upon the exchange of shares of FPB common stock for shares of First Bancshares common stock in the merger;

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will have a tax basis in the First Bancshares common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) equal to the tax basis of the FPB common stock surrendered in exchange therefor; and

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will have a holding period for shares of First Bancshares common stock received in the merger that includes its holding period for its shares of FPB common stock surrendered in exchange therefor.

Stockholders Exercising Appraisal Rights
Upon its exercise of appraisal rights, a U.S. holder of FPB common stock will exchange all of its FPB common stock for cash. A U.S. holder that receives only cash in exchange for its FPB common stock in the merger will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in its FPB common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the FPB common stock surrendered therefor exceeds one year. The deductibility of capital losses may be subject to limitations.
Cash In Lieu of a Fractional Share
If a U.S. holder receives cash in lieu of a fractional share of First Bancshares common stock, the U.S. holder will generally be treated as having received the fractional share of First Bancshares common stock in the merger and then as having sold the fractional share of First Bancshares common stock for cash. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis allocable to the fractional share of First Bancshares common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the FPB common stock deemed surrendered in exchange for the fractional share of First Bancshares common stock exceeds one year. The deductibility of capital losses may be subject to limitations.
Backup Withholding
Backup withholding at the applicable rate (currently 24%) may apply with respect to certain cash payments to holders of FPB common Stock unless the holder:
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furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

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provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.
Certain Reporting Requirements
If a U.S. holder that receives First Bancshares common stock in the merger is considered a “significant holder,” such U.S. holder will generally be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the FPB common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any FPB stockholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the outstanding stock of FPB or (z) owned FPB securities with a tax basis of  $1.0 million or more.
This discussion of material U.S. federal income tax consequences does not purport to be a complete analysis or discussion of all the potential tax consequences of the merger. It is for general information only purposes and is not tax advice. Holders of FPB common stock are urged to consult their own independent tax advisors as to the U.S. federal income tax consequences, in light of their particular situations, of the merger (or exercise of appraisal rights), as well as the applicability of any other U.S. federal tax laws and any state, local, and foreign tax laws.

Accounting Treatment
The merger will be accounted for under the acquisition method of accounting for business combinations under GAAP. Under this method, FPB’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for FPB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Bancshares in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of First Bancshares issued after the merger will reflect the results attributable to the acquired operations of FPB beginning on the date of completion of the merger.
Appraisal Rights
FPB stockholders will have the right to assert appraisal rights with respect to the merger and demand in writing to be paid the fair value of their shares of FPB common stock under applicable provisions of Louisiana law following consummation of the merger. In order to exercise and perfect appraisal rights, an FPB stockholder must generally give written notice of his or her intent to demand payment for his or her shares to FPB before the vote is taken on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Louisiana statutory provisions is included in this proxy statement/prospectus as Annex C.
The following is only a summary of the rights of an FPB stockholder to demand his or her appraisal rights, is not a complete statement of law pertaining to appraisal rights under the Louisiana Business Corporation Act, and is qualified in its entirety by reference to the full text of the provisions of the Louisiana Business Corporation Act pertaining to appraisal rights, a copy of which is attached as Annex C hereto and incorporated into this discussion by reference. If you are an FPB stockholder and you intend to exercise your appraisal rights under Louisiana law, you should carefully review the following summary and comply with all requirements of the Louisiana Business Corporation Act. You should also consult with your attorney.
The Louisiana Business Corporation Act provides in detail the procedure an FPB stockholder must follow in order to exercise his or her appraisal rights. In summary, to exercise appraisal rights, an FPB stockholder:
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must deliver to FPB before the vote on the merger proposal is taken at the FPB special meeting, written notice of such stockholder’s intent to demand payment for his or her shares of FPB common stock if the merger is completed; and

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must not vote, or cause or permit to be voted, his or her shares of FPB common stock in favor of the merger agreement at the FPB special meeting.

In other words, in order for an FPB stockholder to properly assert his or her appraisal rights, he or she must not vote, or cause or permit his or her shares to be voted, in favor of the merger proposal, and in all cases must give the required written notice. Failure to satisfy these requirements will terminate a stockholder’s ability to exercise appraisal rights and to receive payment for his or her shares of FPB common stock under the provisions of the Louisiana Business Corporation Act pertaining to appraisal rights. Voting against the merger proposal (either in person or by proxy) is not sufficient to assert appraisal rights under Louisiana law; any stockholder of FPB who wishes to assert his or her appraisal rights must also send the required notice of intent in order to exercise appraisal rights. As described in the section entitled “The FPB Special Meeting — Voting on Proxies by Holders of Record; Incomplete Proxies,” if a stockholder returns a signed proxy card but fails to provide instructions as to the manner in which shares are to be voted, such stockholder will be considered to have voted in favor of the merger proposal and will not be able to assert appraisal rights. Failure to return a proxy card or otherwise vote at all at the special meeting will not be treated as waiving a stockholder’s appraisal rights as long as such stockholder has given the required notice of intent as described above.

If you are an FPB stockholder and you intend to assert your appraisal rights, the notice of intent should be mailed or delivered to FPB’s corporate secretary at FPB’s corporate office located at 1300 West Morris Avenue, Hammond, Louisiana 70403, or it may be hand delivered to FPB’s corporate secretary at the FPB special meeting (before the voting on the merger proposal begins).
If any FPB stockholder delivers a timely notice of intent to assert his or her appraisal rights, does not vote in favor of the merger proposal and the merger proposal is approved by FPB stockholders at the FPB special meeting (or at any adjournment of the special meeting), then, within ten days following the effective date of the merger, First Bancshares, as the corporation surviving the merger, will send such stockholder a written notice called an appraisal notice to such stockholder’s address shown in FPB’s current record of stockholders, as long as such stockholder has satisfied the requirements to exercise appraisal rights. The appraisal notice will include another copy of the provisions of the Louisiana Business Corporation Act, pertaining to appraisal rights and will:
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include a form to demand payment for shares of FPB common stock that will (i) specify the first date of any announcement to FPB stockholders of the terms of the merger, (ii) require the stockholder to certify whether he or she acquired beneficial ownership of his or her shares of FPB common stock before that date, and (iii) require the stockholder to certify that the stockholder did not vote for or consent to the merger;

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state where FPB stock certificates must be deposited and the date by which those certificates must be deposited;

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specify where the form described above must be sent and the date by which First Bancshares must receive the form (which may not be fewer than 40 nor more than 60 days after the date of mailing of the appraisal notice), and state that the right to demand appraisal will be waived unless the form is received by First Bancshares by such date;

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state First Bancshares’ estimate of the fair value of the shares;

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state that, if requested in writing, First Bancshares will provide to the stockholder, within 10 days after the date by which First Bancshares must receive the form, the number of stockholders who returned the form by the specified date and the total number of shares owned by them; and

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state the date by which the notice to withdraw must be received, which date must be within 20 days after the date by which First Bancshares must receive the form.

After receipt of the appraisal notice, any stockholder of FPB asserting his or her appraisal rights must deliver to First Bancshares a written payment demand and, in the case of certificated shares, deposit his or her FPB stock certificates with First Bancshares by the date set forth in and in accordance with the terms and conditions of the appraisal notice and certify whether he or she acquired beneficial ownership of his or her shares of FPB common stock before the announcement date. If a stockholder was not the beneficial owner of his or her shares of FPB common stock before the announcement date or fails to certify that he or she acquired beneficial ownership of his or her shares before the announcement date, then First Bancshares may treat such shares as “after-acquired shares.” If any stockholder delivers a payment demand, certifies beneficial ownership and deposits his or her stock certificates as required by the appraisal notice, he or she will lose all rights as an FPB stockholder unless the payment demand is withdrawn by the date specified in the appraisal notice.
Within 30 days after the payment demand form is due, First Bancshares will pay FPB stockholders who properly assert their appraisal rights, and provided such shares are not “after-acquired shares,” the amount First Bancshares estimates to be the fair value of his or her shares, plus interest accrued to the date of payment. First Bancshares’ payment will be accompanied by:
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the annual financial statements of FPB which shall be as of a date ending not more than 16 months before the date of payment;

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the latest quarterly financial statements of FPB, if any;

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a statement of First Bancshares’ estimate of the fair value of the shares, which estimate must equal or exceed First Bancshares’ estimate given in the appraisal notice; and

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a statement of the right to demand further payment if such stockholder is not satisfied with the payment and that failure to demand further payment within a specified time will be deemed acceptance of First Bancshares’ estimate as full payment.

If a stockholder believes that the amount paid by First Bancshares is less than the fair value of his or her shares of FPB common stock or that the interest due is incorrectly calculated, then such stockholder may notify First Bancshares in writing of his or her own estimate of the fair value of his or her shares of FPB common stock and may demand payment of such stockholder’s estimate plus interest. Failure to take any such action within the 30 days after First Bancshares makes or offers payment for such stockholder’s shares will be deemed to constitute a waiver of such stockholder’s rights to demand payment, and such stockholder shall be entitled only to the payment of fair value as calculated by First Bancshares.
First Bancshares may withhold payment with respect to any “after-acquired shares.” If First Bancshares withholds payment on any after-acquired shares, it must, within 30 days after the demand deadline, provide affected stockholders with FPB’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available quarterly financial statements, if any. First Bancshares must also inform such stockholders that they may accept First Bancshares’ estimate of the fair value of their after-acquired shares, plus interest, in full satisfaction of their claim or submit a final payment demand. Holders of after-acquired shares who wish to accept the offer must notify First Bancshares of their acceptance within 30 days after receiving the offer. First Bancshares must send payment to such holders of after-acquired shares within ten days after receiving their acceptance. Stockholders who are dissatisfied with the offer must reject the offer and demand payment of the stockholder’s own estimate of the fair value of their after-acquired shares, plus interest. If a stockholder does not explicitly accept or reject First Bancshares’ offer for his or her after-acquired shares, the stockholder will be deemed to have accepted the offer. First Bancshares, as the surviving corporation, must send payment to these stockholders within 40 days after sending the notice regarding withholding of payment.
If a stockholder takes all required actions and his or her demand for payment remains unsettled, First Bancshares may file a lawsuit within 60 days after receiving the payment demand and petition the appropriate circuit court to determine the fair value of the shares and accrued interest. If First Bancshares does not begin the action within the 60-day period, it will pay each stockholder who asserts appraisal rights whose demand remains unsettled the amount demanded. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In addition, First Bancshares will make all stockholders who assert appraisal rights whose demands remain unsettled parties to the proceeding. Each stockholder who asserts appraisal rights made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by First Bancshares, or for the value, plus accrued interest, of his after-acquired shares for which First Bancshares elected to withhold payment.
The court will determine the cost of any court proceeding, including reasonable compensation and reimbursement of expenses for appraisers appointed by the court. Those costs will be assessed against First Bancshares unless the court determines that some or all of the stockholder who assert appraisal rights acted arbitrarily, vexatiously or not in good faith in demanding payment, in which event the court may assess costs against those stockholders. The court may assess the fees and expenses of experts and counsel against First Bancshares if it finds that it did not substantially comply with the requirements of the statutes, or against any party who acted arbitrarily, vexatiously or not in good faith in asserting or defending against appraisal rights. If the court finds that the services of counsel for any stockholder who asserts appraisal rights were of substantial benefit to other stockholders similarly situated, the court may award counsel fees, to be paid out of the amounts awarded the stockholders who asserted appraisal rights who were benefited. If First Bancshares fails to make the payment required under the Louisiana Business Corporation Act to a stockholder who asserts appraisal rights, the stockholder may sue First Bancshares directly for the amount owed, and to the extent successful, then the court will assess costs against First Bancshares.

Certain U.S. Federal Income Tax Consequences
See “— Material U.S. Federal Income Tax Considerations — Stockholders Exercising Appraisal Rights” beginning on page 63 for a discussion on how the material federal income tax consequences of the merger will change if you elect to exercise appraisal rights in the merger.
The above description is a summary of the material provisions Part 13 of the LBCA. For complete information, you should review the text of those sections, which appear as Annex C to this proxy statement/prospectus.
BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF LOUISIANA LAW RELATING TO APPRAISAL RIGHTS, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING THEIR APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISORS.
Exchange of Shares in the Merger
The conversion of FPB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of FPB common stock for the merger consideration to be received pursuant to the terms of the merger agreement. For more information regarding the procedures for exchanging your shares of FPB common stock for the merger consideration, see “The Merger Agreement — Procedures for Converting Shares of FPB Common Stock into Merger Consideration” below.
Listing of First Bancshares Common Stock
First Bancshares has agreed to use its commercially reasonable efforts to cause the shares of First Bancshares common stock issuable in connection with the merger be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the effective time of the merger.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
The boards of directors of First Bancshares and FPB have each unanimously approved the merger agreement, which provides for the merger of FPB with and into First Bancshares, with First Bancshares as the surviving company in the merger.
The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, Florida Parishes Bank, which is a federal savings bank and a direct wholly owned subsidiary of FPB, will merge with and into The First, a direct wholly owned subsidiary of First Bancshares, with The First as the surviving bank of such merger. The terms and conditions of the merger of The First and Florida Parishes Bank are set forth in a separate merger agreement and plan of merger, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of The First and Florida Parishes Bank may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of The First and Florida Parishes Bank as the bank merger.
The merger agreement allows First Bancshares to change the structure of the merger at any time and without the approval of FPB if and to the extent that First Bancshares reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or kind of merger consideration to be provided under the merger agreement, (ii) materially impede or delay consummation of the merger, (iii) adversely affect the federal income tax treatment of FPB stockholders in connection with the merger, or (iv) require submission to or the approval of FPB stockholders after the merger proposal has already been approved by FPB’s stockholders.
Closing and Effective Time of the Merger
The closing will take place immediately prior to the effective time of the merger. The effective time of the merger will be the later of  (i) the date and time of filing of the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Louisiana by First Bancshares or (ii) the date and time when the merger becomes effective as set forth in such articles of merger, which will be no later than three business days after all of the conditions to the closing of the merger have been satisfied or waived in accordance with their terms.
We currently expect that the merger will be completed in the first quarter of 2019, subject to obtaining the requisite approvals from the stockholders of FPB, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, First Bancshares and FPB will obtain the required approvals or complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger.”
Organizational Documents of the Surviving Company
At the effective time of the merger, the First Bancshares Articles and the First Bancshares Bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.

Board Composition and Management of Surviving Company
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the First Bancshares Articles and the First Bancshares Bylaws.
Merger Consideration
Under the terms of the merger agreement, each share of FPB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.83, or the exchange ratio, of a share of First Bancshares common stock, provided that the exchange ratio is subject to adjustment in the event that the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the ten (10) trading days ending five (5) business days immediately prior to the closing date, or the measurement price, is either less than $34.61 or greater than $43.39. The exchange ratio is subject adjustment as set forth: (i) if the measurement price is greater than $43.39, then the exchange ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $36.01 by the measurement price; and (ii) if the measurement price is less than $34.61, then the exchange ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $28.73 by the measurement price.
Each outstanding share of FPB common stock subject to vesting restrictions under an FPB stock benefit plan shall become vested immediately prior to the effective time of the merger and will be converted into the right to receive the same merger consideration that other FPB stockholders are entitled to receive. Each warrant to purchase shares of FPB common stock that consents to being cashed out shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of  (i) the total number of shares of FPB common stock subject to such warrant times (ii) the excess, if any, of  (A) the product of the measurement price multiplied by the exchange ratio, over (B) the exercise price per share of FPB common stock subject to such warrant. If a holder of a warrant to purchase FPB common stock does not exercise the warrant prior to completion of the merger and does not consent to the warrant being cashed out, then the warrant will be assumed by First Bancshares, except that (i) the assumed warrant may be exercised solely for shares of First Bancshares common stock, (ii) the number of shares of First Bancshares common stock subject to such warrant shall be equal to the number of shares of FPB common stock subject to such warrant immediately prior to the effective time of the merger multiplied by the exchange ratio (rounded down to the nearest share), and (iii) the per share exercise price of such warrant shall be adjusted by dividing the per share exercise price of such warrant immediately prior to the effective time of the merger by the exchange ratio (rounded down to the nearest cent).
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FPB stockholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price of First Bancshares’ common stock on the NASDAQ Global Market over the twenty (20) trading days ending on the trading day immediately prior to the closing date.
If First Bancshares or FPB change the number of shares of First Bancshares common stock or FPB common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to First Bancshares common stock or FPB common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give FPB stockholders the same economic effect as contemplated by the merger agreement prior to any such event.
The value of the shares of First Bancshares common stock to be issued to FPB stockholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the First Bancshares common stock.

Procedures for Converting Shares of FPB Common Stock into Merger Consideration
Exchange Agent
First Bancshares will designate a third party to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for FPB stockholders for the purpose of receiving their FPB stock certificates and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, First Bancshares will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.
Transmittal Materials and Procedures
Promptly (but not more than three business days) after the effective time of the merger, First Bancshares will cause the exchange agent to send transmittal materials, which will include the appropriate form of letter of transmittal, to holders of record of shares of FPB common stock (other than excluded shares) providing instructions on how to effect the delivery of certificates or book-entry shares of FPB common stock in exchange for the merger consideration. After the effective time of the merger, when a FPB stockholder surrenders his or her stock certificates or book-entry shares, accompanied by a properly executed letter of transmittal and any other documents as may reasonably be required by the exchange agent, the holder of shares of FPB common stock will be entitled to receive, (i) the merger consideration and (ii) any cash in lieu of fractional shares to which the holder is entitled.
Surrender of FPB Stock Certificates
The exchange agent will mail to each holder of record of FPB common stock the letter of transmittal along with instructions for completing the letter of transmittal and delivering to the exchange agent the completed letter of transmittal along with the stock certificates or book-entry shares representing the shares of FPB common stock held by the stockholder.
Following the effective time of the merger, upon the surrender to the exchange agent of the certificate(s) or book-entry shares representing his or her shares of FPB common stock, accompanied by a properly completed letter of transmittal, a FPB stockholder will be entitled to receive the merger consideration promptly after the effective time of the merger (including any cash in lieu of fractional shares). Until surrendered, each such certificate or book-entry share will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.
No dividends or other distributions with respect to First Bancshares common stock after completion of the merger will be paid to the holder of any unsurrendered FPB stock certificates or book-entry shares with respect to the shares of FPB common stock represented by those certificates until those certificates or book-entry shares have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered FPB stock certificate or book-entry shares, the holder of the certificate or book-entry shares will be entitled to receive, without interest: (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of First Bancshares common stock represented by that certificate or book-entry shares; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of First Bancshares common stock represented by that certificate or the book-entry shares with a record date after the effective time of the merger (but before the date on which the certificate or book-entry shares are surrendered) and with a payment date subsequent to the issuance of the shares of First Bancshares common stock issuable in exchange for that certificate or book-entry shares.
None of First Bancshares, the exchange agent or any other person will be liable to any former FPB stockholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

In the event any FPB stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by First Bancshares or the exchange agent, post a bond in such amount as First Bancshares or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.
First Bancshares and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any FPB stockholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the stockholders from whom they were withheld.
After completion of the merger, there will be no further transfers on the stock transfer books of FPB other than to settle transfers of FPB common stock that occurred prior to the effective time of the merger.
No interest will be paid or accrued on any amount payable upon cancellation of shares of FPB common stock. The shares of First Bancshares common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of FPB common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of FPB common stock.
If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of First Bancshares that such tax has been paid or is not required to be paid. Payment of the applicable merger consideration with respect to book-entry shares will only be made to the person or entity in whose name such book-entry shares are registered. The shares of First Bancshares common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.
Representations and Warranties
The merger agreement contains customary representations and warranties of First Bancshares and FPB relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of First Bancshares and FPB have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by First Bancshares and FPB to each other primarily relate to:
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corporate organization, existence, power and authority;

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capitalization;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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regulatory approvals and consents required in connection with the merger and the bank merger;

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the accuracy of financial statements and effectiveness of internal controls;

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absence of material adverse effect on each party since December 31, 2017;

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litigation and legal proceedings;

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compliance with laws and the absence of regulatory agreements;

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fees paid to financial advisors;

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tax matters; and

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

FPB has also made representations and warranties to First Bancshares with respect to:
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material contracts;

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receipt of fairness opinion;

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employee benefit plans;

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labor and employee relations;

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environmental matters;

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investment portfolio;

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derivative transactions;

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loan portfolio;

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adequacy of allowances for loan losses;

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trust business and the administration of fiduciary accounts;

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investment management and related activities;

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repurchase agreements;

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deposit insurance;

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regulatory compliance and information security;

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transactions with affiliates;

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real and personal property matters;

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intellectual properties;

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insurance policies;

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absence of state takeover laws applicability; and

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transaction costs.

Definition of  “Material Adverse Effect”
Certain representations and warranties of First Bancshares and FPB are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either First Bancshares or FPB, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of  “material adverse effect” excludes the following:
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changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

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changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

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changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

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public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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any failure by FPB or First Bancshares to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

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changes in the trading price or trading volume of First Bancshares common stock; and

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the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
Covenants and Agreements
Pursuant to the merger agreement, First Bancshares and FPB have agreed to certain restrictions on their activities until the effective time of the merger. First Bancshares has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. FPB has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, FPB has agreed that it will use commercially reasonable efforts to:
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preserve its business organization and assets intact;

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keep available to itself and First Bancshares the present services of the current officers and employees of FPB and its subsidiaries; and

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preserve for itself and First Bancshares the goodwill of its customers, employees, lessors and others with whom business relationships exists.

First Bancshares has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:
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prevent, delay or impair First Bancshares’ ability to consummate the merger or the transactions contemplated by the merger agreement;

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agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement;

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result in the merger or the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

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take any action that is likely to materially impair First Bancshares’ ability to perform any of its obligations under the merger agreement or The First to perform any of its obligations under the bank plan of merger; or

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agree or commit to do any of the foregoing.

FPB has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of First Bancshares, except as previously agreed to by the parties:
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(i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the FPB stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as permitted in the merger agreement, accelerate the vesting of any existing warrants, options or other rights, or (iii) except as permitted in the merger agreement (and provided that FPB may repurchase, redeem or otherwise acquire shares of FPB common stock in connection with the payment of the withholding taxes owed by a holder of a FPB restricted share upon the vesting of a FPB restricted share), directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any rights issued and outstanding prior to the effective time;

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make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except (i) regular quarterly cash dividends by FPB at a rate not to exceed $0.09 per share of FPB common stock payable in the ordinary course of business, and (ii) dividends from wholly owned subsidiaries to FPB;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of FPB or its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the ordinary course of business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of FPB or its subsidiaries, (ii) as specifically provided for by the merger agreement, (iii) as may be required by law, (iv) to satisfy contractual obligations, or (v) as previously disclosed to First Bancshares;

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hire any person as an employee of FPB or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $80,000;

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enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with First Bancshares, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and as previously disclosed to First Bancshares, (iii) as previously disclosed to First Bancshares, or (iv) as may be required pursuant to the terms of the merger agreement) any FPB benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of FPB or any of its subsidiaries;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business, except (i) pursuant to agreements or arrangements in effect on the date of the merger agreement and previously disclosed to First Bancshares, (ii) making or renewing loans to directors, officers, and their immediate family members, affiliates, or associates that are below certain thresholds and which are in compliance with federal banking regulations, or (iii) entering into deposit agreements or pay out deposits to any of the persons or entities covered by the preceding clause (ii);
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except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to FPB or any of its subsidiaries;

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acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to FPB, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

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make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that First Bancshares shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) business days of its receipt of a written request from FPB;

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amend the FPB Articles or the FPB Bylaws or any equivalent documents of FPB’s subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

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except as previously disclosed to First Bancshares, enter into, amend, modify, terminate, extend, or waive any material provision of, any FPB material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to FPB or any of its subsidiaries, or enter into any contract that would constitute a FPB material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations reasonably requested by First Bancshares;

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other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FPB or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by FPB or any of its subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of FPB or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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(i) enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

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enter into any derivative transaction;

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incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with restrictions on making or extending loans as set forth in the merger agreement;

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(i) other than in accordance with FPB’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, or (ii) change the classification method for any of the FPB investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in specified accounting literature;

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make any changes to deposit pricing other than such changes made in the ordinary course of business;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement and disclosed to First Bancshares, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by FPB or any of its subsidiaries to such borrower or its affiliates, would be in excess of  $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of the Federal Financial Institutions Examination Council’s regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with FPB’s ordinary course lending policies and guidelines in effect as of the date of the merger agreement, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of FPB or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of  $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where FPB or any of its subsidiaries retains any servicing rights. Any loan in excess of the foregoing limits shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by FPB or its subsidiaries;

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except as required by applicable law or in the ordinary course of business, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, provided that, for purposes of the foregoing, “material” means affecting or relating to $75,000 or more in taxes or $150,000 or more of taxable income;

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commit any act or omission which constitutes a material breach or default by FPB or any of its subsidiaries under any agreement with any governmental authority or under any FPB material contract, material lease or other material agreement or material license to which FPB or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits;

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foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting a Phase I environmental site assessment of the property in accordance with specified standards, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

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take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair FPB’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any actions prohibited by the merger agreement;

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directly or indirectly repurchase, redeem or otherwise acquire any shares of FPB capital stock or any securities convertible into or exercisable for any shares of FPB capital stock, except that FPB may repurchase, redeem or otherwise acquire shares of FPB common stock in connection with the payment of the withholding taxes owed by a holder of a FPB restricted share upon the vesting of a FPB restricted share;

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except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by First Bancshares;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

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(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

FPB has also agreed to cause to be delivered to First Bancshares resignations of all the directors of FPB and its subsidiaries to be effective as of the effective time of the merger.
Regulatory Matters
First Bancshares and FPB agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. First Bancshares has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.
First Bancshares and FPB and their respective subsidiaries have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require First Bancshares or any of its subsidiaries or FPB or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to FPB) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of First Bancshares, FPB, the surviving entity or the surviving bank, after giving effect to the merger (a “burdensome condition”).

First Bancshares and FPB will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of First Bancshares or FPB to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, First Bancshares and FPB agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.
NASDAQ Listing
First Bancshares has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the merger.
Employee Matters
General
Following the effective time of the merger, First Bancshares must maintain employee benefit plans and compensation opportunities for those persons who are full-time employees of FPB and its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of First Bancshares or its subsidiaries (except that no covered employee may participate in any closed or frozen plan of First Bancshares or its subsidiaries). First Bancshares shall give the covered employees credit for their prior service with FPB and its subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by First Bancshares in which covered employees may be eligible to participate.
With respect to any First Bancshares health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the plan year in which the covered employee is first eligible to participate, First Bancshares or its applicable subsidiary must use its commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee and his or her covered dependents to the extent the condition was, or would have been, covered under the FPB benefit plan in which the covered employee participated immediately prior to the effective time of the merger and (2) recognize any health, dental, vision or other welfare expenses incurred by such covered employee and his or her covered dependents in the year that includes the closing date (or, if later, the year in which such covered employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out of pocket expense requirements under any such health, dental, vision or other welfare plan.
Employees of FPB (other than those who will enter into termination agreements with First Bancshares and/or The First in connection with the transaction) who (i) become employees of The First Bancshares or The First at the effective time of the merger and (ii) is terminated within one year following the effective time of the merger (other than for cause, death, disability, normal retirement or voluntarily resignation) will be entitled to receive severance compensation based on the number of years of service with FPB and the employees’ weekly rate of pay.
Prior to the effective time of the merger, FPB will effectuate the termination or discontinuation of certain benefits plans maintained by FPB, as requested by First Bancshares.
Indemnification and Directors’ and Officers’ Insurance
The merger agreement provides that, for a period of six years after the effective time of the merger, First Bancshares shall indemnify and hold harmless the present and former directors, officers, employees and agents of FPB and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for FPB or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of FPB in effect as of the date of the merger agreement to the extent permitted by applicable law. First Bancshares will also advance expenses in connection with such indemnification.
For a period of six years after the effective time of the merger, First Bancshares will provide directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of FPB or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by FPB; provided, however, that: (i) if First Bancshares is unable to obtain or maintain the directors’ and officers’ liability insurance, then First Bancshares will provide as much comparable insurance as is reasonably available, and (ii) officers and directors of FPB or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance. First Bancshares will not be required to expend for such tail insurance a premium amount in excess of an amount equal to 250% of the annual premiums paid by FPB for director and officer insurance in effect as of the date of this Agreement.
First Bancshares has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of First Bancshares and its subsidiaries will assume the obligations of indemnification under the merger agreement.
No Solicitation
FPB has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of FPB or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to FPB or any of its subsidiaries or otherwise relating to an acquisition proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which FPB is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving FPB or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of FPB or any of its subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of FPB or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of FPB or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

However, at any time prior to FPB special meeting, FPB may take any of the actions described in the first paragraph of this “— No Solicitation” section if, but only if  (i) FPB receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, and (ii) the FPB board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (B) the failure to take such actions more likely than not would cause it to violate its fiduciary duties to FPB’s stockholders under applicable law, (iii) FPB has provided First Bancshares with at least two business days prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to FPB or any of its subsidiaries or otherwise relating to an acquisition proposal, FPB receives from such person a confidentiality agreement with terms no less favorable to FPB than those contained in the confidentiality agreement with First Bancshares. FPB must promptly provide to First Bancshares any non-public information regarding FPB or any of its subsidiaries provided to any other person which was not previously provided to First Bancshares, and such additional information must be provided no later than the date of provision of such information to such other party.
A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and FPB or any of its subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding FPB common stock or more than 50% of the assets of FPB and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of FPB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by First Bancshares in response to such acquisition proposal, and all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the stockholders of FPB from a financial point of view than the merger.
FPB must promptly (and in any event within 24 hours) notify First Bancshares in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, FPB or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). FPB has agreed that it will keep First Bancshares informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
Except as provided below, neither the board of directors of FPB nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to First Bancshares in connection with the transactions contemplated by the merger agreement (including the merger), the FPB recommendation, fail to reaffirm the FPB recommendation within three business days following a request by First Bancshares, or make any statement, filing or release, in connection with the FPB special meeting or otherwise, inconsistent with the FPB recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the FPB recommendation); (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal; or (iii) enter into (or cause FPB or any of its subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (a) related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the foregoing) or (b) requiring FPB to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

Notwithstanding the foregoing, prior to the date of the FPB special meeting, the board of directors of FPB may withdraw, qualify, amend or modify the FPB recommendation (“FPB subsequent determination”) after the third business day following First Bancshares’ receipt of a notice (the “notice of superior proposal”) from FPB advising First Bancshares that the board of directors of FPB has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of FPB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions more likely than not would cause it to violate its fiduciary duties to FPB’s stockholders under applicable law, (ii) during the four business day period after receipt of the notice of superior proposal by First Bancshares (the “notice period”), FPB and the board of directors of FPB shall have cooperated and negotiated in good faith with First Bancshares to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable FPB to proceed with the FPB recommendation in favor of the merger with First Bancshares without a FPB subsequent determination; provided, however, that First Bancshares does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by First Bancshares since its receipt of such notice of superior proposal, the board of directors of FPB has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, FPB is required to deliver a new notice of superior proposal to First Bancshares and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.
Notwithstanding any FPB subsequent determination, the merger agreement will be submitted to FPB’s stockholders at the FPB special meeting for the purpose of voting on the approval of the merger proposal and nothing contained in the merger agreement will be deemed to relieve FPB of such obligation; provided, however, that if the board of directors of FPB makes a FPB subsequent determination with respect to a superior proposal, then the board of directors of FPB may recommend approval of such superior proposal by the stockholders of FPB and may submit the merger proposal to FPB’s stockholders without recommendation, in which event the board of directors of FPB will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger proposal to FPB’s stockholders in an appropriate amendment or supplement to this proxy statement/prospectus.
Conditions to Completion of the Merger
The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:
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the required approval by the stockholders of FPB;

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the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions (as such term is defined in the merger agreement);

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the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

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the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

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the receipt by First Bancshares and FPB from their respective tax counsel of a U.S. federal income tax opinion, dated the closing date of the merger, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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the accuracy, subject to varying degrees of materiality, of First Bancshares’ and FPB’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

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performance in all material respects by First Bancshares and FPB of their respective obligations under the merger agreement;

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the Plan of Bank Merger is executed and delivered;

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less than 10% of the outstanding shares of FPB common stock validly exercise, or remain entitled to exercise, their appraisal rights; and

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the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination
The merger agreement may be terminated at any time prior to the effective time of the merger:
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by mutual written consent of First Bancshares and FPB;

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by First Bancshares or FPB if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

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by First Bancshares or FPB if the approval of the stockholders of FPB is not obtained;

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by First Bancshares or FPB in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured prior to the earlier of thirty days of notice of the breach or two business days prior to the expiration date of the merger agreement and the terminating party is not itself in material breach;

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by First Bancshares or FPB if the merger is not consummated on or before June 30, 2019, subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals, which we refer to as the expiration date;

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by First Bancshares if FPB materially breaches its covenant not to solicit other offers;

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by First Bancshares if FPB withdraws, qualifies, amends, modifies or withholds its recommendation to its stockholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the stockholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

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by First Bancshares if FPB fails to properly call, give notice of, and commence a meeting of stockholders to vote on the merger;

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by First Bancshares if FPB approves or recommends an acquisition proposal;

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by First Bancshares if FPB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its stockholders within three business days of being requested to do so by First Bancshares;

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by First Bancshares or FPB if the measurement price is either less than $33.15 or more than $44.85; or

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by FPB if FPB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if FPB pays to First Bancshares the $3,600,000 termination fee.

Termination Fee
FPB will pay First Bancshares a termination fee equal to $3,600,000 in the event of any of the following:
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First Bancshares terminates the merger agreement because: (i) FPB materially breached its covenant not to solicit other offers; (ii) FPB withdrew, qualified, amended, modified or withheld its recommendation to its stockholders to approve the merger and the merger agreement to its stockholders, or made any statement, filing or release, in connection with the stockholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation); (iii) FPB failed to properly call, give notice of, and commence a meeting of stockholders to vote on the merger; (iv) FPB approved or recommended an acquisition proposal; (v) FPB failed to publicly recommend against a publicly announced acquisition proposal within three (3) business days of being requested to do so by First Bancshares or failed to publicly reconfirm its recommendation to its stockholders within (3) business days of being requested to do so by First Bancshares; or (vi) FPB resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions;

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in the event that after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal was made known to senior management of FPB or has been made directly to FPB’s stockholders generally or an acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated by (A) First Bancshares or FPB because the requisite FPB stockholder approval was not obtained or (B) First Bancshares because of FPB’s material breach of its representations and warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, FPB enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above); or

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FPB terminates the merger agreement at any time before the receipt of FPB stockholder approval for the purpose of entering into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

Effect of Termination
A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if FPB pays or causes to be paid to First Bancshares the termination fee in accordance with the merger agreement, FPB (or any successor in interest of FPB) will not have any further obligations or liabilities to First Bancshares with respect to the merger agreement or the transactions contemplated by it.
Amendment; Waiver
Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the FPB special meeting no amendment may be made which by law requires further approval by the stockholders of First Bancshares or FPB without obtaining such approval.
Expenses
All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.

ANCILLARY AGREEMENTS
Voting Agreements
In connection with, and as a condition to, entering into the merger agreement, each of the directors of FPB and Florida Parishes Bank entered into a voting agreement with First Bancshares. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.
Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the FPB special meeting (in person or by proxy) and to vote his or her shares of FPB common stock:
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in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

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in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

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against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FPB contained in the merger agreement;

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against any acquisition proposal other than the merger; and

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against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each stockholder party to a voting agreement will not:
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directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such stockholder’s shares of FPB common stock; and

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(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to FPB or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a stockholders’ vote or action by consent of FPB’s stockholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of  (i) the effective date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the stockholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) two years from the date the voting agreements are executed.
As of the record date, stockholders who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately 748,742 shares of FPB common stock, which represented approximately 27.6% of the shares of FPB common stock outstanding on that date.

Non-Competition and Non-Disclosure Agreements
In addition to the voting agreements, as a condition to First Bancshares entering into the merger agreement, each of the directors of FPB and Florida Parishes Bank entered into a non-competition and non-disclosure agreements with First Bancshares. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form of non-competition and non-disclosure agreement attached as Exhibit C to the merger agreement attached as Annex A to this document.
Each party to a non-competition and non-disclosure agreement has agreed to, among other things:
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from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of FPB for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

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for a period of two years following the closing the merger:

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not solicit or attempt to solicit any customers of First Bancshares, The First, FPB or Florida Parishes Bank, including actively sought prospective customers of Florida Parishes Bank as of the effective time of the merger;

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on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of First Bancshares, The First, FPB or Florida Parishes Bank; and

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directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by First Bancshares, The First or FPB or Florida Parishes Bank and that has a banking office located within any county in Louisiana where Florida Parishes Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties.

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of  (i) the termination of the merger agreement, (ii) two years after the effective date of the merger, or (iii) upon a change in control of First Bancshares.
Claims Letters
At the time of the execution of the merger agreement, and effective upon the closing of the merger, each director of FPB and Florida Parishes Bank executed a claims letter with First Bancshares. The following summary of the claims letters is subject to, and qualified in its entirety by reference to, the claims letter attached as Exhibit D to the merger agreement attached as Annex A to this document.
Pursuant to the claims letter, each director of FPB and Florida Parishes Bank released and discharged, effective upon the consummation of the merger, FPB and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), of and from any and all liabilities or claims that such director has or claims to have, or previously had or claimed to have, solely in his or her capacity as an officer, director or employee of FPB or any of its subsidiaries, as of the effective time of the merger. The release does not apply to (i) compensation for services that has accrued but not yet been paid in the ordinary course of business consistent with past practice; (ii) claims that the director may have in any capacity other than as an officer, director or employee of FPB or any of its subsidiaries, such as claims as a borrower under loan commitments and agreements, claims as a depositor under any deposit account with or as the holder of any certificate of deposit issued by Florida Parishes Bank, claims on account of any services rendered by the director in a capacity other than as an officer, director or employee of FPB or any of its subsidiaries, claims in his or her capacity of a stockholder of FPB and claims as a holder of any check issued by any other depositor of Florida Parishes Bank; (iii) any claims that the director may have under the merger agreement; or (iv) any right to indemnification that the director may have under the FPB Articles of FPB Bylaws or similar documents or any of its subsidiaries, Louisiana law or the merger agreement.

THE COMPANIES
The First Bancshares, Inc.
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of September 30, 2018, First Bancshares had consolidated assets of approximately $2.5 billion, loans of  $1.7 billion, deposits of  $2.0 billion, and stockholders’ equity of  $288.8 million. As of September 30, 2018, First Bancshares operated 55 full service branches, one limited service branch, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
On October 31, 2018, First Bancshares completed its acquisition of FMB Banking Corporation, or FMB, the holding company for Farmers & Merchants Bank. Pursuant to the merger agreement, holders of FMB common stock received, at the election of each FMB shareholder, either (i) $204.70 in cash or (ii) 5.6391 shares of First Bancshares common stock, provided that the total mix of merger consideration was fixed 80% stock and 20% cash. As a result of the FMB acquisition, First Bancshares, as of November 1, 2018, had approximately $3.0 billion in total assets, $2.0 billion in total loans, $2.5 billion in total deposits and $350 million in stockholders’ equity. The First also has 67 locations across Mississippi, Louisiana, Alabama, Florida and Georgia as of November 1, 2018.
First Bancshares is a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
First Bancshares and its subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the OCC and the Mississippi Department of Banking and Consumer Finance, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
First Bancshares’ headquarters are located at 6480 U.S. Hwy, 98 West, Hattiesburg, Mississippi 39402, and its telephone number is (601) 268-8998. First Bancshares’ website can be found at www.thefirstbank.com. The contents of First Bancshares’ website are not incorporated into this proxy statement/prospectus.
For more information about First Bancshares’ business, see “Where You Can Find More Information” below.
FPB Financial Corp.
FPB is a Louisiana corporation which was incorporated in 1999 to be the parent holding company of Florida Parishes Bank, a federally chartered savings bank. FPB’s results of operations are primarily dependent on the results of Florida Parishes Bank. FPB is a registered savings and loan holding company and, pursuant to the provisions of the Home Owners’ Loan Act, is subject to examination and comprehensive regulation by the OCC. As of September 30, 2018, FPB had consolidated total assets of $382.7 million, net loans of  $238.5 million, deposits of  $317.7 million and stockholders’ equity of $44.0 million. Both FPB and Florida Parishes Bank maintain their headquarters in Hammond, Louisiana.
Florida Parishes Bank traces its history to Florida Homestead Association, originally chartered in 1922. In 1999, it changed its name to Florida Parishes Bank as part of its mutual to stock conversion. Florida Parishes Bank is a community bank serving customers in Tangipahoa, St. Tammany and Jefferson Parishes and adjacent parishes in south Louisiana, providing a full range of financial services, including accepting time, demand and savings deposits and providing loans for one-to four-family residential mortgages, commercial real estate loans, consumer loans, loans to small to medium sized businesses and other loans. It operates seven full service banking offices located in Hammond, Amite, Covington, Mandeville and Metairie, Louisiana.

Florida Parishes Bank is subject to examination and comprehensive regulation by the OCC, its primary banking regulator, and the FDIC, which insures customer deposits held by Florida Parishes Bank to the full extent provided by law. Florida Parishes Bank also is subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System and is a member of the Federal Home Loan Bank of Dallas.

DESCRIPTION OF CAPITAL STOCK
As a result of the merger, FPB stockholders who receive shares of First Bancshares common stock in the merger will become shareholders of First Bancshares. Your rights as shareholders of First Bancshares will be governed by Mississippi law and the First Bancshares Articles and the First Bancshares Bylaws. The following briefly summarizes the material terms of First Bancshares common stock. We urge you to read the applicable provisions of the Mississippi Business Corporation Act, or the MBCA, the First Bancshares Articles and First Bancshares Bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of First Bancshares’ governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.”
Common Stock
Authorized.   First Bancshares has 40,000,000 shares of authorized common stock, $1.00 par value. As of January 10, 2019, there were 14,833,348 shares of common stock issued and outstanding.
Voting Rights; Cumulative Voting.   Pursuant to the MBCA and the First Bancshares Bylaws, each outstanding share of the First Bancshares common stock is entitled to one vote on each matter submitted to a vote. Holders of the First Bancshares common stock do not have cumulative voting rights. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the articles of incorporation, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.
Classified Board of Directors.   Under Article 10 of the First Bancshares Articles, the board of directors of First Bancshares is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the bylaws establishes a minimum of nine directors, and a maximum of 25 directors. At present there are a total of ten directors divided as follows: three Class I directors, four Class II directors, and three Class III directors. The terms of the Class I directors will expire at the 2020 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2021 Annual Shareholders’ Meeting. The terms of the Class III directors will expire at the 2019 Annual Shareholders’ Meeting.
Dividends.   First Bancshares is a legal entity separate and distinct from The First. There are various restrictions that limit the ability of The First to finance, pay dividends or otherwise supply funds to First Bancshares or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.
The principal source of funds from which First Bancshares pays cash dividends are the dividends received from its bank subsidiary, The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by First Bancshares’ regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.
Under certain conditions, dividends paid to First Bancshares by The First are subject to approval by the OCC. A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.
Preemptive Rights; Liquidation.   First Bancshares common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of First Bancshares common stock. In the event of liquidation, holders of First Bancshares common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of First Bancshares preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to First Bancshares common stock.
Preferred Stock
Under the terms of the First Bancshares Articles, First Bancshares has authorized the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, any part or all of which shares may be established and designated from time to time by the First Bancshares board of directors by filing an amendment to the articles of incorporation, which is effective without shareholder action, in accordance with the appropriate provisions of the MBCA. First Bancshares Articles authorize First Bancshares’ board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of First Bancshares common stock.
Anti-Takeover Provisions
Supermajority Voting Requirements; Business Combinations or Control Share Acquisition.   The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The First Bancshares Articles do not provide for a greater than majority vote on such a transaction.
The First Bancshares Articles include a “control share acquisition” provision requiring any person who plans to acquire a control block of stock (generally defined as more than 10% of all voting power) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors (excluding any director who is proposing or who is a member of a group proposing a control share acquisition) in order to vote the control shares. If a control share acquisition is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Removal of Directors.   Article 11 of the First Bancshares Articles provide that no director of First Bancshares may be removed except by the shareholders for cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of the First Bancshares Bylaws provides further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.

Vacancies in the Board of Directors.   Under the First Bancshares Bylaws, any vacancy may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; provided further, that if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.
Amendment of the Articles of Incorporation or Bylaws.   Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of the First Bancshares Bylaws provides that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes eligible to be cast on the alteration, amendment, or repeal.
Under the MBCA, amendments to the articles of incorporation that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the articles of incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.
Special Meetings of Shareholders.   Under the First Bancshares Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board of directors, the chief executive officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.
Shareholder Proposals and Nominations.   The First Bancshares Bylaws provide procedures that must be followed to properly nominate candidates for election as directors. Director nominations, other than those made by or at the direction of the board of directors, may be made by any shareholder by delivering written notice to the corporate secretary of First Bancshares not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that First Bancshares has mailed the first notice of the meeting at least 60 days prior to the meeting date. If First Bancshares has not given such notice, shareholder nominations must be submitted within ten days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made. The bylaws also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.
Limitations on Directors’ and Officers’ Liability.   Article 7 of the First Bancshares Articles provides that no director of First Bancshares shall be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; under Section 79-4-8.33 of the MBCA; or for any transaction from which the director derived an improper personal benefit. Article 8 of the First Bancshares Bylaws also provides for indemnification of directors and officers.

COMPARISON OF RIGHTS OF
FIRST BANCSHARES SHAREHOLDERS AND FPB STOCKHOLDERS
If the merger is completed, stockholders of FPB will become shareholders of First Bancshares. The rights of FPB stockholders are currently governed by and subject to the provisions of the Louisiana Business Corporation Act, as amended, or the LBCA, and the FPB Articles and FPB Bylaws. Upon completion of the merger, the rights of the former FPB stockholders who receive shares of First Bancshares common stock will be governed by the MBCA and the First Bancshares Articles and First Bancshares Bylaws, rather than the FPB Articles and FPB Bylaws.
The following is a summary of the material differences between the rights of holders of First Bancshares common stock and holders of FPB common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the First Bancshares common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Mississippi and Louisiana law; (2) the First Bancshares Articles; (3) the FPB Articles; (4) the First Bancshares Bylaws; and (5) the FPB Bylaws.
The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Mississippi law, as well as the governing corporate instruments of each of First Bancshares and FPB, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
Corporate Governance	First Bancshares is a Mississippi corporation. The rights of First Bancshares shareholders are governed by the MBCA, the First Bancshares Articles and the First Bancshares Bylaws.	FPB is a Louisiana corporation. The rights of FPB stockholders are governed by the LBCA, the FPB Articles and the FPB Bylaws.
Authorized Capital Stock
First Bancshares’ authorized capital stock consists of 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.
The First Bancshares Articles authorize First Bancshares’ board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of First Bancshares preferred stock in each series.
As of January 10, 2019, there were 14,833,348 shares of First Bancshares common stock outstanding and no shares of First Bancshares preferred stock outstanding.

FPB is authorized to issue up to 5,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of serial preferred stock, par value $0.01 per share.
The FPB Articles authorize FPB’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of FPB preferred stock in each series.
As of January 10, 2019, there were 2,712,423 shares of FPB common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Preemptive Rights	The First Bancshares Articles provide that shareholders shall not have preemptive rights.	The FPB Articles provide that stockholders shall not have preemptive rights.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
Voting Rights
Each holder of shares of First Bancshares common stock is entitled to one vote for each share held on all questions submitted to holders of shares of First Bancshares common stock.
Election of First Bancshares directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Mississippi law or the First Bancshares Articles) require the votes cast within a voting group (defined as all classes or series of the First Bancshares’ shares entitled to vote generally on a matter shall for that purpose be considered a single voting group) in favor of the action to exceed the votes cast opposing the action, where the vote on the matter occurred at a shareholder meeting at which a quorum is present.

Each share of FPB common stock has one vote for each matter properly brought before the stockholders; provided, however, the FPB Articles generally provide that shares beneficially owned by any FPB stockholder in excess of 10% of the outstanding shares of FPB common stock shall not be counted as shares entitled to vote and shall not be voted or counted as shares entitled to vote in connection with any matters submitted to a vote of FPB stockholders.
FPB directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting of the stockholders at which a quorum is present.
Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the LBCA or the FPB Articles) are determined by a majority of the votes cast on the matter, provided that a quorum exists.
Under the FPB Articles, any action to be taken at a meeting of the stockholders may be taken by unanimous written consent of each stockholder entitled to vote on the matter.

Cumulative Voting	Holders of shares of First Bancshares common stock do not have cumulative voting rights at elections of directors. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the First Bancshares Articles, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.	Holders of shares of FPB common stock do not have cumulative voting rights at elections of directors.
Size of the Board of Directors	The First Bancshares Bylaws provide for a board of directors consisting of between nine and 25 directors as fixed from time to time by First Bancshares’ board. Currently, there are ten directors on First Bancshares’ board of directors.	The FPB Articles and Bylaws provide that the number of directors may be determined by the FPB board from time to time, but no decrease in the number of directors will have the effect of shortening the term of any incumbent director, and the number of directors shall not be less than five nor more than 15. Currently, there are ten directors on FPB’s board of directors.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
Independent Directors	A majority of the First Bancshares board of directors must be comprised of independent directors as defined in the listing rules of NASDAQ.	FPB is not subject to any requirement with respect to independent directors.

Term of Directors and Classified Board	First Bancshares Articles provide for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in the First Bancshares Bylaws.	The FPB Articles provide that the directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as possible, with one class to be elected annually. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been elected and qualified.
Election of Directors	First Bancshares directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.	FPB directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a stockholder meeting at which a quorum is present.
Removal of Directors	The First Bancshares Bylaws provide that a director may only be removed for cause at a meeting of the shareholders for which notice of the removal action has been given.	The FPB Articles provide that, subject to the rights of the holder of any class or series of stock having preference over the common stock, any director may be removed by stockholders without cause by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, and may be removed with cause upon the vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal will be deemed to exist only if the director in question is declared of unsound mind by a court of competent jurisdiction, convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of duties to FPB.
Filling Vacancies of Directors	Under First Bancshares Bylaws, if during the year a vacancy in the board of directors should occur, the remaining directors on First Bancshares’ board may appoint a First	The FPB Articles provide that, subject to the rights of the holders of any class or series of stock having preference over the common stock, any vacancy occurring in the board of directors,

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
	Bancshares shareholder to serve until the next annual meeting of shareholders; provided however, that if the vacant director was elected by a particular voting group, then only the remaining directors elected by the voting group, or if none, the voting group, may elect the new director.	including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present. Any director so chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
Amendments to Articles	The MBCA provides that a corporation’s articles of incorporation may be amended by the board of directors without shareholder approval: (1) if the corporation has only one class of shares outstanding, (a) to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or (b) increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend; or (2) to accomplish certain ministerial tasks.
The LBCA provides that a corporation’s articles of incorporation may be amended by the board of directors without stockholder approval: (1) if the corporation has only one class of shares outstanding, (a) to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or (b) increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend; or (2) to accomplish certain ministerial tasks.
The FPB Articles provide that no amendment, addition, alteration, change or repeal of the FPB Articles shall be made unless it is first approved by the board of directors by an affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of at least 75% of all the shares of FPB entitled to vote generally in an election of directors (Voting Shares), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, any amendment to the FPB Articles recommended for adoption by at least two-thirds of the entire Board of Directors (including any vacancies) shall, to the extent the LBCA requires stockholder approval of such amendment, require the affirmative vote of a majority of the Voting Shares, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

Bylaw Amendments	Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved	The FPB Bylaws may be amended by a majority of the board of directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
	for the shareholders. Article 10 of the First Bancshares Bylaws provides that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.	affirmative vote of at least 75% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the FPB Bylaws.
Merger, Consolidations or Sales of Substantially All Assets; Anti-Takeover Provisions
Under the MBCA, a merger, share exchange, sale, lease, exchange or other disposal of all or substantially all of a Mississippi corporation’s assets, or its dissolution, is approved if the votes cast in favor of the transaction exceed the votes cast against the transaction at a meeting of the shareholders of the corporation where a quorum is present and acting throughout, except approval of a merger by shareholders of the surviving corporation is not required in the instances specified in the MBCA.
The First Bancshares Articles do include a control share acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors in order to vote the control shares. If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be

Under the LBCA, a merger or stock exchange generally requires approval by a majority of the votes entitled to be cast by stockholders on the issue.
The LBCA repealed the control share acquisition statute and the fair price provisions that previously existed under the Louisiana Business Corporation Law, the predecessor to the LBCA.
The FPB Articles provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of  (i) more than 10% of the issued and outstanding shares of any class of an equity security of FPB, or (ii) any securities convertible into, or exercisable for, any equity securities of FPB if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of FPB. The term “person” is broadly defined to prevent circumvention of this restriction.
The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to FPB by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by FPB and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of FPB’s entire board of directors. In the

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
	accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.	event that shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote, and the board of directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale.
Annual Meetings of the Shareholders	First Bancshares holds an annual meeting of shareholders, at a time determined by the board of directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.	The FPB Bylaws provide that the annual meeting of stockholders for the election of FPB directors and such other business as may properly be brought before the meeting shall be held on the fourth Wednesday of April or at such other such time as determined by the FPB board.
Special Meetings of the Shareholders	Under the First Bancshares Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.	The FPB Articles provide that special meetings of stockholders can be called by the President, by a majority of the board of directors or by stockholders who beneficially own at least 50% of the shares entitled to vote in an election of directors, except as may otherwise required by law and subject to the rights of any holders of outstanding shares of preferred stock. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals at Annual Meetings	Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to First Bancshares. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time
Rule 14a-8 of the Exchange Act does not apply to FPB.
The FPB Articles provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting, or any supplement thereto, given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to FPB’s

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders

before the subject company begins to print and mail its proxy materials.
The First Bancshares Bylaws set forth advance notice procedures for the nomination, other than by First Bancshares’ board of directors or one of its committees, of candidates for election as directors and for other shareholder proposals. The bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting, the shareholder must give timely written notice thereof to First Bancshares’ Secretary in compliance with the advance notice and eligibility requirements contained in First Bancshares Bylaws. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at First Bancshares’ corporate headquarters on or before the later to occur of  (i) 60 days prior to the annual meeting or (ii) ten days after notice of the meeting is provided to the shareholders pursuant to the First Bancshares Bylaws.
The notice must contain the detailed information specified in the First Bancshares Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at FPB’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by FPB in connection with the immediately preceding annual meeting of stockholders. The FPB Articles also require that the notice must contain certain information in order to be considered. The board of directors may reject any stockholder proposal not made in accordance with the FPB Articles. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the FPB Articles and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
The FPB Articles also provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or a committee thereof, shall be made by a stockholder who has complied with the notice provisions. Written notice of a stockholder nomination must include certain specified information and must be communicated to the attention of the secretary and either delivered to, or mailed and received at, FPB’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by FPB in connection with the immediately preceding annual meeting of stockholders.

Notice of Shareholder Meetings	First Bancshares must give written notice of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however,	FPB must give written notice of the date, time and place of each annual and special stockholders’ meeting no fewer than 10 days (15 days for special meetings of stockholders) nor more than 60 days before the meeting date to each stockholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the LBCA or the FPB Articles. The

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
	must state the purpose for which the meeting is called.	notice of a special meeting, however, must state the purpose for which the meeting is called.
Liability and Indemnification of Directors and Officers
The First Bancshares Bylaws require First Bancshares to indemnify its directors (referred to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct was in First Bancshares’ best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Unless otherwise ordered by a court, First Bancshares is not obligated to indemnify an indemnitee in connection with (1) any appropriation, in violation of his duties, of any business opportunity of First Bancshares, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 79-4-8.33 of the MBCA, or (d) any transaction from which the director derived an improper personal benefit.
First Bancshares is allowed to extend its indemnification rights to any other officer, employee, or agent of the company upon a resolution of the board of directors to that effect.
An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses. The court shall (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under the First Bancshares Bylaws or (b) in view of all relevant circumstances it is fair and reasonable to indemnify or advance expenses to such indemnitee even if he

Generally, under provisions of the LBCA, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and, with respect to actions in an official capacity, in a manner he reasonably believed to be in the best interests of the corporation, or, with respect to actions in an unofficial capacity, at least not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, whether or not involving action in the director’s or officer’s official capacity.
In the case of an action brought by or in the right of a corporation, the LBCA permits a corporation to indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) incurred by him in a proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. The LBCA bars indemnification of directors and officers for settlement payments in a derivative suit, absent court approval.
The indemnification provisions of the LBCA require indemnification of any

Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
or she has not met the standard of conduct described above. First Bancshares must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding. First Bancshares generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.
present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding, that he was a party to by virtue of the fact that he is or was a director or officer of the corporation. This limitation does not limit FPB’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any claim, issue or matter.
The FPB Articles provide that FPB shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of FPB, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent, or is or was serving at FPB’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit FPB to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by FPB’s board of directors, provided that the indemnified person undertakes to repay FPB if it is ultimately determined that such person was not entitled to indemnification.
The rights of indemnification provided in the FPB Articles are not exclusive of any other rights which may be available under FPB’s bylaws, any insurance or other agreement, by vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the articles of incorporation authorize FPB to maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not FPB

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
would have the power to provide indemnification to such person. By action of the board of directors, FPB may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the articles of incorporation and bylaws regarding indemnification.
Limitation of Director Liability
The First Bancshares Articles provide that no director of First Bancshares will be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, unless he or she has (i) appropriated any business opportunity that rightly belonged to First Bancshares, (ii) acted or omitted to act not in good faith or which involves the intentional misconduct or a knowing violation of law, (iii) provided under Section 79-4-8.33 of the MBCA, or (iv) derived an improper personal benefit for any transaction.
Under Miss. Code Ann. §81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Under Miss. Code Ann. §81-5-105(2), a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholder unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. §81-5-105(4) provides that the provisions of Miss. Code Ann. §81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company,
The FPB Articles provide that a director or officer will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to FPB or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to stockholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude stockholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders

or their successor, or to the shareholders thereof, or to any other person or entity.
If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. §79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of  (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.

Dividends	The MBCA prohibits a Mississippi corporation from making any distributions to its shareholders, including the payment of cash	Under the LBCA, FPB is permitted to pay dividends or make other distributions unless after the distribution: (1) FPB would not be able

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FPB Stockholders
	dividends that would render the corporation unable to pay its debts as they become due in the usual course of business. Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.	to pay its debts as they become due in the usual course of business; or (2) FPB’s total assets would be less than the sum of its total liabilities, plus, unless the FPB Articles permit otherwise, the amount that would be needed, if FPB were dissolved at the time of the distribution, to satisfy preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.
Appraisal/Dissenters’ Rights	Under Section 79-4-13.02 of the MBCA, appraisal rights are available only in connection with specific transactions. However, appraisal rights are not available for shareholders if the shares are (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (ii) not so listed or designated, but has at least two thousand (2,000) shareholders and the outstanding shares of such class or series has a market value of at least Twenty Million Dollars ($20,000,000.00) (exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares).
Under the LBCA, a stockholder of a Louisiana corporation generally has appraisal rights in any merger or consolidation involving the corporation or the sale of all or substantially all of the corporation’s assets unless he or she holds shares of any class or series of shares which is one of the following: (a) a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, (b) traded in an organized market and has at least two thousand stockholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executive officers, and directors and by beneficial stockholders and voting trust beneficial owners owning more than ten percent of such shares, or (c) issued by an open end management investment company registered with the SEC under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.
Shares of FPB common stock are not subject to any of the exceptions outlined above. Accordingly, stockholders of FPB are entitled to appraisal rights in connection with the merger.

LEGAL MATTERS
The validity of the First Bancshares common stock to be issued in connection with the merger will be passed upon for First Bancshares by Alston & Bird LLP (Atlanta, Georgia). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for First Bancshares and FPB by Alston & Bird LLP (Atlanta, Georgia) and Silver, Freedman, Taff  & Tiernan LLP (Washington, D.C.), respectively.
EXPERTS
The consolidated financial statements of First Bancshares and its subsidiary as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of T.E. Lott & Company, an independent registered public accounting firm, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
First Bancshares has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to the First Bancshares common stock to be issued to stockholders of FPB in the merger. This proxy statement/prospectus constitutes the prospectus of First Bancshares filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.
In addition, First Bancshares (File No. 000-22507) files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that First Bancshares files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, First Bancshares files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains First Bancshares’ SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from First Bancshares’ website at www.thefirstbank.com under the “Investor Relations” link and then under the “SEC Filings” heading. The website addresses for the SEC and First Bancshares are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.
The SEC allows First Bancshares to “incorporate by reference” information in this proxy statement/prospectus. This means that First Bancshares can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that First Bancshares incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that First Bancshares files with the SEC will automatically update and supersede the information First Bancshares included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that First Bancshares has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 16, 2018;

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Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting, filed on April 11, 2018;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 10, 2018, August 9, 2018 and November 9, 2018, respectively;

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Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2018, filed on November 15, 2018;

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Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 22, 2018, March 1, 2018, March 16, 2018, March 22, 2018, April 2, 2018, May 1, 2018, May 17, 2018, May 30, 2018, July 24, 2018, November 2, 2018 and November 6, 2018; and

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The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

First Bancshares also incorporates by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and the date of the FPB special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from First Bancshares without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from First Bancshares at the following address:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
To obtain timely delivery, you must make a written or oral request for a copy of such information by February 22, 2019. You will not be charged for any of these documents that you request. If you request any incorporated documents from First Bancshares, First Bancshares will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
You should rely only on the information contained in this proxy statement/prospectus. Neither First Bancshares nor FPB has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date. FPB has supplied all of the information about FPB and its subsidiaries contained in this proxy statement/prospectus and First Bancshares has supplied all of the information contained in this proxy statement/prospectus about First Bancshares and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Annex A
AGREEMENT AND PLAN OF MERGER

by and between

THE FIRST BANCSHARES, INC.

and

FPB FINANCIAL CORP.
Dated as of November 6, 2018

Article I

THE MERGER
Article II

MERGER CONSIDERATION; EXCHANGE PROCEDURES
Article III

REPRESENTATIONS AND WARRANTIES OF FPB
A-i

Article IV

REPRESENTATIONS AND WARRANTIES OF FBMS
A-ii

Article V

COVENANTS
Article VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Article VII

TERMINATION
A-iii

Article VIII

DEFINITIONS
Section 8.01 Definitions	A-46
Article IX

MISCELLANEOUS
Exhibit A — Form of FPB Voting Agreement
Exhibit B — Form of Bank Plan of Merger and Merger Agreement
Exhibit C — Form of Director Non-Competition and Non-Disclosure Agreement
Exhibit D — Form of Claims Letter
A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is dated as of November 6, 2018, by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and FPB Financial Corp., a Louisiana corporation (“FPB” and, together with FBMS, the “Parties” and each a “Party”).
W I T N E S S E T H
WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which FPB will, on the terms and subject to the conditions set forth in this Agreement, merge with and into FBMS (the “Merger”), with FBMS as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);
WHEREAS, as a condition to the willingness of FBMS to enter into this Agreement, certain directors of FPB have entered into voting agreements (each a “FPB Voting Agreement” and collectively, the “FPB Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with FBMS, pursuant to which each such director has agreed, among other things, to vote certain of the FPB Common Stock owned by such director in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the FPB Voting Agreements;
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article I

THE MERGER
Section 1.01   The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Louisiana Business Corporation Act (the “LBCA”), at the Effective Time, FPB shall merge with and into FBMS pursuant to the terms of this Agreement. FBMS shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of FPB shall cease.
Section 1.02    Articles of Incorporation and Bylaws.   At the Effective Time, the articles of incorporation of FBMS in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of FBMS in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.
Section 1.03    Bank Merger.   Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Florida Parishes Bank, a federal savings bank and a direct wholly owned subsidiary of FPB (“Florida Parishes Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal banking laws and regulations, and The First shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of The First and Florida Parishes Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of FBMS and FPB shall also approve the Bank Plan of Merger in their capacities as sole shareholders of The First and Florida Parishes Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, Florida Parishes Bank shall continue to operate under its name; provided that prior to any such election, FBMS shall (a) reasonably consult with FPB and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.
Section 1.04    Effective Time; Closing.
(a)   Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Louisiana, as provided in the MBCA and LBCA, on the Closing Date. The “Effective Time” of the Merger shall be the later of  (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.
(b)   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to FBMS and FPB the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.
Section 1.05    Additional Actions.   If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.
Section 1.06    Reservation of Right to Revise Structure.    FBMS may at any time and without the approval of FPB change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount of the consideration to be issued to Holders as Merger Consideration, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger, or (iv) require submission to or approval of FPB’s shareholders after the plan of merger set forth in this Agreement has been approved by FPB’s shareholders. In the event that FBMS elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.
Article II
MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01    Merger Consideration.    Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of FPB:
(a)   Each share of FBMS Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)   Each share of FPB Common Stock owned directly by FBMS, FPB or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “FPB Cancelled Shares”).
(c)   Notwithstanding anything in this Agreement to the contrary, all shares of FPB Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Title 12, Part 13 of the LBCA, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the LBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the LBCA and this Section 2.01(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of FPB Common Stock under the applicable provisions of the LBCA. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the LBCA, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. FPB shall give FBMS (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of FPB Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the LBCA and received by FPB relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the LBCA. FPB shall not, except with the prior written consent of FBMS, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of FPB Common Stock for which dissenters’ rights have been perfected shall be returned to FBMS upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s Merger Consideration, such excess amount shall not reduce the amount of Merger Consideration paid to other Holders.
(d)   Each share of FPB Stock (excluding Dissenting Shares and FPB Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive 0.83 (the “Exchange Ratio”) of a share of FBMS Common Stock (the “Merger Consideration”). The Exchange Ratio is subject to adjustment as set forth below: (i) if the Measurement Price (as defined below) is greater than $43.39 per share, then the Exchange Ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $36.01 by the Measurement Price; and (ii) if the Measurement Price is less than $34.61 per share, then the Exchange Ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $28.73 by the Measurement Price, subject in each case to the Parties’ respective rights to terminate the Agreement pursuant to Section 7.01(i). As used in this Agreement, the term “Measurement Price” means the average closing price of a share of FBMS Common Stock on the NASDAQ Global Select Market over the ten (10) trading days ending five (5) Business Days immediately prior to the Closing Date.
(e)   If, between the date hereof and the Effective Time, the outstanding shares of FPB Common Stock or FBMS Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, stock dividend, stock split, reverse stock split or similar change in capitalization, appropriate and proportionate adjustments shall be made to the Merger Consideration.

Section 2.02   FPB Stock-Based Awards.
(a)   Immediately prior to the Effective Time, each share of FPB Common Stock subject to vesting restrictions granted under the FPB Stock Plans (a “FPB Restricted Share”) that is outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable and shall be converted automatically into and shall thereafter represent the right to receive the Merger Consideration, less the amount of any required withholding Tax, pursuant to Section 2.01(d).
(b)   Between the date of this Agreement and the Closing Date, FPB shall seek and use its best efforts to obtain from each holder of warrants to purchase FPB Common Stock (each a “FPB Warrant”) a written consent to the termination and cash-out of the holder’s outstanding FPB Warrants in connection with the Merger, as provided in Section 2.02(c). FPB Warrants for which such consent is obtained are referred to herein as the “Consented FPB Warrants,” and FPB Warrants for which such consent is not obtained are referred to herein as the “Unconsented FPB Warrants.”
(c)   At the Effective Time, each Consented FPB Warrant that is outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall be entitled to receive from FPB immediately prior to the Effective Time an amount in cash, without interest, equal to the product of  (i) the total number of shares of FPB Common Stock subject to such Consented FPB Warrant times (ii) the excess, if any, of (A) the product of the Measurement Price multiplied by the Exchange Ratio (the “Cash-Out Price”), over (B) the exercise price per share of FPB Common Stock under such Consented FPB Warrant, less applicable Taxes required to be withheld with respect to such payment. No holder of a Consented FPB Warrant that has an exercise price per share of FPB Common Stock that is equal to or greater than Cash-Out Price shall be entitled to any payment with respect to such Consented FPB Warrant before, on or after the Effective Time.
(d)   At the Effective Time, each Unconsented FPB Warrant that is outstanding immediately prior to the Effective Time shall be converted into and shall become a warrant to purchase shares of FBMS Common stock, and FBMS shall assume each Unconsented FPB Warrant (as so assumed, an “Assumed Warrant”) in accordance with the terms and conditions of the warrant certificate by which it is evidenced, except that (i) each Assumed Warrant may be exercised solely for shares of FBMS Common Stock, (ii) the number of shares of FBMS Common Stock subject to such Assumed Warrant shall be equal to the number of shares of FPB Common Stock subject to the Unconsented FPB Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest share, and (iii) the per share exercise price of such Assumed Warrant shall be adjusted by dividing the per share exercise price of the Unconsented FPB Warrant immediately prior to the Effective Time by the Exchange Ratio and rounding down the nearest cent. The holder of any Assumed Warrant shall receive cash in lieu of fractional shares of FBMS Common Stock in accordance with this Article II.
(e)   Prior to the Effective Time, the board of directors of FPB (or, if appropriate, any committee thereof administering the FPB Stock Plans) shall adopt such resolutions or take such other actions, including obtaining any necessary amendments to the applicable award agreements, warrant agreements and equity plans, as may be required to effectuate the provisions of this Section 2.02.
Section 2.03   Rights as Shareholders; Stock Transfers.    At the Effective Time, all shares of FPB Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of FPB Common Stock, the Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock in accordance with this Article II. At the Effective Time, holders of FPB Common Stock shall cease to be, and shall have no rights as, shareholders of FPB, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of FPB shall be closed, and there shall be no registration of transfers on the stock transfer books of FPB of shares of FPB Common Stock.
Section 2.04   Fractional Shares.    Notwithstanding any other provision hereof, no fractional shares of FBMS Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, FBMS shall pay or cause to be paid to each Holder of a fractional share of FBMS Common Stock or holder of an Assumed Warrant that, as adjusted pursuant to Section 2.02(d), would have resulted in a warrant to purchase a fractional share of FBMS Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in FBMS Common Stock to which such Holder or Assumed Warrant holder would otherwise be entitled by the FBMS Closing Price.
Section 2.05   Plan of Reorganization.    It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.
Section 2.06   Exchange Procedures.    FBMS shall cause as promptly as practicable after the Effective Time, but in no event later than three (3) Business Days after the Closing Date, the Exchange Agent to mail or otherwise caused to be delivered to each Holder who has not previously surrendered such Certificate or Certificates or Book Entry Shares, appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”). The Letter of Transmittal shall be subject to the approval of FPB, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 2.07   Deposit and Delivery of Merger Consideration.
(a)   Prior to the Effective Time, FBMS shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of FBMS Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares and the holders of Consented FPB Warrants) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and conditioned upon receipt of a properly completed Letter of Transmittal. The Exchange Agent and FBMS, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of FPB Common Stock for exchange as provided in this Article II, or an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by FBMS or the Exchange Agent.
(b)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of FPB for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to FBMS. Any shareholders of FPB who have not theretofore complied with this Section 2.07 shall thereafter look only to FBMS for the Merger Consideration, any cash in lieu of fractional shares of FPB Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of FPB Common Stock such shareholder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of FPB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FBMS Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of FBMS (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. FBMS and the Exchange Agent shall be entitled to rely upon the stock transfer books of FPB to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of FPB Common Stock represented by any Certificate or Book-Entry Share, FBMS and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
(c)   FBMS or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as FBMS is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by FBMS or the Exchange Agent, as applicable.
Section 2.08   Rights of Certificate Holders after the Effective Time.
(a)   All shares of FBMS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by FBMS in respect of the FBMS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of FBMS Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the FBMS Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of FBMS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of FBMS Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of FBMS Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
(b)   In the event of a transfer of ownership of a Certificate representing FPB Common Stock that is not registered in the stock transfer records of FPB, the proper amount of cash and/or shares of FBMS Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such FPB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of FBMS that the Tax has been paid or is not applicable.
Section 2.09   Anti-Dilution Provisions.    If the number of shares of FBMS Common Stock or FPB Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of FPB Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Article III

REPRESENTATIONS AND WARRANTIES OF FPB
Except as set forth in the disclosure schedule delivered by FPB to FBMS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FPB Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the FPB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FPB that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on FPB and (b) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, FPB hereby represents and warrants to FBMS as follows:
Section 3.01   Organization and Standing.    Each of FPB and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FPB. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in FPB Disclosure Schedule 3.01.
Section 3.02   Capital Stock.
(a)   The authorized capital stock of FPB consists of 5,000,000 shares of FPB Common Stock and 2,000,000 shares of FPB Preferred Stock, 3,240 of which are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and 162 of which are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B. As of the date hereof, there are 2,703,943 shares of FPB Common Stock issued and outstanding and no shares of FPB Preferred Stock issued and outstanding. As of the date hereof, there were FPB Warrants to acquire 198,275 shares of FPB Common Stock outstanding. There are no shares of FPB Common Stock held by any of FPB’s Subsidiaries. FPB Disclosure Schedule 3.02(a) sets forth, as of the latest practicable date, the name and address, as reflected on the books and records of FPB, of each Holder, and the number of shares of FPB Common Stock held by each such Holder. The issued and outstanding shares of FPB Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any FPB shareholder. All shares of FPB’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
(b)   FPB Disclosure Schedule 3.02(b) sets forth, as of the date hereof, for each grant or award of FPB Restricted Shares or other outstanding Rights of FPB the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of FPB Common Stock, or any other security of FPB, subject to such award, (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (vii) name of the FPB Stock Plan under which such award was granted, if applicable. Each FPB Restricted Share and all other outstanding FPB Rights complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in FPB’s Tax Returns. Each grant of FPB Restricted Shares or other outstanding FPB Rights was appropriately authorized by the board of directors of FPB or the compensation committee thereof, was made in accordance with the terms of the FPB Stock Plans and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of FPB or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which FPB or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of FPB or any of FPB’s Subsidiaries or obligating FPB or any of FPB’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, FPB or any of FPB’s Subsidiaries other than those listed in FPB Disclosure Schedule 3.02(b). There are no obligations, contingent or otherwise, of FPB or any of FPB’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of FPB Common Stock or capital stock of any of FPB’s Subsidiaries or any other securities of FPB or any of FPB’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the FPB Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of FPB’s capital stock held by directors or executive officers of FPB and there are no agreements or arrangements under which FPB is obligated to register the sale of any of its securities under the Securities Act.

Section 3.03   Subsidiaries.
(a)   FPB Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of FPB, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held by FPB. Except as set forth in FPB Disclosure Schedule 3.03(a), (i) FPB owns, directly or indirectly, all of the issued and outstanding equity securities of each FPB Subsidiary, (ii) no equity securities of any of FPB’s Subsidiaries are or may become required to be issued (other than to FPB) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to FPB or a wholly-owned Subsidiary of FPB), (iv) there are no contracts, commitments, understandings or arrangements relating to FPB’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by FPB, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by FPB or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws. Neither FPB nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.
(b)   Neither FPB nor any of FPB’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than Florida Parishes Bank. Except as set forth in FPB Disclosure Schedule 3.03(b), neither FPB nor any of FPB’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.
Section 3.04   Corporate Power; Minute Books.
(a)   FPB and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FPB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite FPB Shareholder Approval.
(b)   FPB has made available to FBMS a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of FPB and each of its Subsidiaries, the minute books of FPB and each of its Subsidiaries, and the stock ledgers and stock transfer books of FPB and each of its Subsidiaries. Neither FPB nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of FPB and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of FPB and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of FPB and each of its Subsidiaries.
Section 3.05   Corporate Authority.    Subject only to the receipt of the Requisite FPB Shareholder Approval at the FPB Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FPB and the board of directors of FPB on or prior to the date hereof. The board of directors of FPB has directed that this Agreement be submitted to FPB’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite FPB Shareholder Approval in accordance with the LBCA and FPB’s articles of incorporation and bylaws, no other vote or action of the shareholders of FPB is required by Law, the articles of incorporation or bylaws of FPB or otherwise to approve this Agreement and the transactions contemplated hereby. FPB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FBMS, this Agreement is a valid and legally binding obligation of FPB, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception’’).

Section 3.06   Regulatory Approvals; No Defaults.
(a)   No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FPB or any of its Subsidiaries in connection with the execution, delivery or performance by FPB of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the Office of the Comptroller of the Currency (the “OCC”), and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the OCC or other applicable Governmental Authorities to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the Requisite FPB Shareholder Approval and as set forth on FPB Disclosure Schedule 3.06(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FPB do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of FPB or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FPB or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would have a material impact on FPB or could reasonably be expected to result in a financial obligation or penalty in excess of  $50,000) under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of FPB or any of its Subsidiaries or to which FPB or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a material impact on FPB or result in a material financial penalty.
(b)   As of the date hereof, FPB has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.
Section 3.07   Financial Statements; Internal Controls.
(a)   FPB has previously delivered or made available to FBMS copies of FPB’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2017, 2016 and 2015, accompanied by the unqualified audit reports of Postlethwaite & Netterville, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the six months ended June 30, 2018 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of FPB and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to FPB) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than FPB’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of FPB. The audits of FPB have been conducted in accordance with GAAP. Since December 31, 2017, neither FPB nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2017. True, correct and complete copies of the Financial Statements are set forth in FPB Disclosure Schedule 3.07(a).
(b)   The records, systems, controls, data and information of FPB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FPB or its Subsidiaries or accountants (including all means of access thereto and therefrom). FPB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. FPB has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of FPB (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect FPB’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in FPB’s internal control over financial reporting.
(c)   Except as set forth in FPB Disclosure Schedule 3.07, since January 1, 2015, neither FPB nor any of its Subsidiaries nor, to FPB’s Knowledge, any director, officer, employee, auditor, accountant or representative of FPB or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of FPB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FPB or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 3.08   Regulatory Reports.    Since January 1, 2015, FPB and its Subsidiaries have timely filed with the SEC, FRB, the FDIC, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified FPB or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of FPB, threatened an investigation into the business or operations of FPB or any of its Subsidiaries since January 1, 2015. There is no material and unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of FPB or any of its Subsidiaries.
Section 3.09   Absence of Certain Changes or Events.    Except as set forth in FPB Disclosure Schedule 3.09, the Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2017, (a) FPB and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to FPB, and (c) neither FPB nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g), Section 5.01(h), Section 5.01(j), Section 5.01(k), Section 5.01(u) or Section 5.01(y).

Section 3.10   Legal Proceedings.
(a)   There are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of FPB, threatened against FPB or any of its Subsidiaries or to which FPB or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no material injunction, order, judgment or decree imposed upon FPB or any of its Subsidiaries, or the assets of FPB or any of its Subsidiaries, and neither FPB nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of FPB or any of FPB’s Subsidiaries.
Section 3.11   Compliance With Laws.
(a)   FPB and each of its Subsidiaries is, and has been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FPB nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b)   FPB and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FPB’s Knowledge, no suspension or cancellation of any of them is threatened.
(c)   Neither FPB nor any of its Subsidiaries has received, since January 1, 2015, written or, to FPB’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.
Section 3.12   FPB Material Contracts; Defaults.
(a)   Other than the FPB Benefit Plans, neither FPB nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of FPB or any of its Subsidiaries to indemnification from FPB or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of FPB or its respective Subsidiaries; (iii) related to the borrowing by FPB or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by FPB or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of  $25,000 individually or $50,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of  $50,000 individually or $125,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $30,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by FPB or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of FPB or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which FPB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) is listed in FPB Disclosure Schedule 3.12(a), and is referred to herein as a “FPB Material Contract.” FPB has previously made available to FBMS true, complete and correct copies of each such FPB Material Contract, including any and all amendments and modifications thereto.
(b)   Each FPB Material Contract is valid and binding on FPB and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that FPB hereby represents and warrants that, to its Knowledge, each FPB Material Contract is duly executed by all such parties), subject to the Enforceability Exception and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to FPB; and neither FPB nor any of its Subsidiaries is in default under any FPB Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. No power of attorney or similar authorization given directly or indirectly by FPB or any of its Subsidiaries is currently outstanding.
(c)   FPB Disclosure Schedule 3.12(c) sets forth a true and complete list of all FPB Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by FPB of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.
Section 3.13   Agreements with Regulatory Agencies.    Neither FPB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “FPB Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of FPB’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has FPB or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any FPB Regulatory Agreement. To FPB’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to FPB or any of its Subsidiaries.
Section 3.14   Brokers; Fairness Opinion.    Neither FPB nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FPB has engaged, and will pay a fee or commission to Sandler O’Neill & Partners, L.P. (“FPB Financial Advisor”), in accordance with the terms of a letter agreement between FPB Financial Advisor and FPB, a true, complete and correct copy of which has been previously delivered by FPB to FBMS. FPB has received the opinion of the FPB Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to FBMS) to the effect that, as of the date of this

Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of FPB Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 3.15   Employee Benefit Plans.
(a)   FPB Disclosure Schedule 3.15(a) sets forth a true and complete list of each FPB Benefit Plan. For purposes of this Agreement, “FPB Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of FPB, any of its Subsidiaries or any of FPB’s related organizations described in Code Sections 414(b), (c) or (m), or any entity which is considered one employer with FPB, any of its Subsidiaries or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “FPB Employees”), (ii) covering current or former directors of FPB, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which FPB or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.
(b)   With respect to each FPB Benefit Plan, FPB has provided to FBMS true and complete copies of such FPB Benefit Plan, any trust instruments and insurance contracts forming a part of any FPB Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to the FPB Benefit Plans for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5, and nondiscrimination testing data and results under Code Sections 105(h), 125, 129, 401(k), and 401(m), as applicable, have been provided to FBMS.
(c)   All FPB Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each FPB Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“FPB 401(a) Plan”) has received a favorable opinion, determination or advisory letter from the IRS, and to FPB’s Knowledge there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion or advisory letter or the loss of the qualification of such FPB 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would be expected to result in the FPB 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All FPB Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to FPB’s Knowledge, threatened litigation or regulatory action relating to the FPB Benefit Plans. Neither FPB nor any of its Subsidiaries has engaged in a transaction with respect to any FPB Benefit Plan, including a FPB 401(a) Plan that could subject FPB or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No FPB 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to FPB’s Knowledge, threatened by the IRS or the Department of Labor with respect to any FPB Benefit Plan. To FPB’s Knowledge, there are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any FPB Benefit Plan.
(d)   No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by FPB, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by FPB, any of its Subsidiaries or any ERISA Affiliates. Neither FPB nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of FPB or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither FPB nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). Neither FPB nor any of its Subsidiaries has ever sponsored, maintained or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40). No notice of a “reportable event” within the meaning of Section 4043 of ERISA has been required to be filed for any FPB Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.
(e)   All contributions required to be made with respect to all FPB Benefit Plans have been timely made. No FPB Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.
(f)   Except as set forth in FPB Disclosure Schedule 3.15(f), no FPB Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any FPB Employee, or any of their affiliates, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.
(g)   All FPB Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising under Code Section 4980H have occurred. FPB may amend or terminate any such FPB Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.
(h)   Except as otherwise provided for in this Agreement or as set forth in FPB Disclosure Schedule 3.15(h), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former FPB Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any current or former FPB Employee to unemployment compensation, severance pay or any increase in severance pay upon any termination of employment, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the FPB Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the FPB Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of FPB or, after the consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries, to merge, amend or terminate any of the FPB Benefit Plans.
(i)   Except as set forth in FPB Disclosure Schedule 3.15(i), (i) each FPB Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant under a FPB Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither FPB nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a FPB Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) except as set forth in FPB Disclosure Schedule 3.15(i), has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.
(j)   No FPB Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither FPB nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.
(k)   FPB has made available to FBMS copies of any Code Section 280G calculations (whether or not final) with respect to the disqualified individuals referenced in such calculations in connection with the transactions contemplated by this Agreement.

(l)   FPB Disclosure Schedule 3.15(l) contains a schedule showing the monetary amounts payable or potentially payable, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of FPB or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any FPB Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.
(m)   FPB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for FPB or any of its Subsidiaries for purposes of each FPB Benefit Plan, ERISA and the Code.
Section 3.16   Labor Matters.   Neither FPB nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to FPB’s Knowledge threatened, asserting that FPB or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FPB or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against FPB pending or, to FPB’s Knowledge, threatened, nor to FPB’s Knowledge is there any activity involving FPB Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge, FPB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for FPB or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To FPB’s Knowledge, no officer of FPB or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.
Section 3.17   Environmental Matters.   (a) To its Knowledge, FPB and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of FPB, threatened against FPB or any of its Subsidiaries or any real property or facility presently owned, operated or leased by FPB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither FPB nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of FPB, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by FPB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to FPB or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of FPB, there are no underground storage tanks on, in or under any property currently owned, operated or leased by FPB or any of its Subsidiaries.
Section 3.18   Tax Matters.
(a)   Each of FPB and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all Applicable Laws in all material respects. All material Taxes due and owing by FPB or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither FPB nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return. Neither FPB nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where FPB or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material

Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FPB or any of its Subsidiaries.
(b)   FPB and each of its Subsidiaries have properly withheld and paid over to the appropriate Governmental Authority all material Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person, and have complied in all material respects with all applicable reporting requirements related to Taxes.
(c)   No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FPB or any of its Subsidiaries. Neither FPB nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where FPB or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted or assessed by any taxing authority against FPB or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.
(d)   FPB has delivered or made available to FBMS true and complete copies of the material foreign, federal, state or local Tax Returns filed with respect to FPB or any of its Subsidiaries, and of all material examination reports and statements of deficiencies assessed against or agreed to by FPB, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2014.
(e)   With respect to tax years open for audit as of the date hereof, neither FPB nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(f)   Neither FPB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither FPB nor any of its Subsidiaries is a party to or is otherwise bound by any material Tax allocation or sharing agreement (other than such an agreement (i) exclusively between or among FPB and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further material payments being required to be made). FPB (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FPB), and (ii) has no liability for the Taxes of any Person (other than FPB and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.
(g)   The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by FPB and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2016, neither FPB nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.
(h)   Neither FPB nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(i)   Since January 1, 2015, neither FPB nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(j)   Neither FPB nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.
(k)   Neither FPB nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(l)   Neither FPB nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.19   Investment Securities.   FPB Disclosure Schedule 3.19 sets forth as of June 30, 2018, the FPB Investment Securities, as well as any purchases or sales of FPB Investment Securities between June 30, 2018 to and including August 31, 2018, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any FPB Investment Securities sold during such time period between June 30, 2018 and August 31, 2018. Neither FPB nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than Florida Parishes Bank.
Section 3.20   Derivative Transactions.   All Derivative Transactions entered into by FPB or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by FPB or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. FPB and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.
(b)   Each Derivative Transaction is listed in FPB Disclosure Schedule 3.20(b), and the financial position of FPB or its Subsidiaries under or with respect to each has been reflected in the books and records of FPB or its Subsidiaries in accordance with GAAP, and no material open exposure of FPB or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in FPB Disclosure Schedule 3.20(b).
(c)   No Derivative Transaction, were it to be a Loan held by FPB or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.
Section 3.21   Regulatory Capitalization.   Florida Parishes Bank is “well-capitalized,” as such term is defined in the applicable federal rules and regulations.
Section 3.22   Loans; Nonperforming and Classified Assets.
(a)   FPB Disclosure Schedule 3.22(a) sets forth all (i) loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which FPB or any of its Subsidiaries is a creditor which, as of September 30, 2018, was over sixty (60) days or more delinquent in payment of principal or interest, and (ii) Loans with any director, executive officer or 5% or greater shareholder of FPB or any of its Subsidiaries, or to the Knowledge of FPB, any affiliate of any of the foregoing. Set forth in FPB Disclosure Schedule 3.22(a) is a true, correct and complete list of  (A) all of the Loans of FPB and its Subsidiaries that, as of September 30, 2018, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Florida Parishes Bank, FPB or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan classified by Florida Parishes Bank as a Troubled Debt Restructuring as defined by GAAP.
(b)   FPB Disclosure Schedule 3.22(b) identifies each asset of FPB or any of its Subsidiaries that as of August 31, 2018 was classified as other real estate owned (“OREO”) and the book value thereof as of August 31, 2018 as well as any assets classified as OREO between December 31, 2017 and August 31, 2018 and any sales of OREO between December 31, 2017 and August 31, 2018, reflecting any gain or loss with respect to any OREO sold.
(c)   Each Loan held in FPB’s or any of its Subsidiaries’ loan portfolio (each a “FPB Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of FPB and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to the Enforceability Exception.
(d)   All currently outstanding FPB Loans were solicited, originated and currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding FPB Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the FPB Loans that are not reflected in the written records of FPB or its Subsidiary, as applicable. All such FPB Loans are owned by FPB or its Subsidiary free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Dallas. No claims of defense as to the enforcement of any FPB Loan have been asserted in writing against FPB or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and FPB has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by FPB from third parties that are described on FPB Disclosure Schedule 3.22(d), no FPB Loans are presently serviced by third parties and there is no obligation which could result in any FPB Loan becoming subject to any third party servicing.
(e)   Neither FPB nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates FPB or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of FPB or any of its Subsidiaries, unless there is a material breach of a representation or covenant by FPB or any of its Subsidiaries, and none of the agreements pursuant to which FPB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(f)   Neither FPB nor any of its Subsidiaries is now nor has it ever been since January 1, 2015, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 3.23   Allowance for Loan and Lease Losses.   FPB’s allowance for loan and lease losses as reflected in each of  (a) the latest balance sheet included in the Financial Statements and (b) in the balance sheet as of December 31, 2017 included in the Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance in all material respects with FPB’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

Section 3.24   Trust Business; Administration of Fiduciary Accounts.   Neither FPB nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.
Section 3.25   Investment Management and Related Activities.    Except as set forth in FPB Disclosure Schedule 3.25, none of FPB, any FPB Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.
Section 3.26   Repurchase Agreements.   With respect to all agreements pursuant to which FPB or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, FPB or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
Section 3.27   Deposit Insurance.   The deposits of Florida Parishes Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Florida Parishes Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to FPB’s Knowledge, threatened.
Section 3.28   Community Reinvestment Act, Anti-money Laundering and Customer Information Security.   Neither FPB nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither FPB nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause FPB or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of FPB and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.
Section 3.29   Transactions with Affiliates.   Except as set forth in FPB Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by FPB or any of its Subsidiaries to, and neither FPB nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of FPB or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with FPB or any of its Subsidiaries and other than deposits held by Florida Parishes Bank in the Ordinary Course of Business, or (b) any other Affiliate of FPB or any of its Subsidiaries. Except as set forth in FPB Disclosure Schedule 3.29, neither FPB nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between Florida Parishes Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.

Section 3.30   Tangible Properties and Assets.
(a)   FPB Disclosure Schedule 3.30(a) sets forth a true, correct and complete list of all real property owned by FPB and each of its Subsidiaries. Except as set forth in FPB Disclosure Schedule 3.30(a), FPB or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to FPB’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that FPB or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in FPB Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to FBMS.
(b)   FPB Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which FPB or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither FPB nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To FPB’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by FPB or any of its Subsidiaries of, or default by FPB or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To FPB’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. FPB and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases. True and complete copies of all leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in FPB Disclosure Schedule 3.30(b), have been furnished or made available to FBMS.
(c)   All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of FPB and its Subsidiaries.
Section 3.31   Intellectual Property.   FPB Disclosure Schedule 3.31 sets forth a true, complete and correct list of all FPB Intellectual Property. FPB or its Subsidiaries owns or has a valid license to use all FPB Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The FPB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of FPB and its Subsidiaries as currently conducted. The FPB Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither FPB nor any of its Subsidiaries has received notice challenging the validity or enforceability of FPB Intellectual Property. None of FPB or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by FPB of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which FPB or any of its Subsidiaries is a party and pursuant to which FPB or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither FPB nor any of its Subsidiaries has received notice challenging

FPB’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of FPB or any of its Subsidiaries to own or use any of FPB Intellectual Property.
Section 3.32   Insurance.
(a)   FPB Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders or bonds currently maintained by FPB and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. FPB and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of FPB reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither FPB nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither FPB nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.
(b)   FPB Disclosure Schedule 3.32(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by FPB or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. Except as set forth in FPB Disclosure Schedule 3.32(b), all BOLI is owned solely by Florida Parishes Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under FPB’s BOLI. Neither FPB nor any of FPB’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.
Section 3.33   Antitakeover Provisions.   No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.
Section 3.34   FPB Information.   The information relating to FPB and its Subsidiaries that is provided by or on behalf of FPB for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to FPB’s shareholders and as of the date of the FPB Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FPB Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to FPB and FPB’s Subsidiaries and other portions thereof within the reasonable control of FPB and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 3.35   Transaction Costs.   FPB Disclosure Schedule 3.35 sets forth attorneys’ fees, investment banking fees, accounting fees and other costs or fees of FPB and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.
Section 3.36   No Other Representations or Warranties.   Except for the representations and warranties made by FPB in this Article III and for the disclosures contained in the FPB Disclosure Schedule, neither FPB nor any other person makes any express or implied representation or warranty with respect to FPB, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and FPB hereby disclaims any such other representations or warranties. FPB acknowledges and agrees that neither FBMS nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV and in the FBMS Disclosure Schedule.

Article IV

REPRESENTATIONS AND WARRANTIES OF FBMS
Except as set forth in the disclosure schedule delivered by FBMS to FPB prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FBMS Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the FBMS Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FBMS that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on FBMS, and (b) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, FBMS hereby represents and warrants to FPB as follows:
Section 4.01   Organization and Standing.   Each of FBMS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.
Section 4.02   Capital Stock.   The authorized capital stock of FBMS consists of 40,000,000 shares of FBMS Common Stock, and 10,000,000 shares of preferred stock. As of the date hereof, 14,837,544 shares of FBMS Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of FBMS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any FBMS shareholder. The shares of FBMS Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of FBMS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
Section 4.03   Corporate Power.
(a)   FBMS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FBMS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.
(b)   FBMS has made available to FPB a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of FBMS and each of its Subsidiaries. Neither FBMS nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents.
Section 4.04   Corporate Authority.   This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FBMS on or prior to the date hereof. FBMS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FPB, this Agreement is a valid and legally binding obligation of FBMS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
Section 4.05   SEC Documents; Financial Statements.
(a)   FBMS has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since January 1, 2015 (the “FBMS Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the FBMS Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FBMS Reports, and none of the FBMS Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of FBMS has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the FBMS Reports.
(b)   The consolidated financial statements of FBMS (or incorporated by reference) included (or incorporated by reference) in the FBMS Reports (including the related notes, where applicable)complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of FBMS and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of FBMS and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.
(c)   FBMS (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of FBMS’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FBMS’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FBMS’s internal control over financial reporting. These disclosures were made in writing by management to FBMS’s auditors and audit committee. There is no reason to believe that FBMS’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2015, neither FBMS nor any of its Subsidiaries nor, to FBMS’s Knowledge, any director, officer, employee, auditor, accountant or representative of FBMS or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of FBMS or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FBMS or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 4.06   Regulatory Reports.   Except as set forth on FBMS Disclosure Schedule 4.06, since January 1, 2015, FBMS and each of its Subsidiaries has timely filed with the SEC, OCC, FRB, FDIC, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to FBMS. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of FBMS and its Subsidiaries, no Governmental Authority has notified FBMS that it has initiated or has pending any proceeding or, to the Knowledge of FBMS threatened an investigation into the business or operations of FBMS or any of its Subsidiaries since January 1, 2015, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of FBMS or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS.
Section 4.07   Regulatory Approvals; No Defaults.    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FBMS or any of its Subsidiaries in connection with the execution, delivery or performance by FBMS of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the OCC to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FBMS do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of FBMS, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FBMS or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FBMS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which FBMS or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, FBMS has no Knowledge of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.
Section 4.08   FBMS Information.   The information relating to FBMS and its Subsidiaries that is supplied by or on behalf of FBMS for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to FPB shareholders and as of the date of the FPB Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FBMS Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to FBMS and FBMS’s Subsidiaries and other portions thereof within the reasonable control of FBMS and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 4.09   Absence of Certain Changes or Events.   Except as reflected or disclosed in FBMS’s Annual Report on Form 10-K for the year ended December 31, 2017 or in the FBMS Reports since December 31, 2017, as filed with the SEC, there has been no change or development with respect to FBMS and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to FBMS.

Section 4.10   Compliance with Laws.
(a)   FBMS and each of its Subsidiaries is, and has been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FBMS nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b)   FBMS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FBMS’s Knowledge, no suspension or cancellation of any of them is threatened.
(c)   Neither FBMS nor any of its Subsidiaries has received, since January 1, 2015, written or, to FBMS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance of threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.
Section 4.11   FBMS Regulatory Matters.
(a)   FBMS is regulated as a financial holding company under the Bank Holding Company Act of 1956.
(b)   The deposit accounts of The First are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to FBMS’s Knowledge, threatened. The First received a rating of  “satisfactory” in its most recent examination under the Community Reinvestment Act.
(c)   Since January 1, 2015, neither FBMS nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither FBMS nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither FBMS nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.
(d)   Except for examinations of FBMS and its Subsidiaries conducted by their respective primary functional regulators in the Ordinary Course of Business, no Governmental Authority has initiated, threatened, or has pending any proceeding or, to the Knowledge of FBMS, any inquiry or investigation into the business or operations of FBMS or any of its Subsidiaries, except where such proceeding, inquiry, or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or to prevent or materially delay receipt of the Regulatory Approvals.

(e)   There is no unresolved violation, apparent violation, criticism, matter requiring attention, recommendation, or exception cited, made, or threatened by any Governmental Authority in any report of examination, report of inspection, supervisory letter or other communication with FBMS or any of its Subsidiaries that (i) would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or (ii) would reasonably be likely to prevent or materially delay the receipt of the Regulatory Approvals or result in a Burdensome Condition.
Section 4.12   Brokers.   Neither FBMS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FBMS has engaged, and will pay a fee or commission to Hovde Group LLC.
Section 4.13   Legal Proceedings.
(a)   Neither FBMS nor any of its Subsidiaries is a party to any, and there are no pending or, to FBMS’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FBMS or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on FBMS, or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon FBMS, any of its Subsidiaries or the assets of FBMS or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates).
Section 4.14   Tax Matters.
(a)   Each of FBMS and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by FBMS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2015, neither FBMS nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where FBMS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FBMS or any of its Subsidiaries.
(b)   No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FBMS or any of its Subsidiaries. Neither FBMS nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where FBMS or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted or assessed by any taxing authority against FBMS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.
(c)   Since December 31, 2017, neither FBMS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business.
(d)   Neither FBMS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.
(e)   Neither FBMS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15   Regulatory Capitalization.   FBMS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.
Section 4.16   No Financing.   FBMS has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.
Section 4.17 No Other Representations or Warranties.   Except for the representations and warranties made by FBMS in this Article IV and for the disclosures contained in the FBMS Disclosure Schedule, neither FBMS nor any other person makes any express or implied representation or warranty with respect to FBMS, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and FBMS hereby disclaims any such other representations or warranties. FBMS acknowledges and agrees that neither FPB nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III and in the FPB Disclosure Schedule.
Article V

COVENANTS
Section 5.01   Covenants of FPB.   During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the FPB Disclosure Schedule), required by Law or with the prior written consent of FBMS (which consent shall not be unreasonably withheld, conditioned or delayed), FPB shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, FPB will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and FBMS the present services of the current officers and employees of FPB and its Subsidiaries, and (iii) preserve for itself and FBMS the goodwill of its customers, employees, lessors and others with whom business relationships exist. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in FPB Disclosure Schedule 5.01, (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by FBMS (which consent shall not be unreasonably withheld, conditioned or delayed, and FBMS shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of FPB and Florida Parishes Bank as independent enterprises on a going-forward basis and the prevention of substantial deterioration of the properties of FPB and its Subsidiaries), FPB shall not and shall not permit its Subsidiaries to:
(a)   Stock.   (i) Issue, sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the FPB Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement (and provided that FPB may repurchase, redeem or otherwise acquire shares of FPB Common Stock in connection with the payment of the withholding taxes owed by a holder of a FPB Restricted Share upon the vesting of a FPB Restricted Share), directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time.
(b)   Dividends; Other Distributions.   Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for (i) regular quarterly cash dividends by FPB at a rate not to exceed $0.09 per share of FPB Common Stock payable in the Ordinary Course of Business, and (ii) dividends from wholly owned Subsidiaries to FPB.

(c)   Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of FPB or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of FPB or any of its Subsidiaries other than annual increases in base compensation and year-end bonuses disclosed in FPB Disclosure Schedule 5.01(c), (ii) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.11 of this Agreement), (iii) as may be required by Law, (iv) to satisfy the contractual obligations existing as of the date hereof set forth on FPB Disclosure Schedule 3.15(l), or (iv) as otherwise set forth in FPB Disclosure Schedule 5.01(c).
(d)   Hiring.   Hire any person as an employee or officer of FPB or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $80,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.
(e)   Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with FBMS, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in FPB Disclosure Schedule 5.01(e), (iii) as previously disclosed to FBMS and set forth in FPB Disclosure Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any FPB Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of FPB or any of its Subsidiaries.
(f)   Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof and set forth in FPB Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business. This subsection shall not restrict Florida Parishes Bank from (i) making or renewing loans to directors, officers or any of their immediate family members or any Affiliates or Associates that are below the thresholds set forth in Section 5.01(s) and which are in compliance with Regulation O or (ii) enter into deposit agreements or pay out deposits to any of the persons or entities covered by the preceding clause (i).
(g)   Dispositions.   Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to FPB or any of its Subsidiaries.
(h)   Acquisitions.   Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to FPB, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the Ordinary Course of Business.
(i)   Capital Expenditures.   Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that FBMS shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) Business Days of its receipt of a written request from FPB.
(j)   Governing Documents.   Amend FPB’s articles of incorporation or bylaws or any equivalent documents of FPB’s Subsidiaries.

(k)   Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.
(l)   Contracts.   Except as set forth in FPB Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend or waive any material provision of, any FPB material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to FPB or any of its Subsidiaries, or enter into any contract that would constitute a FPB Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by FBMS.
(m)   Claims.   Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FPB or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by FPB or any of its Subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of FPB or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.
(n)   Banking Operations.   (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.
(o)   Derivative Transactions.   Enter into any Derivative Transaction.
(p)   Indebtedness.   Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).
(q)   Investment Securities.   (i) Other than in accordance with FPB’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the FPB Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.
(r)   Deposits.   Other than in the Ordinary Course of Business, make any changes to deposit pricing.
(s)   Loans.   Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in FPB Disclosure Schedule 5.01(s), (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by FPB or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of  $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with FPB’s ordinary course lending policies and guidelines in effect as of the date hereof, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of FPB or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of  $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Couse of Business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where FPB or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First, which approval or rejection shall be given in writing within one (1) Business Day after the loan package is delivered to such individual.
(t)   Investments or Developments in Real Estate.   Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by FPB or its Subsidiaries.
(u)   Taxes.   Except as required by applicable Law or in the Ordinary Course of Business, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $75,000 or more in Taxes or $150,000 or more of taxable income.
(v)   Compliance with Agreements.   Commit any act or omission which constitutes a material breach or default by FPB or any of its Subsidiaries under any agreement with any Governmental Authority or under any FPB Material Contract, material Lease or other material agreement or material license to which FPB or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.
(w)   Environmental Assessments.   Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.
(x)   Adverse Actions.   Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FPB’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.
(y)   Capital Stock Purchase.   Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except that FPB may repurchase, redeem or otherwise acquire shares of FPB Common Stock in connection with the payment of the withholding taxes owed by a holder of a FPB Restricted Share upon the vesting of a FPB Restricted Share.
(z)   Facilities.   Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by FBMS.
(aa)   Restructure.   Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.
(bb)   Commitments.   (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.
Section 5.02   Covenants of FBMS.
(a)   Affirmative Covenants.   From the date hereof until the Effective Time, FBMS will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws and will use commercially reasonable efforts to preserve its business organizations and assets intact.
(b)   Negative Covenants.   From the date hereof until the Effective Time, FBMS shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FBMS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Authority, or with the prior written consent of FPB during the period from the date of this Agreement to the Effective Time, FBMS shall not, and shall not permit any of its Subsidiaries to:
(i)   Take any action that is intended or is reasonably likely to result in the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;
(ii)   Take any action that is likely to materially impair FBMS’s ability to perform any of its obligations under this Agreement or The First to perform any of its obligations under the Bank Plan of Merger; or
(iii)   Agree or commit to do any of the foregoing.
Section 5.03   Commercially Reasonable Efforts.   Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.
Section 5.04   FPB Shareholder Approval.
(i)   Following the execution of this Agreement, FPB shall take, in accordance in all material respects with applicable Law and the articles of incorporation and bylaws of FPB, all action necessary to convene a special meeting of its shareholders as promptly as practicable after the Registration Statement is declared effective by the SEC to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by FPB’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “FPB Meeting”). Subject to Section 5.09 hereof, FPB shall use its reasonable best efforts to obtain the Requisite FPB Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the FPB Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by FPB in connection with the FPB Meeting are solicited in compliance in all material respects with the LBCA, the articles of incorporation and bylaws of FPB, and all other applicable legal requirements. Except with the prior approval of FBMS, no other matters shall be submitted for the approval of FPB shareholders at the FPB Meeting.
(ii)   Except to the extent provided otherwise in Section 5.09, the board of directors of FPB shall at all times prior to and during the FPB Meeting recommend approval of this Agreement by the shareholders of FPB and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by FPB’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “FPB Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of FBMS or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the FPB Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite FPB Shareholder Approval, FPB will not adjourn or postpone the FPB Meeting unless FPB is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of FPB. FPB shall keep FBMS updated with respect to the proxy solicitation results in connection with the FPB Meeting as reasonably requested by FBMS.
Section 5.05   Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.
(a)   FBMS and FPB agree to cooperate in the preparation of the Registration Statement to be filed by FBMS with the SEC in connection with the issuance of FBMS Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). FPB shall use its reasonable best efforts to deliver to FBMS such financial statements and related analysis of FPB, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of FPB, as may be required in order to file the Registration Statement, and any other report required to be filed by FBMS with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to FBMS to review. Within forty-five (45) days of the date of this Agreement, FBMS shall file with the SEC the Registration Statement. Each of FBMS and FPB agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. FBMS also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. FPB agrees to cooperate with FBMS and FBMS’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from FPB’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, FPB, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.
(b)   FBMS will advise FPB, promptly after FBMS receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FBMS Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. FBMS will provide FPB and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and FBMS will provide FPB and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Effective Time there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, FBMS shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with FPB to mail such amendment or supplement to FPB shareholders (if required under applicable Law).
(c)   FBMS will use its commercially reasonable efforts to cause the shares of FBMS Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.
Section 5.06   Regulatory Filings; Consents.
(a)   Each of FBMS and FPB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to promptly prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), and to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require FBMS or any of its Subsidiaries or FPB or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to FPB) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of FBMS, FPB, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). FBMS and FPB will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of FBMS or FPB to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, FBMS and FPB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
(b)   FPB will use its commercially reasonable efforts, and FBMS shall reasonably cooperate with FPB at FPB’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on FPB Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). FPB will consult with FBMS and its representatives as often as practicable under the circumstances so as to permit FPB and FBMS and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.
Section 5.07   Publicity.   FBMS and FPB shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that FBMS shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.08   Access; Current Information.
(a)   For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, FPB agrees to afford FBMS and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to FPB’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as FBMS may reasonably request and FPB shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and FPB’s privacy policy and, during such period, FPB shall furnish to FBMS, upon FBMS’s reasonable request, all such other information concerning the business, properties and personnel of FPB and its Subsidiaries that is substantially similar in scope to the information provided to FBMS in connection with its diligence review prior to the date of this Agreement.
(b)   For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, FBMS agrees to furnish to FPB such information as FPB may reasonably request concerning the business of FBMS and its Subsidiaries that is substantially similar in scope to the information provided to FPB in connection with its diligence review prior to the date of this Agreement.
(c)   As promptly as reasonably practicable after they become available, FPB will furnish to FBMS copies of the board packages distributed to the board of directors of FPB or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of FPB or any committee thereof relating to the financial performance and risk management of FPB.
(d)   During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, FPB agrees to provide to FBMS (i) a copy of each report filed by FPB or any of its Subsidiaries with a Governmental Authority, (ii) a copy of FPB’s monthly loan trial balance, and (iii) a copy of FPB’s monthly statement of condition and profit and loss statement and, if requested by FBMS, a copy of FPB’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. FPB further agrees to provide FBMS, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to FPB Disclosure Schedule 3.19, FPB Disclosure Schedule 3.22(a), and FPB Disclosure Schedule 3.22(b) that would be required if the references to August 31, 2018 in each corresponding representation and warranty of FPB were changed to the date of the most recently ended calendar month.
(e)   No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of FBMS and FPB to consummate the transactions contemplated hereby.
(f)   Notwithstanding anything to the contrary in this Section 5.08, FPB shall not be required to copy FBMS on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that FPB’s board of directors has been advised by counsel that such distribution to FBMS may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of FPB’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, FPB shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.
Section 5.09   No Solicitation by FPB; Superior Proposals.
(a)   Except as permitted by Section 5.09(b), FPB shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of FPB or any of FPB’s Subsidiaries (collectively, the “FPB Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than FBMS) any information or data with respect to FPB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which FPB is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the FPB Representatives, whether or not such FPB Representative is so authorized and whether or not such FPB Representative is purporting to act on behalf of FPB or otherwise, shall be deemed to be a breach of this Agreement by FPB. FPB and its Subsidiaries shall, and shall cause each of the FPB Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from FBMS), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.
For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving FPB or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of FPB or any of its Subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of FPB or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of FPB or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and FPB or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding FPB Common Stock or more than 50% of the assets of FPB and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of FPB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by FBMS in response to such Acquisition Proposal, as contemplated by Section 5.09(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of FPB from a financial point of view than the Merger.
(b)   Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the FPB Meeting, FPB may take any of the actions described in Section 5.09(a) if, but only if, (i) FPB has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of FPB reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such actions more likely than not would cause it to violate its fiduciary duties to FPB’s shareholders under applicable Law; (iii) FPB has provided FBMS with at least two (2) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to FPB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, FPB receives from such Person a confidentiality agreement with terms no less favorable to FPB than those contained in the confidentiality agreement with FBMS. FPB shall promptly provide to FBMS any non-public information regarding FPB or its Subsidiaries provided to any other Person which was not previously provided to FBMS, such additional information to be provided no later than the date of provision of such information to such other party.
(c)   FPB shall promptly (and in any event within twenty-four (24) hours) notify FBMS in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, FPB or the FPB Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). FPB agrees that it shall keep FBMS informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d)   Neither the board of directors of FPB nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to FBMS in connection with the transactions contemplated by this Agreement (including the Merger), the FPB Recommendation, fail to reaffirm the FPB Recommendation within three (3) Business Days following a request by FBMS, or make any statement, filing or release, in connection with the FPB Meeting or otherwise, inconsistent with the FPB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the FPB Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause FPB or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring FPB to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e)   Notwithstanding Section 5.09(d), prior to the date of the FPB Meeting, the board of directors of FPB may withdraw, qualify, amend or modify the FPB Recommendation (a “FPB Subsequent Determination”) after the third (3rd) Business Day following FBMS’s receipt of a notice (the “Notice of Superior Proposal”) from FPB advising FBMS that the board of directors of FPB has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of FPB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions more likely than not would cause it to violate its fiduciary duties to FPB’s shareholders under applicable Law, (ii) during the four (4) Business Day period after receipt of the Notice of Superior Proposal by FBMS (the “Notice Period”), FPB and the board of directors of FPB shall have cooperated and negotiated in good faith with FBMS to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable FPB to proceed with the FPB Recommendation without a FPB Subsequent Determination; provided, however, that FBMS shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by FBMS since its receipt of such Notice of Superior Proposal, the board of directors of FPB has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, FPB shall be required to deliver a new Notice of Superior Proposal to FBMS and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.
(f)   Notwithstanding any FPB Subsequent Determination, this Agreement shall be submitted to FPB’s shareholders at the FPB Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve FPB of such obligation; provided, however, that if the board of directors of FPB shall have made a FPB Subsequent Determination with respect to a Superior Proposal, then the board of directors of FPB may recommend approval of such Superior Proposal by the shareholders of FPB and may submit this Agreement to FPB’s shareholders without recommendation, in which event the board of directors of FPB shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to FPB’s shareholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.
(g)   Nothing contained in this Section 5.09 shall prohibit FPB or the board of directors of FPB from complying with FPB’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act (as if such rule was applicable to FPB); provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the FPB Recommendation unless the board of directors of FPB reaffirms the FPB Recommendation in such disclosure.
Section 5.10 Indemnification.
(a)   For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(c)(iv), FBMS shall indemnify and hold harmless the present and former directors, officers, employees and agents of FPB and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of FBMS, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for FPB or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of FPB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law.
(b)   In connection with the indemnification provided pursuant to Section 5.10, FBMS and/or an FBMS Subsidiary will advance expenses, promptly after statements therefor are received, to each FPB Indemnified Party, to the same extent permitted under the organizational documents of FPB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such FPB Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to FBMS.
(c)   Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify FBMS upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of FBMS under this Section 5.10, unless, and only to the extent that, FBMS is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) FBMS shall have the right to assume the defense thereof and FBMS shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) FBMS shall not be liable for any settlement effected without its prior written consent and (iv) FBMS shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.

(d)   For a period of six (6) years following the Effective Time, FBMS will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of FPB or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by FPB; provided that, if FBMS is unable to maintain or obtain the insurance called for by this Section 5.10, FBMS will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of FPB or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall FBMS be required to expend for such tail insurance a premium amount in excess of an amount equal to 250% of the annual premiums paid by FPB for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, FBMS shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium.
(e)   Nothing contained in this Section 5.10 or any other provision of this Agreement shall limit any right to indemnification which any current or former director, officer, employee or agent of FPB or Florida Parishes Bank may have under applicable law or regulation or FPB’s articles of incorporation, bylaws or the equivalent documents of Florida Parishes Bank, as applicable, in each case as in effect on the date hereof, which FBMS agrees to honor in accordance with their terms.
(f)   This Section 5.10 shall survive the Effective Time, is intended to benefit each FPB Indemnified Party (each of whom shall be entitled to enforce this Section against FBMS), and shall be binding on all successors and assigns of FBMS.
(g)   If FBMS or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of FBMS and its Subsidiaries shall assume the obligations set forth in this Section 5.10.
Section 5.11   Employees; Benefit Plans.
(a)   Following the Effective Time, FBMS shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of FPB on the Closing Date and who become employees of FBMS (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of FBMS; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of FBMS. FBMS shall give the Covered Employees credit for their prior service with FPB (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by FBMS and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans, severance plans and similar arrangements maintained by FBMS.
(b)   With respect to any employee benefit plan of FBMS that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, FBMS shall use its commercially reasonable efforts to (i) cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such FBMS plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the FPB Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental, vision or other welfare expenses incurred by such Covered Employee and his or her covered dependents in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out of pocket expense requirements under any such health, dental, vision or other welfare plan.

(c)   Following the Effective Time, The First shall credit each Covered Employee with an amount of paid time off equal to such Covered Employee’s accrued but unused paid time off at Florida Parishes Bank (“Carryover PTO”), provided that The First may allocate the Carryover PTO and between vacation leave and sick leave in its discretion.
(d)   FPB shall cause Florida Parishes Bank to take all necessary actions to terminate the Florida Parishes Bank 401(k) Plan, effective as the date immediately preceding the Effective Time of the Merger, subject to the occurrence of the Effective Time. FPB shall provide FBMS with evidence that the Florida Parishes Bank 401(k) plan has been terminated and provide copies of the appropriate resolutions terminating the plan (the form and substance of which shall be subject to review and approval by FBMS, which will not be unreasonably withheld) not later than the day immediately preceding the Effective Time. The accounts of all participants and beneficiaries in the Florida Parishes Bank 401(k) Plan shall become fully vested upon termination of such plan.
(e)   Prior to the Effective Time, FPB shall take, and shall cause its Subsidiaries to take, all actions requested by FBMS that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more FPB Benefits Plans not covered above to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any FPB Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any FPB Benefit Plan for such period as may be requested by FBMS, or (iv) facilitate the merger of any FPB Benefit Plan into any employee benefit plan maintained by FBMS. Additionally, FPB and Florida Parishes Bank will take any and all actions reasonably requested by FBMS related to ensuring the compliance of all FPB Benefit Plans with applicable law, including but not limited to filing any necessary “top hat” filings or corrections. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(e) shall be subject to FBMS’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(f)   Any employee of FPB or Florida Parishes Bank that becomes an employee of FBMS or The First at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on FBMS Disclosure Schedule 5.11(f), except with respect to any employees who will enter into Termination Agreements with FBMS in accordance with Section 5.11(g).
(g)   FBMS shall take all actions necessary to irrevocably terminate (in accordance with Section 409A of the Code) and liquidate those portions of the employment and change in control agreements listed on FPB Disclosure Schedule 3.15(a) providing for cash severance or deferred compensation in respect of a separation from service. In connection with such termination and liquidation, immediately following the Effective Time, FMBS will enter into Termination Agreements in the form set forth in FBMS Disclosure Schedule 5.11(g) with the individuals listed thereon.
(h)   Nothing in this Section 5.11 shall be construed to limit the right of FBMS (including, following the Closing Date, FPB) to amend or terminate any FPB Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require FBMS (including, following the Closing Date, FPB) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by FBMS of any Covered Employee subsequent to the Effective Time shall be subject in all events to FBMS’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(i)   For purposes of this Section 5.10, (i) “employees of FPB” shall include employees of FPB or any of its Subsidiaries, (ii) “employees of FBMS” shall include employees of FBMS or any of its Subsidiaries, (iii) all references to FPB shall include each of the Subsidiaries of FPB, and (iv) all references to FBMS shall include each of the Subsidiaries of FBMS.

Section 5.12 Notification of Certain Changes.   FBMS and FPB shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and FPB shall provide on a periodic basis written notice to FBMS of any matters that FPB becomes aware of that should be disclosed on a supplement or amendment to the FPB Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied.
Section 5.13   Transition; Informational Systems Conversion.   From and after the date hereof, FBMS and FPB will use their commercially reasonable efforts to facilitate the integration of FPB with the business of FBMS following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of FPB and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by FBMS, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of FPB and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by FPB and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. FBMS shall promptly reimburse FPB on request for any reasonable and documented out-of-pocket fees, expenses or charges that FPB may incur as a result of taking, at the request of FBMS, any action prior to the Effective Time to facilitate the Informational Systems Conversion.
Section 5.14   No Control of Other Party’s Business.   Nothing contained in this Agreement shall give FBMS, directly or indirectly, the right to control or direct the operations of FPB or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give FPB, directly or indirectly, the right to control or direct the operations of FBMS or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of FPB and FBMS shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Section 5.15   Certain Litigation.   Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of FPB or the board of directors of FBMS related to this Agreement or the Merger and the other transactions contemplated by this Agreement. FPB shall: (i) permit FBMS to review and discuss in advance, and consider in good faith the views of FBMS in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish FBMS’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with FBMS regarding the defense or settlement of any such shareholder litigation, shall give due consideration to FBMS’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that FPB shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of FBMS (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by FPB is reasonably expected by FPB, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by FPB) under FPB’s existing director and officer insurance policies, including any tail policy.
Section 5.16   Director Resignations.   FPB will cause to be delivered to FBMS resignations of all the directors of FPB and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 5.17   Non-Competition and Non-Disclosure Agreement.   Concurrently with the execution and delivery of this Agreement and effective upon Closing, FPB has caused each director of FPB and Florida Parishes Bank other than Ronnie Fugarino to execute and deliver the Non-Competition and Non-Disclosure Agreement in the form attached hereto as Exhibit C (collectively, the “Director Restrictive Covenant Agreements”).
Section 5.18   Claims Letters.   Concurrently with the execution and delivery of this Agreement and effective upon the Closing, FPB has caused each director of FPB and Florida Parishes Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit D.
Section 5.19   Coordination.
(a)   Prior to the Effective Time, subject to applicable Laws, FPB and its Subsidiaries shall take any actions FBMS may reasonably request from time to time to better prepare the parties for integration of the operations of FPB and its Subsidiaries with FBMS and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of FPB and FBMS shall meet from time to time as FBMS may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of FPB and its Subsidiaries, and FPB shall give due consideration to FBMS’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither FBMS nor The First shall under any circumstance be permitted to exercise control of FPB or any of its Subsidiaries prior to the Effective Time. FPB shall permit representatives of The First to be onsite at FPB to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to Florida Parishes Bank’s business, during normal business hours and at the expense of FBMS or The First (not to include Florida Parishes Bank’s regular employee payroll).
(b)   Prior to the Effective Time, subject to applicable Laws, FPB and its Subsidiaries shall take any actions FBMS may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or FPB Material Contracts that FBMS may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with FBMS and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by FBMS in connection with any such amendment, modification or termination.
(c)   From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate (provided that the parties shall cooperate to reasonably minimize disruption to FPB’s or Florida Parishes Bank’s business) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and FPB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to suppliers of FPB and its Subsidiaries for the purpose of facilitating the integration of FPB and its business into that of FBMS. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, FPB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to customers of FPB and its Subsidiaries for the purpose of facilitating the integration of FPB and its business into that of FBMS. Any interaction between FBMS and FPB’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by FPB. FPB shall have the right to participate in any discussions between FBMS and FPB’s customers and suppliers.
(d)   FBMS and FPB agree to take all action necessary and appropriate to cause Florida Parishes Bank to merge with The First in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.
Section 5.20   Transactional Expenses.   FPB has provided in FPB Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that FPB and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement, exclusive of any costs that may be incurred by FPB as a result of any litigation which may arise in connection with this Agreement (collectively, “FPB Expenses”). FPB shall use its commercially reasonable efforts to cause the aggregate amount of all FPB Expenses to not exceed the total expenses disclosed in FPB Disclosure

Schedule 3.35. FPB shall promptly notify FBMS if or when it determines that it expects to exceed its total budget for FPB Expenses. Notwithstanding anything to the contrary in this Section 5.20, FPB shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in FPB Disclosure Schedule 3.35.
Section 5.21   Confidentiality.   Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of FBMS and FPB, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure letter agreement, dated as of July 16, 2018 between FBMS and FPB.
Section 5.22   Tax Matters.   The Parties intend that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of FBMS and FPB shall use their respective reasonable best efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Article VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01   Conditions to Obligations of the Parties to Effect the Merger.   The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:
(a)   Shareholder Vote.   This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite FPB Shareholder Approval at the FPB Meeting.
(b)   Regulatory Approvals; No Burdensome Condition.   All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.
(c)   No Injunctions or Restraints; Illegality.   No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.
(d)   Effective Registration Statement.   The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.
(e)   Tax Opinions Relating to the Merger.   FBMS and FPB, respectively, shall have received opinions from Alston & Bird LLP and Silver, Freedman Taff  & Tiernan LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to FBMS and FPB, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Silver, Freedman Taff  & Tiernan LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of FBMS and FPB, in form and substance reasonably acceptable to such counsel.
Section 6.02   Conditions to Obligations of FPB.   The obligations of FPB to consummate the Merger also are subject to the fulfillment or written waiver by FPB prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of FBMS (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.08, and Section 4.12 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FBMS. FPB shall have received a certificate signed on behalf of FBMS by the Chief Executive Officer or the Chief Financial Officer of FBMS to the foregoing effect.
(b)   Performance of Obligations of FBMS.   FBMS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on FBMS, and FPB shall have received a certificate, dated the Closing Date, signed on behalf of FBMS by its Chief Executive Officer and the Chief Financial Officer to such effect.
(c)   No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in FBMS or The First being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
Section 6.03   Conditions to Obligations of FBMS.   The obligations of FBMS to consummate the Merger also are subject to the fulfillment or written waiver by FBMS prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of FPB (i) set forth in Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than 1% shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FPB. FBMS shall have received a certificate signed on behalf of FPB by the Chief Executive Officer or the Chief Financial Officer of FPB to the foregoing effect.

(b)   Performance of Obligations of FPB.   FPB shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and FBMS shall have received a certificate, dated the Closing Date, signed on behalf of FPB by FPB’s Chief Executive Officer and Chief Financial Officer, to such effect.
(c)   No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in FPB or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
(d)   Plan of Bank Merger.   Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.
(e)   Dissenting Shares.   Dissenting Shares shall be less than ten percent (10%) of the issued and outstanding shares of FPB Common Stock.
(f)   Consents and Approvals.   FPB has received, in form and substance satisfactory to FPB and FBMS, all consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which FPB or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of FPB or any of its Subsidiaries.
Section 6.04   Frustration of Closing Conditions.   Neither FBMS nor FPB may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.
Article VII

TERMINATION
Section 7.01   Termination.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:
(a)   Mutual Consent.   At any time prior to the Effective Time, by the mutual consent, in writing, of FBMS and FPB if the board of directors of FBMS and the board of directors of FPB each so determines by vote of a majority of the members of its entire board.
(b)   No Regulatory Approval.   By FBMS or FPB, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c)   No Shareholder Approval.   By either FBMS or FPB (provided, in the case of FPB, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite FPB Shareholder Approval at the FPB Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d)   Breach of Representations and Warranties.   By either FBMS or FPB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach is not cured prior to the earlier of  (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(e)   Breach of Covenants.   By either FBMS or FPB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of  (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(f)   Delay.   By either FBMS or FPB if the Merger shall not have been consummated on or before June 30, 2019, provided, however, that such date will be automatically extended to September 30, 2019, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.
(g)   Failure to Recommend; Etc.   In addition to and not in limitation of FBMS’s termination rights under Section 7.01(e), by FBMS if  (i) there shall have been a material breach of Section 5.09 by FPB, or (ii) the board of directors of FPB (A) withdraws, qualifies, amends, modifies or withholds the FPB Recommendation, or makes any statement, filing or release, in connection with the FPB Meeting or otherwise, inconsistent with the FPB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the FPB Recommendation), (B) materially breaches its obligation to call, give notice of and commence the FPB Meeting under Section 5.04(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by FBMS, (E) fails to publicly reconfirm the FPB Recommendation within three (3) Business Days of being requested to do so by FBMS, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.
(h)   Acceptance of Superior Proposal.   By FPB in connection with entering into a definitive agreement to effect a Superior Proposal after making an FPB Subsequent Determination in accordance with Section 5.09(e).
(i)   Change in Stock Price.   Either Party may terminate this Agreement by written notice to other Party no later than two (2) Business Days prior to the Closing Date in the event that the Measurement Price is either less than $33.15 or more than $44.85.
Section 7.02   Termination Fee.
(a)   In recognition of the efforts, expenses and other opportunities foregone by FBMS while structuring and pursuing the Merger, FPB shall pay to FBMS a termination fee equal to $3,600,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by FBMS in the event of any of the following: (i) in the event FBMS terminates this Agreement pursuant to Section 7.01(g), FPB shall pay FBMS the Termination Fee within one (1) Business Day after receipt of FBMS’s notification of such termination; (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of FPB or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to FPB and (A) thereafter this Agreement is terminated (x) by either FBMS or FPB pursuant to Section 7.01(c) because the Requisite FPB Shareholder Approval shall not have been obtained or (y) by FBMS pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, FPB enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then FPB shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay FBMS the Termination

Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%,” and (iii) in the event FPB terminates this Agreement pursuant to Section 7.01(h), FPB shall pay FBMS the Termination Fee within one (1) Business Day after FPB’s notification of such termination.
(b)   FPB and FBMS each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FBMS would not enter into this Agreement; accordingly, if FPB fails promptly to pay any amounts due under this Section 7.02, FPB shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of FBMS (including reasonable legal fees and expenses) in connection with such suit.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if FPB pays or causes to be paid to FBMS the Termination Fee in accordance with Section 7.02(a), FPB (or any successor in interest of FPB) will not have any further obligations or liabilities to FBMS with respect to this Agreement or the transactions contemplated by this Agreement.
Section 7.03   Effect of Termination.    Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.
Article VIII

DEFINITIONS
Section 8.01   Definitions.   The following terms are used in this Agreement with the meanings set forth below:
“Acquisition Proposal” has the meaning set forth in Section 5.09.
“Acquisition Transaction” has the meaning set forth in Section 5.09.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Articles of Merger” has the meaning set forth in Section 1.04(a).
“ASC 320” means GAAP Accounting Standards Codification Topic 320.
“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than FPB or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.
“Bank Merger” has the meaning set forth in Section 1.03.
“Bank Plan of Merger” has the meaning set forth in Section 1.03.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“BOLI” has the meaning set forth in Section 3.32(b).

“Book-Entry Shares” means any non-certificated share held by book entry in FPB’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of FPB Common Stock.
“Burdensome Condition” has the meaning set forth in Section 5.06(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Mississippi are authorized or obligated to close.
“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of FPB Common Stock.
“Claim” has the meaning set forth in Section 5.10(a).
“Closing” and “Closing Date” have the meanings set forth in Section 1.05(c).
“Code” has the meaning set forth in the Recitals.
“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.
“Controlled Group Members” means any of FPB’s related organizations described in Code Sections 414(b), (c) or (m).
“Covered Employees” has the meaning set forth in Section 5.11(a).
“D&O Insurance” has the meaning set forth in Section 5.10(c).
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.
“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.
“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).
“Dissenting Shares” has the meaning set forth in Section 2.01(c).
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Effective Time” has the meaning set forth in Section 1.05(a).
“Election Deadline has the meaning set forth in Section 2.02(a)(iv).
“Election Form” has the meaning set forth in Section 2.02(a)(iii).
“Enforceability Exception” has the meaning set forth in Section 3.05.
“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency

Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. §300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.15(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” means such exchange agent as may be designated by FBMS (which shall be FBMS’s transfer agent), and reasonably acceptable to FPB, to act as agent for purposes of conducting the exchange procedures described in Article II.
“Exchange Fund” has the meaning set forth in Section 2.08(a).
“Exchange Ratio” has the meaning set forth in Section 2.01(d).
“Expiration Date” has the meaning set forth in Section 7.01(f).
“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.
“Fair Housing Act” means the Fair Housing Act, as amended.
“FBMS” has the meaning set forth in the preamble to this Agreement.
“FBMS Closing Price” means the average the average of the daily closing prices for shares of FBMS Common Stock for the 20 consecutive full Trading Days ending on the trading day prior to the Closing Date on which such shares are actually traded on the NASDAQ Stock Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by FBMS and FPB).
“BMS Common Stock” means the common stock, $1.00 par value per share, of FBMS.
“FBMS Disclosure Schedule” has the meaning set forth in Article IV.
“FBMS Ratio” shall have the meaning as set forth in Section 7.01(h).
“FBMS Reports” has the meaning set forth in Section 4.05(a).
“FDIA” has the meaning set forth in Section 3.27.
“FDIC” means the Federal Deposit Insurance Corporation.
“FFIEC” means the Federal Financial Institutions Examination Council.
“Financial Statements” has the meaning set forth in Section 3.07(b).
“FOFR” has the meaning set forth in Section 3.06.
“FPB” has the meaning set forth in the preamble to this Agreement.
“FPB 401(a) Plan” has the meaning set forth in Section 3.15(c).
“FPB Benefit Plans” has the meaning set forth in Section 3.15(a).
“FPB Cancelled Shares” has the meaning set forth in Section 2.01(b).
“FPB Common Stock” means the common stock, $0.01 par value per share, of FPB.
“FPB Disclosure Schedule” has the meaning set forth in Article III.
“FPB Employees” has the meaning set forth in Section 3.15(a).
“FPB Expenses” has the meaning set forth in Section 5.20.
“FPB Financial Advisor” has the meaning set forth in Section 3.14.

“FPB Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of FPB and its Subsidiaries.
“FPB Investment Securities” means the investment securities of FPB and its Subsidiaries.
“FPB Loan” has the meaning set forth in Section 3.22(d).
“FPB Material Contracts” has the meaning set forth in Section 3.12(a).
“FPB Meeting” has the meaning set forth in Section 5.04(a)(i).
“FPB Preferred Stock” means the serial preferred stock, par value $0.01 per share, of FPB.
“FPB Recommendation” has the meaning set forth in Section 5.04(a)(ii).
“FPB Regulatory Agreement” has the meaning set forth in Section 3.13.
“FPB Representatives” has the meaning set forth in Section 5.09(a).
“FPB Restricted Share” has the meaning set forth in Section 2.01(a).
“FPB Stock Plans” means all equity plans of FPB or any Subsidiary, each as amended to date.
“FPB Subsequent Determination” has the meaning set forth in Section 5.09(e).
“FPB Voting Agreement” or “FPB Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.
“FPB Warrants” shall have the meaning set forth in Section 2.02(b).
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.
“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.
“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.
“Holder” means the holder of record of shares of FPB Common Stock.
“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.
“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).
“Informational Systems Conversion” has the meaning set forth in Section 5.13.
“Initial Notice Period” shall have the meaning as set forth in Section 7.01(h).
“Insurance Policies” has the meaning set forth in Section 3.32(a).
“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing);

(c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means, with respect to FPB, the actual knowledge, of the Persons set forth in FPB Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to FBMS, the actual knowledge of the Persons set forth in FBMS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.
“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.
“Leases” has the meaning set forth in Section 3.30(b).
“Letter of Transmittal” has the meaning set forth in Section 2.07.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
“Loans” has the meaning set forth in Section 3.22(a).
“Mailing Date” has the meaning set forth in Section 2.02(a).
“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of  (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects FPB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FPB and FBMS operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects FPB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FPB and FBMS operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects FPB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FPB and FBMS operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by FPB or FBMS to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a

Material Adverse Effect), (F) changes in the trading price or trading volume of FBMS Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).
“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(d).
“Measurement Price” has the meaning set forth in Section 2.01(d).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” shall have the meaning set forth in Section 2.01(d).
“LBCA” has the meaning set forth in Section 1.01.
“NASDAQ” means The NASDAQ Global Select Market.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).
“OCC” has the meaning set forth in Section 3.06.
“Ordinary Course of Business” means the ordinary, usual and customary course of business of FPB and FPB’s Subsidiaries consistent with past practice, including with respect to frequency and amount.
“OREO” has the meaning set forth in Section 3.22(c).
“Party” or “Parties” have the meaning set forth in the preamble.
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Plan of Merger” has the meaning set forth in Section 1.04.
“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of FBMS and FPB relating to the FPB Meeting.
“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by FBMS in connection with the issuance of shares of FBMS Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).
“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Regulatory Approval” has the meaning set forth in Section 3.06.
“Requisite FPB Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of FPB Common Stock entitled to vote thereon at the FPB Meeting.
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of FPB means, unless the context otherwise requires, any current or former Subsidiary of FPB.
“Florida Parishes Bank” has the meaning set forth in Section 1.03.
“Superior Proposal” has the meaning set forth in Section 5.09.
“Surviving Bank” has the meaning set forth in Section 1.03.
“Surviving Entity” has the meaning set forth in the Recitals.
“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
“Tax Returns” means any return, amended return, declaration or other report (including elections, declarations, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes.
“Termination Fee” has the meaning set forth in Section 7.02(a).
“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.
“The First” has the meaning set forth in Section 1.03.
“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).
“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.
“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.
Article IX

MISCELLANEOUS
Section 9.0   Survival.   No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.
Section 9.02   Waiver; Amendment.   Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the FPB Meeting no amendment shall be made which by Law requires further approval by the shareholders of FBMS or FPB without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 9.03   Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.
(a)   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Mississippi (the “Mississippi Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Mississippi Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Mississippi Courts, (iii) waives any objection that the Mississippi Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
(c)   Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.
Section 9.04   Expenses.   Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.
Section 9.05   Notices.   All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.
(a)	if to FBMS, to: The First Bancshares, Inc. 6480 U.S. Highway 98 West Hattiesburg, MS 39404-5549 Attn: M. Ray Cole, Jr., President & CEO E-mail: hcole@thefirstbank.com with a copy (which shall not constitute notice to FBMS) to:
Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Attn: Mark Kanaly E-mail: mark.kanaly@alston.com

(b)	if to FPB, to:
FPB Financial Corp. 1300 W. Morris Ave. Hammond, LA 70403 Attn: Fritz W. Anderson II, Chairman of the Board and CEO E-mail: fritzw2@bankfpb.com with a copy (which shall not constitute notice to FPB) to:
Silver, Freedman, Taff  & Tiernan LLP
3299 K Street, N.W. Suite 100
Washington, DC 20007-4444
Attn. Gerald F. Heupel, Jr.
E-mail: jerry@sfttlaw.com
Section 9.06   Entire Understanding; No Third Party Beneficiaries.   This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, FBMS and FPB hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07   Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 9.08   Enforcement of the Agreement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 9.09   Interpretation.
(a)   When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b)   The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)   The FPB Disclosure Schedule and the FBMS Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.
(d)   Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.
(e)   Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.
Section 9.10   Assignment.   No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.11   Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
THE FIRST BANCSHARES, INC.
By:	/s/M. Ray Cole, Jr.
Name:	M. Ray Cole, Jr.
Title:	Vice Chairman, President and Chief Executive Officer
FPB FINANCIAL CORP.
By:	/s/Fritz W. Anderson, II
Name:	Fritz W. Anderson, II
Title:	Chairman of the Board and CEO
[Signature Page to Agreement and Plan of Merger]

Exhibit A
FORM OF VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is dated as of November 6, 2018, by and between the undersigned holder (“Shareholder”) of common stock of FPB Financial Corp., a Louisiana corporation (“FPB”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and FPB are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) FPB will merge with and into FBMS, with FBMS as the surviving entity, and (ii) Florida Parishes Bank, a federal savings bank and wholly-owned subsidiary of FPB, will merge with and into The First, A National Banking Association, a national banking association and direct wholly-owned subsidiary of FBMS (“The First Bank”), with The First Bank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of FPB, $0.01 par value per share (“FPB Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock;
WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of  (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of FPB Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of FPB Common Stock Subject to this Agreement;” provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of FPB Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and
WHEREAS, it is a material inducement to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of, and as a material inducement to, FBMS entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by FBMS in connection therewith, Shareholder and FBMS agree as follows:
Section 1.   Agreement to Vote Shares.   Shareholder, solely in his, her or its capacity as a shareholder of FPB, agrees that, while this Agreement is in effect, at any meeting of shareholders of FPB, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval in his, her or its capacity as a shareholder of FPB, except as otherwise agreed to in writing in advance by FBMS, Shareholder shall:
(a)   appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)   vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of FPB and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FPB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of FPB, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
Section 2.   No Transfers.   Until the earlier of  (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite FPB Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (d) transfers or the surrender of Shares in connection with the payment of any withholding taxes owed by the holder of an FPB Restricted Share upon the vesting of an FPB Restricted Share, and (e) such transfers as FBMS may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
Section 3.   Representations and Warranties of Shareholder.   Shareholder represents and warrants to and agrees with FBMS as follows:
(a)   Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.
(b)   This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by FBMS, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)   The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
(d)   Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of FPB other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any FPB Restricted Shares.
Section 4.   No Solicitation.   From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, solely in his, her or its capacity as a shareholder of FPB, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such

Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) except in his capacity as a director or officer of FPB and under circumstances for which such actions are permitted for FPB under the Merger Agreement, participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than FBMS) any information or data with respect to FPB or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of FPB’s shareholders with respect to an Acquisition Proposal.
Section 5.   Specific Performance; Remedies; Attorneys’ Fees.   Shareholder acknowledges that it is a condition to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to FBMS if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FBMS will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FBMS has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FBMS’ seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, FBMS shall have the right to inform any third party that FBMS reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of FBMS hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with FBMS set forth in this Agreement may give rise to claims by FBMS against such third party.
Section 6.   Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of  (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) two (2) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.
Section 7.   Entire Agreement.   This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 8.   Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 9.   Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.   Capacity as Shareholder.   This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of FPB, and it shall not apply in any manner to Shareholder in his, her or its capacity as a director or officer of FPB, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of FPB, if applicable.
Section 11.   Governing Law.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
Section 12.   Jurisdiction.   Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 13.   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
Section 14.   Waiver of Appraisal Rights; Further Assurances.   To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at FBMS’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against FBMS, The First Bank, FPB, Florida Parishes Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.
Section 15.   Disclosure.   Shareholder hereby authorizes FPB and FBMS to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that FBMS shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.
Section 16.   Ownership.   Nothing in this Voting Agreement shall be construed to give FBMS any rights to exercise or direct the exercise of voting power as owner of the Shares or to vest in FBMS any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, notwithstanding the provisions of this Voting Agreement, and FBMS shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of FPB or to exercise any power or authority to direct the Shareholder in voting any of the Shares, except as otherwise expressly provided herein.

Section 17.   Fiduciary Duty.   No provision of this Agreement shall preclude or in any way limit the Shareholder (or any representative of the Shareholder) from exercising his or her fiduciary duties as a member of the Board of Directors or an officer of FPB.
Section 18.   Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name:   M. Ray Cole, Jr.
Title:     President and Chief Executive Officer
SHAREHOLDER

Printed Name:
Total Number of Shares of FPB Common Stock Subject to this Agreement:

Signature Page — Voting Agreement

Execution Version
EXHIBIT B
FORM OF PLAN OF MERGER AND MERGER AGREEMENT
FLORIDA PARISHES BANK
with and into
THE FIRST, A NATIONAL BANKING ASSOCIATION
under the charter of
THE FIRST, A NATIONAL BANKING ASSOCIATION
under the title of
“THE FIRST, A NATIONAL BANKING ASSOCIATION”
(“Resulting Bank”)
THIS PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2018, by and between The First, A National Banking Association (“The First”), a national banking association, with its main office located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, and Florida Parishes Bank, a Federal savings bank, with its main office located at 1300 W. Morris Ave., Hammond, LA 70403 (“Florida Parishes Bank,” together with The First, the “Banks”).
WHEREAS, at least a majority of the entire Board of Directors of The First has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of The National Bank Act (the “Act”);
WHEREAS, at least a majority of the entire Board of Directors of Florida Parishes Bank has approved this Agreement and authorized its execution in accordance with the provisions of the HomeOwners’ Loan Act, as amended (“HOLA”);
WHEREAS, The First Bancshares, Inc. (“FBMS”), which owns all of the outstanding shares of capital stock of The First, and FPB Financial Corp. (“FPB”), which owns all of the outstanding shares of capital stock of Florida Parishes Bank, have entered into an Agreement and Plan of Merger (the “Holding Company Agreement”) which, among other things, contemplates the merger of FPB with and into FBMS, all subject to the terms and conditions of such Holding Company Agreement (the “Holding Company Merger”)
WHEREAS, FBMS, as the sole shareholder of The First, and FPB, as the sole shareholder of Florida Parishes Bank, have approved this Agreement; and
WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of Florida Parishes Bank with and into The First, with The First being the surviving bank of such merger transaction (the “Bank Merger”) subject to, and as soon as practicable following, the closing of the Holding Company Merger.
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:
SECTION 1
Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) and pursuant to the Act and the provisions of Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(c)), Florida Parishes Bank shall be merged with and into The First. The First shall continue its existence as the surviving bank (the “Resulting Bank”) under the charter of the Resulting Bank and the separate corporate existence of Florida Parishes Bank shall cease. The Bank Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger. (such date and time when the Bank Merger becomes effective, the “Effective Time”).

SECTION 2
The name of the Resulting Bank shall be “The First, A National Banking Association” or such other name as such bank may adopt prior to the Effective Time. The Resulting Bank will exercise trust powers.
SECTION 3
The business of the Resulting Bank from and after the Effective Time shall be that of a national banking association. The business of the Resulting Bank shall be conducted from its main office which shall be located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, as well as at its legally established branches and at the banking offices of Florida Parishes Bank that are acquired in the Bank Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Bank Merger as branch offices of The First). The savings accounts of the Resulting Bank will be issued by the Resulting Bank in accordance with the Act.
SECTION 4
At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of The First issued and outstanding immediately prior to Effective Time. Preferred stock shall not be issued by the Resulting Bank.
SECTION 5
All assets of Florida Parishes Bank and the Resulting Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of Florida Parishes Bank and the Resulting Bank existing as of the Effective Time, all in accordance with the provisions of the Act.
SECTION 6
The Banks shall contribute to the Resulting Bank acceptable assets having a book value, over and above liability to its creditors, in such amounts as set forth on the books of The First and Florida Parishes Bank at the Effective Time.
SECTION 7
At the Effective Time, each outstanding share of common stock of Florida Parishes Bank shall be cancelled with no consideration being paid therefor.
Outstanding certificates representing shares of the common stock of Florida Parishes Bank shall, at the Effective Time, be cancelled.
SECTION 8
Upon the Effective Time, the then outstanding shares of The First’s common stock shall continue to remain outstanding shares of The First’s common stock, all of which shall continue to be owned by FBMS.
SECTION 9
The directors of the Resulting Bank following the Effective Time shall consist of those directors of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
SECTION 10
This Agreement and consummation of the Bank Merger in accordance with the terms hereof is also subject to the following terms and conditions:
a)
The Holding Company Merger shall have closed and become effective.

b)
The OCC shall have approved this Agreement and the Bank Merger and shall have issued all other necessary authorizations and approvals for the Bank Merger, and any statutory waiting period shall have expired.

c)
The Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger.

SECTION 11
Each of the Banks hereby invites and authorizes the OCC to examine each of the Bank’s records in connection with the Bank Merger.
SECTION 12
Effective as of the Effective Time, the articles of association and bylaws of the Resulting Bank shall consist of the articles of association and bylaws of The First as in effect immediately prior to the Effective Time.
SECTION 13
This Agreement shall terminate if and at the time of any termination of the Holding Company Agreement.
SECTION 14
This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.
Except to the extent federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi without regard to principles of conflicts of laws.
This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns. Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.
This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
[Signatures on Following Page]

IN WITNESS WHEREOF, Florida Parishes Bank and The First have entered into this Agreement as of the date first set forth above.
FLORIDA PARISHES BANK
By:

Name:
Title:
THE FIRST, A NATIONAL BANKING ASSOCIATION
By:

Name: M. Ray Cole, Jr.
Title: President and Chief Executive Officer
[Signature Page to Bank Plan of Merger and Merger Agreement]

Exhibit A
Banking Offices of the Resulting Bank
[To be completed prior to filing.]

EXHIBIT C
FORM OF NON-COMPETITION AND NON-DISCLOSURE AGREEMENT
This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of November 6, 2018, by and between                                      an individual resident of the State of Louisiana (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and FPB Financial Corp., a Louisiana corporation (“FPB”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) FPB will merge with and into FBMS, with FBMS as the surviving entity, and (ii) Florida Parishes Bank, a federal savings bank and wholly-owned subsidiary of FPB, will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);
WHEREAS, Director is a shareholder of FPB and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of FPB Common Stock held by Director;
WHEREAS, as of and prior to the date hereof, Director serves and has served as a member of the Board of Directors of FPB or Florida Parishes Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);
WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time will have paid valuable consideration and desires reasonable protection; and
WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of FPB and Florida Parishes Bank, including Director, enter into this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:
Section 1.   Restrictive Covenants.
(a)   Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.
(b)   Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:
(i)   From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law, provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed. Nothing contained in this Agreement limits the Director’s ability to file a charge or complaint with the

Equal Employment Opportunity Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission that has jurisdiction over FPB or any of its subsidiaries or affiliates (the “Government Agencies”). The Director further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to FPB or any of its subsidiaries or affiliates. This Agreement does not limit the Director’s right to receive an award for information provided to any Government Agencies. In addition, pursuant to the Defend Trade Secrets Act of 2016, the Director understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order.
(ii)   Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, FPB or Florida Parishes Bank (each a “Protected Party”), including actively sought prospective customers of Florida Parishes Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.
(iii)   Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.
(iv)   For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.
(c)   For purposes of this Section 1, the following terms shall be defined as set forth below:
(i)   “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.
(ii)   “Confidential Information” means data and information:
(A)   relating to the business of FPB and its Subsidiaries, including Florida Parishes Bank, regardless of whether the data or information constitutes a Trade Secret;
(B)   disclosed to Director or of which Director became aware as a consequence of Director’s relationship with FPB and/or Florida Parishes Bank;
(C)   having value to FPB and/or Florida Parishes Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and

(D)   not generally known to competitors of FPB or FBMS (including competitors to Florida Parishes Bank or The First).
Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from FPB or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.
(iii)   “Restricted Territory” means each parish in Louisiana where Florida Parishes Bank operates a banking office at the Effective Time and each parish contiguous to each of such parishes.
(iv)   “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:
(A)   derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(B)   is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(d)   Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.
Section 2.Term; Termination.   This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of  (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.
Section 3. Notices.   All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to FBMS:	The First Bancshares, Inc. 6480 U.S. Highway 98 West Hattiesburg, MS 39404-5549 Attn: M. Ray Cole, Jr., President & CEO E-mail: hcole@thefirstbank.com
If to Director:	The address of Director’s principal residence as it appears in FPB’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.
Section 4. Governing Law; Jurisdiction.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 5. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 6. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 7. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
Section 8. Entire Agreement.   This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 9. Construction; Interpretation.   Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:
Name:   M. Ray Cole, Jr.
Title:     President and Chief Executive Officer
DIRECTOR

Printed Name:
Signature Page — Non-Competition and Non-Disclosure Agreement

Schedule I
For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:
1.   The provision of legal services by Director to any Person.
2.   The offer and sale of insurance products by Director to any Person.
3.   The provision of investment advisory and brokerage services by Director to any Person.
4.   The provision of private equity/venture capital financing by Director to any Person.
5.   The provision of accounting services by Director to any Person.
6.   The ownership of 5% or less of any class of securities of any Person.
7.   The provision of automobile financing in connection with the operation of auto dealerships.
8.   Obtaining banking-related services or products for entities owned or controlled by the Director.
9.   Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.
10.   Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.
For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of  §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS as of the date of this Agreement cease for any reason to constitute at least a majority of the board of directors of FBMS.

EXHIBIT D
FORM OF CLAIMS LETTER
November 6, 2018
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Ladies and Gentlemen:
This letter is delivered pursuant to the Agreement and Plan of Merger, dated as of November 6, 2018 (the “Merger Agreement”), by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and FPB Financial Corp., a Louisiana corporation (“FPB”).
Concerning any claims which the undersigned may have against FPB or any of its subsidiaries, including Florida Parishes Bank (each, a “FPB Entity”), in his or her capacity as an officer, director or employee of any FPB Entity, and in consideration of the promises and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:
Section 1.   Definitions.   Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.
Section 2.   Release of Certain Claims.
(a)   The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each FPB Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director or employee of any FPB Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to FBMS on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.
(b)   For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:
(i)   any Claims that the undersigned may have in any capacity other than as an officer, director or employee of any FPB Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and Florida Parishes Bank, (B) Claims as a depositor under any deposit account with Florida Parishes Bank, (C) Claims as the holder of any Certificate of Deposit issued by Florida Parishes Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any FPB Entity; (E) Claims in his or her capacity as a shareholder of FPB, and (F) Claims as a holder of any check issued by any other depositor of Florida Parishes Bank;
(ii)   the Claims excluded in Section 2(a)(i) above;
(iii)   any Claims that the undersigned may have under the Merger Agreement;

(iv)   any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any FPB Entity, under Louisiana law or the Merger Agreement;
(v)   any Claims that are (A) based upon facts and circumstances arising after the date hereof and prior to the Closing Date, and (B) have been asserted in writing to FPB and FBMS prior to the Closing Date;
(vi)   any Claims that arise on or after the Closing Date; or
(vii)   any rights or Claims listed on Schedule I to this Agreement.
Section 3.   Forbearance.   The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.
Section 4.   Miscellaneous.
(a)   This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b)   This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.
(c)   This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.
(d)   This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.
(e)   The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.
(f)   This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.
(g)   If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).
(h)   Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.
(i)   Any civil action, counterclaim, proceeding or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.
[Signature Page Follows]

Sincerely,

Signature of Director

Name of Director
Signature Page — Claims Letter

On behalf of The First Bancshares, Inc., I hereby acknowledge receipt of this letter as of this 6th day of November, 2018.
THE FIRST BANCSHARES, INC.
By:
Name:    M. Ray Cole, Jr.
Title:      President and Chief Executive Officer
Signature Page — Claims Letter

Schedule I
Additional Excluded Claims
None.

Annex B
November 5, 2018
Board of Directors
FPB Financial Corp.
1300 West Morris Avenue
P.O. Box 99
Hammond, LA 70403
Ladies and Gentlemen:
FPB Financial Corp. (“FPB”) and The First Bancshares, Inc. (“FBMS”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which FPB will, subject to the terms and conditions set forth in the Agreement, merge with and into FBMS with FBMS being the surviving entity (the “Merger”). Pursuant to the terms and conditions of the Agreement, at the Effective Time, each share of FPB’s common stock, par value $0.01 per share (“FPB Common Stock”), issued and outstanding immediately prior to the Effective Time, except for certain shares of FPB Common Stock as specified in the Agreement, will be converted into and exchanged for the right to receive 0.83 of a share (the “Exchange Ratio”) of FBMS common stock, par value $1.00 per share (“FBMS Common Stock”). The Agreement provides, generally, that the Exchange Ratio is subject to adjustment as set forth below: (i) if the Measurement Price is greater than $43.39 per share, then the Exchange Ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $36.01 by the Measurement Price; and (ii) if the Measurement Price is less than $34.61 per share, then the Exchange Ratio shall be adjusted to equal the quotient (rounded to the nearest ten thousandth of a share) obtained by dividing $28.73 by the Measurement Price. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of FPB Common Stock.
Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) an execution version of the Agreement; (ii) certain publicly available financial statements and other historical financial information of FPB and its banking subsidiary, Florida Parishes Bank, that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of FBMS and its banking subsidiaries, Farmers & Merchants Bank and First, A National Banking Association, that we deemed relevant; (iv) certain internal financial projections for FPB for the years ending December 31, 2018 and December 31, 2019, as provided by the senior management of FPB, as well as a long-term net income growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of FPB; (v) an internal earnings per share estimate for FBMS for the year ending December 31, 2018, as provided by the senior management of FBMS, publicly available median analyst earnings per share estimates for FBMS for the year ending December 31, 2019 as well as a long-term earnings per share growth rate for the years thereafter, as provided by the senior management of FBMS, and publicly available median analyst dividends per share estimates for the years ending

December 31, 2018 and December 31, 2019 with estimated annual dividends per share for the years thereafter, as provided by the senior management of FBMS; (vi) the pro forma financial impact of the Merger on FBMS based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as provided by the senior management of FBMS; (vii) the publicly reported historical price and trading activity for FPB Common Stock and FBMS Common Stock, including a comparison of certain stock market information for FPB Common Stock and FBMS Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for FPB and FBMS with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the banking industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of FPB and its representatives the business, financial condition, results of operations and prospects of FPB and held similar discussions with certain members of the management of FBMS and its representatives regarding the business, financial condition, results of operations and prospects of FBMS.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by FPB or FBMS or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of FPB and FBMS that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FPB or FBMS or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of FPB or FBMS. We did not make an independent evaluation of the adequacy of the allowance for loan losses of FPB or FBMS, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to FPB or FBMS. We have assumed, with your consent, that the respective allowances for loan losses for both FPB and FBMS are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Sandler O’Neill used certain internal financial projections for FPB for the years ending December 31, 2018 and December 31, 2019, as provided by the senior management of FPB, as well as a long-term net income growth rate for the years thereafter and estimated dividends per share for the years ending December 31, 2018 through December 31, 2022, as provided by the senior management of FPB. In addition, Sandler O’Neill used an internal earnings per share estimate for FBMS for the year ending December 31, 2018, as provided by the senior management of FBMS, publicly available median analyst earnings per share estimates for FBMS for the year ending December 31, 2019 as well as a long-term earnings per share growth rate for the years thereafter, as provided by the senior management of FBMS, and publicly available median analyst dividends per share estimates for the years ending December 31, 2018 and December 31, 2019 with estimated annual dividends per share for the years thereafter, as provided by the senior management of FBMS. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as provided by the senior management of FBMS. With respect to the foregoing information, the respective senior managements of FPB and FBMS confirmed to us that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of FPB and FBMS, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of FPB or FBMS since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that FPB and FBMS will remain as going concerns for all periods relevant to our analysis.
We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on FPB, FBMS, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that FPB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.
Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of FPB Common Stock or FBMS Common Stock at any time or what the value of FBMS Common Stock will be once it is actually received by the holders of FPB Common Stock.
We have acted as FPB’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. FPB has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date hereof we have not provided any other investment banking services to FPB, nor has Sandler O’Neill provided any investment banking services to FBMS in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to FPB, FBMS and their respective affiliates. We may also actively trade the equity and debt securities of FPB, FBMS and their respective affiliates for our own account and for the accounts of our customers.
Our opinion is directed to the Board of Directors of FPB in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of FPB as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of FPB Common Stock and does not address the underlying business decision of FPB to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for FPB or the effect of any other transaction in which FPB might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of FPB or FBMS, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion may not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to holders of FPB Common Stock from a financial point of view.
Very truly yours,

Annex C
PART 13. APPRAISAL RIGHTS
SUBPART A. RIGHT TO APPRAISAL AND
PAYMENT FOR SHARES
§1-1301. Definitions
In this Part, the following meanings shall apply:
(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of R.S. 12:1-1302(B)(4), an entity is deemed to be an affiliate of its senior executives.
(2) “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in R.S. 12:1-1322 through 1-1331, includes the surviving entity in a merger.
(3.1) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.
(4) “Fair value” means the value of the corporation’s shares determined immediately before the effectuation of the corporate action to which the shareholder objects, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to R.S. 12:1-1302(A)(5).
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of judicial interest.
(5.1) “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action, satisfies any of the following criteria:
(a) Was the beneficial owner of twenty percent or more of the voting power of the corporation, other than as owner of excluded shares.
(b) Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.
(c) Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:
(i) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.
Allston & Bird LLP

(ii) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in R.S. 12:1-862.
(iii) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(5.2) “Interested transaction” means a corporate action described in R.S. 12:1-1302(A) involving an interested person in which any of the shares or assets of the corporation are being acquired or converted.
(6) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.
(7) [Reserved.]
(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.
(9) “Shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015; Acts 2016, No. 442, §1.
§1-1302. Right to appraisal
A. A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(1) Consummation of a merger to which the corporation is a party if either of the following apply:
(a) Shareholder approval is required for the merger by R.S. 12:1-1104, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.
(b) The corporation is a subsidiary and the merger is governed by R.S. 12:1-1105.
(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.
(3) Consummation of a disposition of assets pursuant to R.S. 12:1-1202, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if, under the terms of the corporate action approved by the shareholders, there is to be distributed to shareholders in cash its net assets in excess of a reasonable amount reserved to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution, and the disposition of assets is not an interested transaction.
(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.
(5) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.
(6) Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the domestication.
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(7) Consummation of a conversion of the corporation to nonprofit status pursuant to Subpart C of Part 9 of this Chapter.
(8) Consummation of a conversion of the corporation to an unincorporated entity pursuant to Subpart E of Part 9 of this Chapter.
B. Notwithstanding Subsection A of this Section, the availability of appraisal rights under Paragraphs (A)(1), (2), (3), (4), (6), and (8) of this Section shall be limited in accordance with the following provisions:
(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is one of the following:
(a) A covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.
(b) Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, and directors and by beneficial shareholders and voting trust beneficial owners owning more than ten percent of such shares.
(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.
(2) The applicability of Paragraph (B)(1) of this Section shall be determined as of either of the following:
(a) The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.
(b) The day before the effective date of such corporate action if there is no meeting of shareholders.
(3) Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in Paragraph (B)(1) of this Section at the time the corporate action becomes effective or, in the case of the consummation of a disposition of assets pursuant to R.S. 12:1-1202, unless such cash, shares, or proprietary interests are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of the distribution.
(4) Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares where the corporate action is an interested transaction.
C. Notwithstanding any other provision of this Section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, except for both of the following:
(1) No such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a nonprofit conversion under Subpart C of Part 9 of this Chapter or a conversion to an unincorporated entity under Subpart E of Part 9 of this Chapter or a merger having a similar effect.
(2) Any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment, or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.
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Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1303. Assertion of rights by nominees and beneficial shareholders
A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this Subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
B. A beneficial shareholder and voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in R.S. 12:1-1322(B)(2)(b), and does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or voting trust beneficial owner.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
SUBPART B. PROCEDURE FOR EXERCISE
OF APPRAISAL RIGHTS
§1-1320. Notice of appraisal rights
A. Where any corporate action specified in R.S. 12:1-1302(A) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this Part. If the corporation concludes that appraisal rights are or may be available, one of the following statements shall be included in the meeting notice sent to those record shareholders entitled to exercise appraisal rights:
(1) If the corporation wishes for shareholders to be subject to the requirements of R.S. 12:1-1321(A)(1):
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
(2) If the corporation is waiving the requirements of R.S. 12:1-1321(A)(1):
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law not to vote, or cause or permit to be voted, in favor of the proposed corporation action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with the requirement, and the action proposed in this notice take effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
B. In a merger pursuant to R.S. 12:1-1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in R.S. 12:1-1322.
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C. Where any corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent of the shareholders pursuant to R.S. 12:1-704.
(1) Written notice that appraisal rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the following statement must be included in the notice:
“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law not to sign any consent in favor of the proposed corporate action with respect to any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with this requirement, and the corporate action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.”
(2) Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by R.S. 12:1-704(E) and (F), may include the materials described in R.S. 12:1-1322 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Part and the following statement:
“Appraisal rights allow a shareholder to avoid the effects of the corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. A shareholder may obtain appraisal rights only by completing and returning an appraisal form that the law requires the corporation to send to the shareholder, and by complying with all other requirements of Part 13 of the Business Corporation Act, a copy of which is enclosed.”
D. Where corporate action described in R.S. 12:1-1302(A) is proposed, or a merger pursuant to R.S. 12:1-1105 is effected, the notice referred to in Subsection A or C of this Section, if the corporation concludes that appraisal rights are or may be available, and in Subsection B of this Section shall be accompanied by both of the following:
(1) The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than sixteen months before the date of the notice and shall comply with R.S. 12: 1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
(2) The latest available quarterly financial statements of such corporation, if any.
E. The right to receive the information described in Subsection D of this Section may be waived in writing by a shareholder before or after the corporate action. If the information described in Subsection D of this Section is not publicly available, the shareholder who receives it owes a duty to the corporation to use and disclose the information only for purposes of deciding whether to exercise appraisal rights and for other proper purposes.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1321. Notice of intent to demand appraisal and consequences of voting or consenting
A. If a corporate action specified in R.S. 12:1-1302(A) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do both of the following:
(1) Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand appraisal if the proposed action is effectuated.
(2) Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
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B. If a corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent, a shareholder may assert appraisal rights with respect to a class or series of shares only if the shareholder does not sign a consent in favor of the proposed action with respect to that class or series of shares.
C. A shareholder who fails to satisfy the requirements of Subsection A or B of this Section is not entitled to appraisal under this Part.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1322. Appraisal notice and form
A. If a corporate action requiring appraisal rights under R.S. 12:1-1302(A) becomes effective, the corporation must send a written appraisal notice and the form required by Paragraph (B)(1) of this Section to all shareholders who satisfy the requirements of R.S. 12:1-1321(A) or R.S. 12:1-1321(B). In the case of a merger under R.S. 12:1-1105, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
B. The appraisal notice must be delivered no earlier than the date the corporate action specified in R.S.  12:1-1302(A) became effective, and no later than ten days after such date, and must do all of the following:
(1) Supply a form that requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction.
(2) State all of the following:
(a) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under Subparagraph (B)(2)(b) of this Section.
(b) A date by which the corporation must receive the form, which date may not be fewer than forty nor more than sixty days after the date the appraisal notice is sent pursuant to Subsection A of this Section, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
(c) The corporation’s estimate of the fair value of the shares.
(d) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in Subparagraph (B)(2)(b) of this Section the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
(e) The date by which the notice to withdraw under R.S. 12:1-1323 must be received, which date must be at least twenty days after the date specified in Subparagraph (B)(2)(b) of this Section.
(3) Be accompanied by a copy of this Part.
C. A corporation may elect to withhold payment as permitted by R.S. 12:1-1325 only if the form required by Subsection B of this Section does both of the following:
(1) Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action.
(2) If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1323. Perfection of rights and right to withdraw
A. A shareholder who receives notice pursuant to R.S. 12:1-1322 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to R.S. 12:1-1322(B)(2)(b). In addition, if applicable, the shareholder must certify on the form
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whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to R.S. 12:1-1322(B)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under R.S. 12:1-1325. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to Subsection B of this Section.
B. A shareholder who has complied with Subsection A of this Section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to R.S. 12:1-1322(B)(2)(e). A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in R.S. 12:1-1322(B), shall not be entitled to payment under this Part.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1324. Payment
A. Except as provided in R.S. 12:1-1325, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, the corporation shall pay in cash to those shareholders who complied with R.S. 12:1-1323(A) the amount the corporation estimates to be the fair value of their shares, plus interest.
B. Except as provided in Subsection C of this Section, the payment to each shareholder pursuant to Subsection A of this Section must be accompanied by all of the following:
(1)(a) The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares to be appraised, which shall be of a date ending not more than sixteen months before the date of payment and shall comply with R.S. 12:1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
(b) The latest available quarterly financial statements of such corporation, if any.
(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to R.S. 12:1-1322(B)(2)(c).
(3) A statement that shareholders described in Subsection A of this Section have the right to demand further payment under R.S. 12:1-1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this Part.
C. The financial information described in Paragraph (B)(1) of this Section need not accompany the corporation’s payment under Subsection A of this Section if the corporation has earlier delivered to the shareholder financial information that meets the requirements of Paragraph (B)(1) of this Section as of the time of the payment.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1325. After-acquired shares
A. A corporation may elect to withhold payment required by R.S. 12:1-1324 from any shareholder who was required to, but did not, certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date specified in the appraisal notice sent in accordance with R.S. 12:1-1322(B)(1) and R.S. 12:1-1322(C).
B. If the corporation elects to withhold payment under Subsection A of this Section, it must, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, notify all shareholders who are described in Subsection A of this Section of all of the following:
(1) The information required by R.S. 12:1-1324(B)(1).
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(2) The corporation’s estimate of fair value pursuant to R.S. 12:1-1324(B)(2).
(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under R.S. 12:1-1326.
(4) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.
(5) That those shareholders who do not satisfy the requirements for demanding appraisal under R.S. 12:1-1326 shall be deemed to have accepted the corporation’s offer.
C. Within ten days after receiving the shareholder’s acceptance pursuant to Subsection B of this Section, the corporation must pay in cash the amount it offered under Paragraph (B)(2) of this Section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
D. Within forty days after sending the notice described in Subsection B of this Section, the corporation must pay in cash the amount it offered to pay under Paragraph (B)(2) of this Section to each shareholder described in Paragraph (B)(5) of this Section.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1326. Procedure if shareholder dissatisfied with payment or offer
A. A shareholder paid pursuant to R.S. 12:1-1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under R.S. 12:1-1324. A shareholder offered payment under R.S. 12:1-1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
B. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under Subsection A of this Section within thirty days after receiving the corporation’s payment or offer of payment under R.S. 12:1-1324 or 1-1325, respectively, waives the right to demand payment under this Section and shall be entitled only to the payment made or offered pursuant to those respective Sections.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
SUBPART C. JUDICIAL APPRAISAL OF SHARES
§1-1330. Court action
A. If a shareholder makes demand for payment under R.S. 12:1-1326 which remains unsettled, the corporation shall commence a summary proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to R.S. 12:1-1326, plus interest, within ten days after the expiration of the sixty-day period.
B. The corporation shall commence the proceeding in the district court of the parish where the corporation’s principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the parish in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
C. The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, and all parties must be served with a copy of the petition. Nonresidents may be served as provided by law.
D. The jurisdiction of the court in which the proceeding is commenced under Subsection B of this Section is exclusive. The court may appoint an appraiser to file a written report with the court on the question of fair value. The appraiser shall have the powers described in the appointing order, or in any
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amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. If the court appoints an appraiser, the appraiser’s written report shall be treated as the report of an expert witness, and the corporation and shareholders demanding appraisal shall be entitled to depose and to examine and cross-examine the appraiser as an expert witness.
E. Each shareholder made a party to the proceeding is entitled to judgment for either of the following:
(1) The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.
(2) The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under R.S. 12:1-1325.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
§1-1331. Court costs and expenses
A. The court in an appraisal proceeding commenced under R.S. 12:1-1330 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.
B. The court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable against either of the following:
(1) The corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of R.S. 12:1-1320, 1-1322, 1-1324, or 1-1325.
(2) Either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.
C. If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefitted.
D. To the extent the corporation fails to make a required payment pursuant to R.S. 12:1-1324, 1-1325, 1-1326, or 1-1330(A), the shareholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit. The shareholder’s right to enforce the corporation’s payment obligation under this Subsection is perempted five years after the date that the payment by the corporation becomes due under the relevant provision.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
SUBPART D. OTHER REMEDIES
§1-1340. Other remedies limited
A. The legality of a proposed or completed corporate action described in R.S. 12:1-1302(A) may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in any proceeding commenced by a shareholder after the shareholders have approved the corporate action.
B. The appraisal rights provided by this Part are the exclusive remedy of a shareholder in connection with a corporate action for which R.S. 12:1-1302 makes appraisal rights available if either of the following conditions is satisfied:
(1) The shareholder is not subject to the requirements of R.S. 12:1-1321(A)(1) concerning the delivery of a written notice of the shareholder’s intent to assert appraisal rights.
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(2) The corporation waives the requirements of R.S. 12:1-1321(A)(1).
C. If Subsection B of this Section makes appraisal rights the exclusive remedy of a shareholder, then the shareholder shall not have any other cause of action for damages or for any other form of relief against the corporation, or any director, officer, employee, agent, or controlling person of the corporation, in connection with the corporate action for which R.S. 12:1-1302 makes appraisal rights available.
D. If the corporation waives the requirements of R.S. 12:1-1321(A)(1), a shareholder may assert appraisal rights without complying with those requirements. A corporation waives the requirements of R.S. 12:1-1321(A)(1) by sending shareholders the notice specified in R.S. 12:1-1320(A)(2).
E. Subsections A, B, and C of this Section do not apply to a corporate action that is any of the following:
(1) Not authorized and approved in accordance with the applicable provisions of any of the following:
(a) Part 9, 10, 11, or 12 of this Chapter.
(b) The articles of incorporation or bylaws.
(c) The resolution of the board of directors authorizing the corporate action.
(2) [Reserved.]
(3) [Reserved.]
(4) Approved by less than unanimous consent of the voting shareholders pursuant to R.S. 12:1-704 if both of the following requirements are met:
(a) The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least ten days before the corporate action was effected.
(b) The proceeding challenging the corporate action is commenced within ten days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.
F. Subsections B and C of this Section do not affect any right of a shareholder that is provided by the terms of the corporate action itself if the shareholder does not assert, or loses the right to enforce, appraisal rights under this Part.
Acts 2014, No. 328, §1, eff. Jan. 1, 2015.
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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section s 79-4-8.50 through 79-4-8.59 of the MBCA provide First Bancshares with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of First Bancshares’ directors under certain circumstances. First Bancshares’ bylaws also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as First Bancshares’ representatives or agents in certain circumstances.
Under its bylaws, First Bancshares shall indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, such persons are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with the proceeding, provided the indemnified person acted in a manner he believed in good faith to be in or not opposed to the best interests of First Bancshares, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.
To the extent First Bancshares has funds reasonably available to be used for this purpose, indemnified persons are entitled to have First Bancshares advance expenses incurred prior to final disposition of the proceeding, upon delivery of   (1) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met. The board of directors shall then make a determination that the facts then known would not preclude indemnification under the MBCA. Pursuant to such authority and the provisions of First Bancshares’ bylaws, First Bancshares has purchased insurance against certain liabilities that may be incurred by it and its officers and directors.
Under the bylaws, indemnification may not be authorized if it is established that the person appropriated, in violation of his or her duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit.
In addition to the bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of First Bancshares pursuant to its articles of incorporation or bylaws, or otherwise, First Bancshares has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Item 21.   Exhibits and Financial Statements
A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22.   Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 6, 2018, by and between The First Bancshares, Inc. and FPB Financial Corp. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1	Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to First Bancshares’ Current Report on Form 8-K filed on July 28, 2016).
3.2	Amendment to the Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to First Bancshares’ Quarterly Report on Form 10-Q filed on August 9, 2018).
3.3	Amended and Restated Bylaws of The First Bancshares, Inc., effective as of March 17, 2016 (incorporated herein by reference to Exhibit 3.2 to First Bancshares’ Current Report on Form 8-K filed on March 18, 2016).
4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.3 to First Bancshares’ Registration Statement No. 333-220491 on Form S-3 filed on September 15, 2017).
5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.
8.1	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.
8.2	Opinion of Silver, Freedman, Taff & Tiernan LLP regarding certain U.S. federal income tax matters.
21.1	Subsidiaries of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 21.1 to First Bancshares’ Annual Report on Form 10-K filed on March 16, 2018)
23.1	Consent of Alston & Bird LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).
23.2	Consent of Silver, Freedman, Taff & Tiernan LLP (included in the opinion referred to in Exhibit 8.2 above).
23.3	Consent of T.E. Lott & Company (with respect to The First Bancshares, Inc.).
24	Power of Attorney (included on the signature page hereto).*
99.1	Consent of Sandler O’Neill & Partners, L.P.
99.2	Form of Proxy of FPB Financial Corp.

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on January 11, 2019.
THE FIRST BANCSHARES, INC.
By:	/s/ M. Ray (Hoppy) Cole, Jr.
	Name:	M. Ray (Hoppy) Cole, Jr.
	Title:	President and Chief Executive Officer
By:	/s/ Donna T. (Dee Dee) Lowery
	Name:	Donna T. (Dee Dee) Lowery
	Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* E. Ricky Gibson	Chairman of the Board and Directors	January 11, 2019
/s/ M. Ray (Hoppy) Cole, Jr. M. Ray (Hoppy) Cole, Jr.	Vice Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	January 11, 2019
/s/ Donna T. (Dee Dee) Lowery Donna T. (Dee Dee) Lowery	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 11, 2019
* Rodney D. Bennett	Director	January 11, 2019
* David W. Bomboy	Director	January 11, 2019
* Charles R. Lightsey	Director	January 11, 2019
* Fred A. McMurry	Director	January 11, 2019
* Thomas E. Mitchell	Director	January 11, 2019
* Ted E. Parker	Director	January 11, 2019
* J. Douglas Seidenburg	Director	January 11, 2019
* Andrew D. Stetelman	Director	January 11, 2019
* By:	/s/ Donna T. (Dee Dee) Lowery
Donna T. (Dee Dee) Lowery Attorney-in-Fact